Exhibit 10.14
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into this 7th day of April, 2009, by and among NATIONAL HOLDINGS CORPORATION, a Delaware corporation (the “Company”) and FUND.COM INC., a Delaware corporation, and/or its Affiliate (collectively, the “Investor”).

Recitals

A.           The Company and the Investor are executing and delivering this Agreement and the exhibits hereto, in order to provide working capital to the Company and the Subsidiaries and to facilitate the expansion of the brokerage and investment banking business of the Company and its Subsidiaries, as contemplated by Section 7.5 of this Agreement; and

B.           The Investor wishes to purchase from the Company and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, the following securities of the Company (collectively, the “Securities”):

(i)           an aggregate of 5,000 shares of Series C Preferred Stock, at a purchase price of $1,000.00 per share, which is convertible (subject to adjustment) into 6,666,666 shares of the Company’s Common Stock, and which contains the rights, designations and privileges as are set forth in the Series C Certificate of Designations;

(ii)           the Class A Warrant; and

(iii)           the Class B Warrant; and

C.           Contemporaneous with the sale of the Series C Preferred Stock and the Warrants, (i) the parties hereto will execute and deliver the Registration Rights Agreement, and (ii) the Investor, the Company, Leonard J. Sokolow and Mark Goldwasser will execute and deliver the Voting Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“10% Convertible Note Holder(s)” shall mean St. Cloud Capital Partners II, L.P. or any subsequent holders of the 10% Convertible Notes.

“10% Convertible Notes” shall mean the collective reference to the $3,000,000 principal of 10% senior subordinated convertible promissory notes of the Company, dated March 31, 2008 and the $3,000,000 principal amount of 10% senior subordinated convertible promissory notes of the Company dated June 30, 2008, issued  to the 10% Convertible Note Holders, together with any modifications, amendments or restatements thereof.

“50% Threshold” shall mean, at any point in time, including, without limitation, following the exercise of the Class A Warrant and/or the Class B Warrant, the record ownership by the Investor or its Affiliates of such number of shares of Series C Preferred Stock, Class B Warrant Shares and/or Common Stock of the Company which if (a) owned outright as Common Stock, or (b) as to Series C Preferred Stock (including, without limitation, Class A Warrant Shares), was fully converted into Common Stock, would represent in the aggregate fifty percent (50%) or more of the issued and outstanding shares of Common Stock of the Company at such point in time.

           “Affiliate” means, with respect to any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person.  For purposes of this definition, “control” (including the terms “ controlling,” “ controlled by ” and “ under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Approved Strategic Acquisition” shall mean any proposed Strategic Acquisition that the Company or its Board of Directors desires to consummate, which by a date that shall be not later than five (5) Business Days following the (a) negotiation of definitive terms and conditions of the acquisition agreements with representatives or Affiliates of any Strategic Acquisition being considered by the Company during 2009, and (b) completion of the Company’s and the Investor’s due diligence investigation of such potential Strategic Acquisition, the Investor shall approve in writing and advise the Company of its desire to have the Company consummate.

           “Business Day” means a day, other than a Saturday, Sunday or holiday, on which banks in New York City are open for the general transaction of business.

“Certificate of Amendment shall mean the amendment to the certificate of incorporation of the Company which shall contain such terms and conditions as are set forth in the form of Exhibit H attached hereto and made a part hereof.

“Certificates of Deposit”  shall mean the certificate(s) of deposit aggregating $500,000 and maturing on April 30, 2009 issued by Grand Adirondack Federal Credit Union in favor of the Company or its Significant Subsidiaries (National Securities Corporation and vFinance Investments Inc.), representing the consideration paid to the Company for the Limited Recourse Note.

“Class A Warrant” means the collective reference to: (a) the warrant expiring December 31, 2009 (subject to extension to December 31, 2010 as provided therein), entitling the Investor or any subsequent holder to purchase the Class A Warrant Shares at the Class A Warrant Exercise Price, and containing such other terms and conditions as are set forth in the form of Class A Warrant attached hereto as Exhibit B-1 and made a part hereof; and (b) upon consummation of the Class A Warrant Exchange, the warrant expiring December 31, 2009 (subject to extension to December 31, 2010, as provided therein), entitling the Investor or any subsequent holder to purchase the Class A Warrant Shares in the form of Company Common Stock at the Class A Warrant Exercise Price, and containing such other terms and conditions as are set forth in the form attached hereto as Exhibit B-2 and made a part hereof.

“Class A Warrant Exchange” shall mean the exchange of the Class A Warrant in the form of Exhibit B-1 attached hereto for the Class A Warrant in the form of Exhibit B-2 attached hereto, to be consummated within three (3) Business Days following the date of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, all as contemplated by Section 7.9 of this Agreement.

“Class A Warrant Exercise Price” means: (a) as to Class A Warrant in the form of Exhibit B-1 attached hereto, One Thousand Dollars ($1,000.00) per share of Series C Preferred Stock, subject to adjustment as provided in the Series C Certificate of Designations; and (b) upon consummation of the Class A Warrant Exchange, as to the Class A Warrant in the form of Exhibit B-2 attached hereto, Seventy-Five Cents ($0.75) per share of Company Common Stock, subject to adjustment as provided in such Class A Warrant.

“Class A Warrant Shares” shall mean the collective reference to: (a) an aggregate of Seventeen Thousand Five Hundred (17,500) shares of Series C Preferred Stock, subject to adjustment as provided in the Series C Certificate of Designations, that are issuable upon exercise of the Class A Warrant annexed hereto as Exhibit B-1 and made a part hereof; and (b) upon consummation of the Class A Class A Warrant Exchange, an aggregate of 23,333,333 shares of the Company’s Common Stock, that are issuable upon exercise of in the Class A Warrant annexed hereto as Exhibit B-2 and made a part hereof, subject to adjustment as provided in such Class A Warrant.

“Class B Warrant” means the warrant expiring on a date which shall be three (3) years from the Closing Date” (hereinafter defined), entitling the Investor or any subsequent holder to purchase the Class B Warrant Shares at the Class B Warrant Exercise Price, and containing such other terms and conditions as are set forth in the form attached hereto as Exhibit C and made a part hereof.

“Class B Warrant Exercise Price” means Seventy-Five Cents ($0.75) per share of Common Stock, subject to adjustment as provided in the Class B Warrant.

“Class B Warrant Shares” shall mean an aggregate of 2,000,000 shares of Company Common Stock, subject to adjustment as provided in the Class B Warrant.

“Closing Date” means the date of the consummation of the transactions contemplated by this Agreement and the sale by the Company and purchase by the Investor of the Series C Preferred Stock and the Warrants.

“Common Stock” means the authorized shares of common stock, $0.02 par value per share, of the Company, together with any securities into which such common stock may be reclassified.

“Company SEC Filings” has the meaning as defined in Section 4.6 of this Agreement.

“Company Subsidiaries" means the collective reference to (i) the Significant Subsidiaries and the other direct and indirect subsidiaries of the Company listed on Schedule 4.1 to this Agreement, and (ii) any other Subsidiary of the Company to be formed following the Closing Date to consummate a Strategic Acquisition.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of any and all of the 22,500 shares of Series C Preferred Stock.

“Environmental Laws” has the meaning set forth in Section 4.15 hereof.

“FINRA” means the Financial Industry Regulatory Authority.

“Fully-Diluted Common Stock” shall mean the aggregate number of issued and outstanding shares of Common Stock of the Company as at the Closing Date or as of a particular measuring date following the Closing, on a fully-diluted basis, after giving effect to (a) the exercise of all warrants, stock options and other rights to purchase Common Stock, (including the Class A Warrant and the Class B Warrant) then issued and outstanding, and (b) the conversion into Common Stock of all notes, debentures, preferred stock and other convertible securities of the Company then issued and outstanding, including, without limitation, all Common Stock issuable upon conversion of the 5,000 shares of Series C Preferred Stock issued to the Investor on the Closing Date and all Common Stock issuable upon conversion of the 17,500 additional shares of Series C Preferred Stock that may be issuable upon exercise of the Class A Warrant.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Intellectual Property” has the meaning set forth in Section 4.14 hereof.

“Investor Subsidiary” means Fund.com Capital Inc.

“Investor Lock Up Agreement” means that certain agreement to be delivered by the Investor at Closing pursuant to which it will agree not to sell or otherwise transfer any Securities (except to an Affiliate) for a period commencing on the Closing Date and expiring on the close of business on December 31, 2009.

“Investor SEC Filings” has the meaning set forth in Section 5.12 of this Agreement.

“Key Employee(s)” means the individual or collective reference to Mark Goldwasser, Leonard J. Sokolow and Christopher Dewey.

“Key Employees Employment Agreements” shall have the meaning set forth in Section 6.1(n) hereof.

“Knowledge” means (a) as to the Key Employees, the actual knowledge of such Key Employee, after due inquiry, and (b) as to the Company and its Significant Subsidiaries, the actual knowledge of the executive officers (as defined in Rule 405 promulgated under the 1933 Act) of the Company and such Significant Subsidiaries, after due inquiry.

“Limited Recourse Note” means the Five Hundred Thousand Dollar ($500,000) limited recourse non-interest bearing convertible note of the Company payable to the Investor in the form of Exhibit L annexed hereto and made a part hereof.

“Lock Up Agreements” means those certain agreements to be delivered by the Key Employees at Closing pursuant to which those Persons will agree not to sell or otherwise transfer any Common Stock or other securities of the Company owned by them, without the prior consent of the Investor, for a period of not less than one year from the Closing.

“Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of (i) the Company or any of its Significant Subsidiaries, whether individually or taken as a consolidated whole, or (ii) the Company and all of the Company Subsidiaries, when taken as a consolidated whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents.

 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means Five Million ($5,000,000.00) Dollars.
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“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the registration rights agreement, in the form attached hereto as Exhibit D, pursuant to which the Company will agree to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

“Series A Certificate of Designations” means the certificate of designations for the Series A Preferred Stock, filed with the Secretary of State of the State of Delaware on December 21, 2001, as amended or restated from time to time thereafter.

“Series A Preferred Holder(s)” means any one or more Persons who are holders of Series A Preferred Stock.

“Series A Preferred Stock” mean an aggregate of 50,000 authorized shares of Series A redeemable convertible preferred stock of the Company, par value $0.01 per share, that have been authorized for issuance pursuant to the Series A Certificate of Designations, of which 42,957 shares are issued and outstanding as of March 31, 2009.

“Series C Preferred Stock” means the aggregate of 22,500 shares of Series C convertible preferred stock of the Company, par value $.01 per share and Stated Value of $1,000 per share, that has been authorized for issuance to the Investor pursuant to the Series C Certificate of Designations.

“Series C Certificate of Designations” means the certificate of designations for the Series C Preferred Stock which shall contain the rights, designations and privileges as are set forth in the certificate of designations attached as Exhibit A hereto and made a part hereof.

“Securities” means the collective reference to the Series C Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares.

“Stated Value” shall mean the $1,000.00 per share price of each share of Series C Preferred Stock.

“Stock Option Plan” shall mean the 2009 stock option plan of the Company in the form of Exhibit I hereto and made a part hereof.

“Significant Subsidiary” shall mean as at the date hereof, the individual or collective reference to National Securities Corporation, vFinance Investments Inc. and EquityStation Inc.

“Strategic Acquisitions” shall have the meanings referred to in Section 7.5 of this Agreement.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means the collective reference to this Agreement, the Series C Certificate of Designations, the Warrants, the Voting Agreement, the Certificate of Amendment, the Registration Rights Agreement and the Lock-up Agreement.

“Triggering Event” means the first to occur of either (a) the exercise of the Class A Warrant and the payment of not less than $10,000,000 of the applicable Class A Warrant Exercise Price, or (b) the 50% Threshold having been attained or exceeded.

“Voting Agreement” means the voting agreement, in the form attached hereto as Exhibit E  and made a part hereof, to be executed on the Closing Date, among the Investor, the Company, Leonard Sokolow, Mark Goldwasser and Christopher Dewey.

“Waivers” means the collective reference to:

(a)           the written waiver duly executed by the 10% Convertible Note Holder(s) in the form of Exhibit F-1 hereto; and

(b)           the written consent duly executed by holders of a majority of the Series A Preferred Stock, in the form of Exhibit F-2 hereto.

“Warrant” or “Warrants” means the individual or collective reference to the Class A Warrant (both in the form of Exhibit B-1 or Exhibit B-2 attached hereto) and the Class B Warrant.

“Warrant Shares” means the collective reference to the Class A Warrant Shares issuable upon the exercise of the Class A Warrant and the Class B Warrant Shares issuable upon the exercise of the Class B Warrant.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.           Purchase and Sale of the Series C Preferred Stock and Warrants.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Investor shall purchase from the Company, and the Company shall sell and issue to the Investor, an aggregate of 5,000 shares of the Series C Preferred Stock and the Warrants, in consideration for the payment by the Investor of the Purchase Price as specified in Section 3 below.

3.           Closing and Closing Deliveries.

3.1           Closing.

(a)           The Closing shall take place at the offices of Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, New York 10017 or at such place as may be mutually agreed upon by the parties hereto (or remotely via the exchange of documents and signatures) at 10:00 A.M. New York City time following the execution and delivery of this Agreement, and on the first business day immediately following the date on which the last of the conditions specified herein is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions) but in any event no later than April 30, 2009 (the “Closing Date”) or at such other time and place and such other date as the Company and the Investor mutually agree.  All events occurring at the Closing will, unless otherwise specified, be deemed to have simultaneously occurred.

(b)           In the event that the Closing shall not have occurred by the Closing Date (or any other date mutually agreed upon in writing by the Parties), then either the Company or the Investor may, by written notice to the other party, terminate this Agreement; in which event neither party hereto shall have any further liability or obligation to the other.  Notwithstanding the foregoing to the contrary, the foregoing termination shall not affect the respective parties obligations pursuant to the Limited Recourse Note and Investor’s right to terminate this Agreement shall be subject to the provisions of Section 3.1 of the Limited Recourse Note in the event an Extension Period (as defined in the Limited Recourse Note) is in effect.

3.2           Closing Deliveries.

(a)      At the Closing, the Company (or the Key Employees if specified) shall deliver to Investor:

(i)           one or more stock certificates or instruments registered in the name of Investor and representing 5,000 shares of Series C Preferred Stock, which certificates bear the legend set forth in Section 5.8(a);

(ii)           the Series C Certificate of Designation in the form of Exhibit A, duly executed by the Company, and evidence of filing of such Series C Certificate of Designation with the Secretary of State of the State of Delaware;

(iii)           the Class A Warrant in the form of Exhibit B-1, duly executed by the Company;

(iv)           the Class A Warrant in the form of Exhibit B-2, duly executed by the Company, which form of Class A Warrant shall be held in escrow by counsel to the Company pending the Class A Warrant Exchange;

(v)           the Class B Warrant in the form of Exhibit C, duly executed by the Company;

(vi)           the Registration Rights Agreement in the form of Exhibit D, duly executed by the Company;

(vii)           the certificates referred to in Section 6.1(g) and 6.1(h) of this Agreement;

(viii)           good standing certificate of the Company dated within five (5) days of the Closing Date;

(ix)           the Voting Agreement in the form of Exhibit E duly executed by each of Leonard Sokolow and Mark Goldwasser and Christopher Dewey;

(x)           the Certificate of Amendment in the form of Exhibit H hereto;

(xi)           the Stock Option Plan in the form of Exhibit I hereto;

(xii)           the Waivers, in the form of Exhibit F-1 and Exhibit F-2, duly executed by the 10% Convertible Note Holder(s) and the holders of a majority of the Series A Preferred Stock;

(xiii)           the Key-Employee Employment Agreements referred to in Section 6.1(n), in the form of Exhibit G-1 through Exhibit G-3, duly executed by each of Mark Goldwasser, Leonard Sokolow and Christopher Dewey, respectively.

(xiv)           a binder or certificate of insurance for term Key Employee Insurance in the total amount of $6,000,000 insuring the life of Mark Goldwasser, and naming the Company and the 10% Convertible Note Holder(s) as beneficiaries, as their interests may appear (the “Key Man Insurance”); and

(xv)           the Lock Up Agreements duly executed by the Key Employees.

(b)           At the Closing, the Investor shall deliver to the Company:

(i)           the Purchase Price, payable in accordance with the provisions of Section 3.2(c) below;

(ii)           the certificate referred to in Section 6.2(e) of this Agreement;

(iii)           a certified copy of each of the Investor’s and the Investor’s Subsidiary’s certificate of incorporation, as amended;

(iv)           good standing certificates dated within five (5) days of the Closing Date of the Investor and the Investor Subsidiary;

(v)           the Registration Rights Agreement, in the form attached hereto as Exhibit D  and made a part hereof, duly executed by the Investor;

(vi) the Voting Agreement in the form of Exhibit E, duly executed by the Investor;

(vii)           the Investor Lock Up Agreement; and

(viii)           the Limited Recourse Note, marked “cancelled.”

(c)           Payment of the Purchase Price.                                                      On the Closing Date, the Five Million Dollar ($5,000,000) Purchase Price shall be paid by the Investor to the Company by one or more wire transfers of immediately available funds to a bank account designated by the Company prior to the Closing.  Such payment may be made either by:

(i)           one wire transfer to the Company of Five Million Dollars ($5,000,000), against the Company’s repayment in cash of the Limited Recourse Note or the Company’s delivery to Global Asset Fund Limited of the Certificate(s) of Deposit, marked “cancelled” and accompanied by such other instruments transferring title to $500,000 in cash or a certificate of deposit of $500,000 back to Global Asset Fund Limited; or

(ii)           a wire transfer to the Company of Four Million Five Hundred Thousand Dollars ($4,500,000), and a simultaneous wire transfer to the Company from Grand Adirondack Federal Credit Union of Five Hundred Thousand Dollars ($500,000), representing the proceeds of the Certificates of Deposit, with interest thereon and without deduction therefrom.

The Investor and Amalphis (as that term is defined in Section 7.5(c) hereof) shall advise the Company of the method by which such Five Million Dollar ($5,000,000) Purchase Price shall be paid not later than three (3) Business Days prior to the Closing Date.

4.           Representations and Warranties of the Company.  The Company does hereby represent and warrant to the Investor that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1           Organization, Good Standing and Qualification.  Each of the Company and the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Each of the Company and the Company Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.  The Company’s Subsidiaries, including the Significant Subsidiaries, are listed on Schedule 4.1 hereto.

4.2           Authorization.  The Company has full power and authority and has taken all requisite action on the part of such Person necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery by the Company of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company enforceable against such Persons in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3           Capitalization.  Schedule 4.3 sets forth the authorized capital stock of the Company and each of the Company Subsidiaries on the date hereof.  All of the issued and outstanding shares of the capital stock of the Company and each of the Company Subsidiaries have been duly authorized and validly issued, fully paid, and nonassessable.  Except as  described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of the Company Subsidiaries is obligated to issue any equity securities of any kind, or any rights to purchase equity securities.  Except as described on Schedule 4.3, except for the Registration Rights Agreement, there are no pre-emptive rights, voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind that are binding upon the Company, any of the Subsidiaries or and any of the securityholders of the Company relating to the securities of the Company or any of the Subsidiaries.  Except as described on Schedule 4.3, since December 31, 2008, the Company has not granted any stock options or other rights to purchase Common Stock.

4.4           Valid Issuance.  The Series C Preferred Stock, the Conversion Shares and the Warrant Shares have been duly and validly authorized.  Upon payment of the Purchase Price, the Series C Preferred Stock will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor.  Upon the filing of the Certificate of Amendment and due conversion of the Series C Preferred Stock, the Conversion Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for permitted encumbrances that may be created by the Investor.  Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for permitted encumbrances that may be created by the Investor.

4.5           Consents.  Except for the Waivers or as otherwise as set forth in Schedule 4.5, the execution, delivery and performance by the Company and each of its Subsidiaries of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.6           Company SEC Filings.

(a)           The Company has made available to the Investor through the EDGAR system, true and complete copies of all of the Company’s Form 10-K, Form 10-Q, Form 8-K, Form 14-A, Form 14-C and all other periodic filings with the SEC made by the Company under the 34 Act (collectively, the “Company SEC Filings”).

(b)           Except as set forth on Schedule 4.6 to the Disclosures Schedules, the Company has fully and timely filed in the Company SEC Filings all annual, quarterly and periodic reports required to be filed by it under the 34 Act.  The Company is a fully-reporting company under Section 12(g) of the 34 Act.  There are no letters of comment or other correspondence from the SEC currently issued or outstanding in connection with any Company SEC Filings. The Company Common Stock is traded on the OTC Bulletin Board under the symbol “NHLD”.  No stop order or notice of suspension of trading of the Common Stock has been received from or threatened by any Person.

(c)           The information contained in the Company SEC Filings are complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.7           No Material Adverse Change.  Since September 30, 2008, except as identified and described in the Company SEC Filings, there has not been any change in the consolidated assets, liabilities, financial condition or operating results of the Company and the Company Subsidiaries from that reflected in the financial statements included in the Company SEC Filings, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.8           No Investment Company. Neither the Company nor any of its Subsidiaries is, and upon the issuance and sale of the Securities as contemplated by this Agreement, will be an “investment company” as defined under the Investment Company Act of 1940 (an “Investment Company”).  The Company is not controlled by an Investment Company.

4.9           No Conflict, Breach, Violation or Default.  Except as set forth in Schedule 4.9, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company or any Company Subsidiaries, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the EDGAR system), (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Company Subsidiary or any of their respective assets or properties, or (iii) any agreement or instrument to which the Company or any Company Subsidiary is a party or by which the Company or a Company Subsidiary is bound or to which any of their respective assets or properties is subject.

4.10           Tax Matters.  The Company and each Company Subsidiary has prepared and filed all tax returns required to have been filed by the Company or such Company Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Company Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and the Company Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any Company Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Knowledge of the Company and the Company Subsidiaries, threatened against the Company or any Company Subsidiary or any of their respective assets or property.  Except as described on Schedule 4.10, there are no outstanding tax payments or tax sharing agreements or other such arrangements between the Company and any Company Subsidiary or other corporation or entity.

4.11           Title to Properties.  Except as disclosed in the Company SEC Filings, the Company and each Company Subsidiary has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the Company SEC Filings, the Company and each Company Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.12           Certificates, Authorities and Permits.  Except as disclosed in the Company SEC Filings, the Company and each Company Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and, except as set forth on Schedule 4.12 hereto, neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Company Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.13           Labor Matters; Brokers.
(a)           Neither the Company nor any Company Subsidiary (i) is a party to or bound by any collective bargaining agreements or other agreements with labor organizations, (ii) has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
(b)           The Company and each of the Company Subsidiaries is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.
(c)           The Company has disclosed in writing to the Investor a complete list and detailed description of all broker arbitration claims and other cases pending against employees of or independent contractors to the Company or any of the Company Subsidiaries.
4.14           Intellectual Property. The Company and each of the Company Subsidiaries (collectively, the “Corporations”) own or possess the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated; there is no claim or action by any Person pertaining to, or proceeding pending, or to the Knowledge of the Company threatened, which challenges the right of the any of the Corporations with respect to any Intellectual Property necessary to enable it to conduct its business as now operated; to the Knowledge of the Company none of the Corporations’ current services and business activities infringe on any Intellectual Property or other rights held by any Person.  Each of the Corporations possesses all Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses, each as defined herein that are necessary to conduct its business as now operated.  As used in this Section 4.14:

“Copyrights” shall mean (i) copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) any continuations, renewals or extensions thereof; (iv) any registrations to be issued in any pending applications; (v) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (vi) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (vii) rights to sue for past, present and future infringements of any copyright; (viii) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws, or any law of any State, and (ix) any other rights corresponding to any of the foregoing rights throughout the world.

“Copyright License” shall mean any agreement, written or oral, granting any right in or to any Copyright or Copyright registration, including, without limitation, licenses for the exclusive right to use a copyright owned by a third Person.

“Patents” shall mean (i) letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States, or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any State thereof; (ii) reissues, divisions, continuations, renewals, continuations in part or extensions thereof; (iii) petty patents, divisionals and patents of addition; (iv) patents to issue in any such applications; (v) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (vi) rights to sue for past, present and future infringements of any patent.

“Patent License” shall mean any agreement, whether written or oral, granting any right with respect to any Patent.

“Trademarks” shall mean (i) trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"); (ii) any reissues, extensions or renewals thereof, (iii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement and (v) rights to sue for past, present and future infringements of the Marks.

“Trademark License” shall mean any agreement, written or oral, granting any right in and to any Trademark or Trademark registration.

4.15           Environmental Matters.  Neither the Company nor any Company Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Knowledge of the Company and the Company Subsidiaries, threatened investigation that might lead to such a claim.

4.16           Litigation.  Except as described in the Company SEC Filings or as otherwise disclosed in writing to the Investor, there are no pending actions, arbitrations, suits or proceedings against or affecting the Company or any of its properties; and to the Knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

4.17           Financial Statements.  The financial statements included in each Company SEC Filings present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).  Except as set forth in the financial statements of the Investor included in the Company SEC Filings filed prior to the date hereof, neither the Company nor any of the Company Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.18           Insurance Coverage.  The Company and each Company Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Company Subsidiary, and the Company and the Company Subsidiaries reasonably believe such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.19           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Company Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.20           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.21           Private Placement.  Subject to the accuracy of the Investor’s representations in Section 5 of this Agreement, the offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.22           Broker-Dealer Representation and Warranties.  The Company’s Significant Subsidiaries, National Securities Corporation (“National Securities”), vFinance Investments, Inc. (“vFinance”) and EquityStation, Inc. (“Equity Station”) severally, but not jointly, represent and warrant as follows:  Each of National Securities, vFinance and Equity Station and, to the extent legally required, their applicable Subsidiaries:

(a)           has filed with FINRA true and complete copies of all forms, reports and other documents required to be filed by it, except where the failure to make such filings would not have a Material Adverse Effect on National Securities, vFinance, or Equity Station or such Subsidiaries, respectively;

(b)           possesses and is in substantial compliance with all SEC, FINRA and applicable state governmental authorizations (collectively, “Governmental and SRO Authorizations”) that are required to conduct their respective broker-dealer businesses including, without limitation, all authorizations and licenses issued to any principal, officer or employee of National Securities, vFinance and Equity Station used in connection with the operations of their respective businesses, except where the failure to obtain or comply with such Governmental and SRO Authorization would not have a Material Adverse Effect on National Securities, vFinance or Equity Station, as the case may be;

(c)           as at the date of its most recently filed Financial and Operational Combined Uniform Single Report (“Focus Report”), each of the Significant Subsidiaries was in compliance with its net capital requirements as provided in SEC Rule 15c-3(1) and Rule 15c-3(3) and in substantial compliance with the other provisions of Rule 15c-3.

4.23           Limited Recourse Note. The Company hereby acknowledges receipt of the sum of Five Hundred Thousand Dollars ($500,000), representing the proceeds of a $500,000 bridge loan heretofore made by the Investor to the Company as evidenced by the Limited Recourse Note.

5.           Representations, Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

5.1           Organization and Existence.  The Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties and to invest in the Securities pursuant to this Agreement and to perform its obligations pursuant to the Transaction Documents.

5.2           Authorization.  The execution, delivery and performance by the Investor of the Transaction Documents to which Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3           No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Investor will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Investor’s Certificate of Incorporation or the Investor’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Company through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Investor, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Investor is a party or by which the Investor or a Subsidiary is bound or to which any of their respective assets or properties is subject.

5.4           Purchase Entirely for Own Account.  The Securities to be received by Investor hereunder will be acquired for Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Except to the extent provided in the Investor Lock Up Agreement, nothing contained herein shall be deemed a representation or warranty by Investor to hold the Securities for any period of time.
5.5           Investment Experience.  Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.6           Disclosure of Information.  Investor has had an opportunity to receive all information related to the Company and the Company Subsidiaries requested by it and to ask questions of and receive answers from the Company regarding the Company, the Company Subsidiaries and their respective businesses, and the terms and conditions of the offering of the Securities.  Investor acknowledges receipt of and has reviewed copies of the Company SEC Filings and the Company Presentation.

5.7           Restricted Securities.  Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  Furthermore, Investor agrees that no direct or indirect transfers of Series C Preferred Stock can be made by the Investor prior to January 1, 2010.

5.8           Legends.  It is understood that, except as provided below, certificates and instruments evidencing the Securities will bear the following or any similar legend:

(a)           NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE/CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  UNTIL MARCH __, 2010, THE TRANSFER OF THESE SECURITIES IS ALSO SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTOR LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION.

(b)           If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8           Accredited Investor.  Investor is an accredited Investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9           No General Solicitation.  Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Company Subsidiary or Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Investor.

5.11           Prohibited Transactions.  During the last thirty (30) days prior to the date hereof, neither Investor nor any Affiliate of Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Investor’s investments or trading or information concerning Investor’s investments, including in respect of the Securities, or (z) is subject to Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect (i) any purchase or long sale of the Company’s securities or (ii) any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each of such transactions specified in this clause (ii), a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.  Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investor as well as the Company.

5.12           Investor SEC Filings. At the time of filing thereof, the Investor’s periodic filings made with the SEC (collectively, the “Investor SEC Filings”) complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The financial statements included in each Investor SEC Filing present fairly, in all material respects, the consolidated financial position of the Investor as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP (except as may be disclosed therein or in the Notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).  Except as set forth in the financial statements of the Investor included in the Investor SEC Filings filed prior to the date hereof, neither the Company nor any of its subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

5.13           Money Laundering, etc.  Neither the Investor, its Affiliates, officers, directors, members or managers is a Prohibited Person (as defined below), has conducted any business or has engaged in any transaction or dealing with any Prohibited Person (as defined below) or has engaged in any transaction relating to any property or interests in property blocked pursuant to the Executive Order (as defined below), has engaged in any transaction that evades or avoids any of the requirements or prohibitions set forth in the Executive Order or the USA PATRIOT Act (the “PATRIOT Act”).  Investor represents that it and its officers, directors or managers are in compliance with all applicable orders, rules and regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC (as defined below) pursuant to the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq. (“IEEPA”) and the PATRIOT Act.  Investor represents that neither it nor any of the Investor Subsidiaries is a “Prohibited Foreign Shell Bank” (as defined in the PATRIOT Act), or is named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and/or the government(s) of any jurisdiction(s) in which Investor is doing business; “Prohibited Person” means any Person:  (a) listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order; (c) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (d) that is named as a “specifically designated national (SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov.ofac/t1lsdn.pdf or at any replacement website or other replacement official publication of such list or is named on any other U.S. or foreign government or regulatory list issued post-09/11/01; (e) that is covered by IEEPA, OFAC or any other law, regulation or executive order relating to the imposition of economic sanctions against any country, region or individual pursuant to United States law or United Nations resolution; or (f) that is an affiliate (including any principal, officer, immediate family member or close associate) of a person or entity described in one or more of clauses (a) - (e) of this definition of Prohibited Person.

6.            Conditions to Closing.

6.1           Conditions to the Investor’s Obligations. The obligation of Investor to purchase the 5,000 shares of Series C Preferred Stock and the Warrants at the Closing is subject to the fulfillment to Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a)           All of the representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

(b)           The Company and the other parties to the Transaction Documents shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it or them on or prior to the Closing Date.

(c)           The Company shall have made all of other the Closing Deliveries required pursuant to Section 3.2(a) of this Agreement.

(d)           The Company and the Company Subsidiaries (as applicable) shall have obtained the Waivers and any and all other consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
(e)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f)           No event shall have occurred or shall have failed to occur which has had or could reasonably be expected to have a Material Adverse Effect on the Company or any of its Significant Subsidiaries.

(g)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) through (f) of this Section 6.1.

(h)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and each of its Company Subsidiaries and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company and (as applicable) the Company Subsidiaries.

(i)           The Series C Certificate of Designation shall be filed with the Secretary of State of the State of Delaware and the Investor shall receive a certified copy of such filing.
(j)           The Voting Agreement shall be duly executed and delivered by each of the Company, Leonard J. Sokolow, Mark Goldwasser and Christopher Dewey.

(k)           The Company shall deliver to the Investor the Stock Option Plan.

(l)           The Company shall issue and deliver to the Investor, certificate(s) evidencing the 5,000 shares of Series C Preferred Stock, and a duly executed Class A Warrant and Class B Warrant.

(m)           The Company shall execute and deliver to the Investor the Registration Rights Agreement.

(n)           The Company shall have entered into agreements with Mark Goldwasser and Leonard J. Sokolow extending the terms of their respective employment agreements through the fifth anniversary of the Closing Date and the Company shall have entered an employment agreement with Christopher C. Dewey expiring on the fifth anniversary of the Closing Date and containing the respective terms and conditions set forth on Exhibits G-1 through Exhibit G-3 annexed hereto and made a part hereof (collectively, the “Key Employee Employment Agreements”)

(o)           The Investor shall have received a duly executed copy of the requisite notification given by the Company to FINRA of a change in control pursuant to Rule 1017 of the FINRA Regulations, together with copies of all Company correspondence to FINRA and FINRA responses thereto.

(p)           The Investor shall have received an opinion of counsel to the Company substantially in the form attached hereto as Exhibit J-1 and a separate opinion of special Delaware counsel to the Company in the form attached hereto as Exhibit J-2.

6.2           Conditions to Obligations of the Company. The Company's obligation to sell and issue the Series C Preferred Stock and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by the Investor in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b)           The Investor shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d)           The Investor shall have made all of the Closing Deliveries required pursuant to Section 3.2(b) of this Agreement.
(e)           The Investor shall have delivered a Certificate, executed on behalf of the Investor by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c) and (d) of this Section 6.2.

(f)           the Company shall have received an opinion of counsel to the Investor substantially in the form attached hereto as Exhibit K.

7.           Covenants and Agreements of the Parties.

7.1           Reservation of Common Stock.  Subject to the next succeeding sentence, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the Conversion Shares, the Class B Warrant Shares, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the issuance of the Conversion Shares and the Class B Warrant Shares pursuant to the Transaction Documents in accordance with their respective terms.  Notwithstanding the foregoing, the Company does not currently have sufficient authorized Common Stock to issue Common Stock to the Investor to the extent of the full issuance of the Conversion Shares and Class B Warrant Shares.

7.2           Certificate of Amendment; Shareholder Approval Covenant.

(a)           Promptly following the Closing Date, the Company will file with the SEC  a Form 14A Proxy Statement under the 1934 Act. Upon obtaining the requisite stockholder vote and approval at the Company stockholders’ meeting called for pursuant to the Proxy Statement, the Company will file with the Secretary of State of the State of Delaware the Certificate of Amendment, in order to, among other things, authorize for issuance 150,000,000 shares of Company Common Stock, and 10,000,000 shares of Company preferred stock containing such rights, preferences and designations as the board of directors of the Company may, from time to time designate (including the Series A Preferred Stock and Series C Preferred Stock).  The Company shall cause such Certificate of Amendment to be filed with the Secretary of State of the State of Delaware by not later than October 31, 2009.

(b)           Each of the Investor and the Key Employees do hereby covenant and agree to vote or execute written consents with respect to all of their shares of Common Stock and shares of Series C Preferred Stock in favor of the Certificate of Amendment.

(c)           The Company’s failure or refusal to obtain the requisite shareholder approvals referred to in Section 7.2(a) (except to the extent of a breach by the Investor under Section 7.2(b) above), or its failure to file with the Secretary of State of the State of Delaware the Certificate of Amendment by October 31, 2009, shall constitute a material breach by the Company of the terms and conditions of this Agreement and the other Transaction Documents.

7.3           Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.4           Use of Proceeds. The Company will use the proceeds from the sale of the Series C Preferred Stock for general corporate and working capital purposes, including, without limitation, capital contributions of $1,000,000 into each of the Company’s Significant Subsidiaries for net capital purposes and other working capital.

7.5           Working Capital and Strategic Acquisitions.

(a)           The Parties hereto do hereby mutually acknowledge and agree that their collective intention and the purpose of entering into this Agreement and consummating the Transactions contemplated hereby and by the other Transaction Documents, is for (i) the Investor or its Affiliates to provide working capital for the Company and the existing Company Subsidiaries through its payment of the Purchase Price for the 5,000 shares of Series C Preferred Stock to be issued to such Person(s) on the Closing Date, and (ii) following the Closing Date and during 2009 and thereafter, through its full or partial exercise of the Class A Warrant, for the Investor or its Affiliates to facilitate the expansion of the Company’s brokerage and investment banking business by providing additional equity capital to the Company to enable the Company or an existing or newly formed Company Subsidiary to consummate one or more Strategic Acquisitions (as defined below).

(b)           The Parties hereto do hereby intend that the Company or one or more existing or newly formed Company Subsidiaries shall seek to acquire control of one or more companies engaged in the securities brokerage, investment banking and related businesses, whether by merger, consolidation, or purchase of substantially all of the assets or securities of such Persons (collectively, “Strategic Acquisitions”). Each of the Company, the Company Subsidiaries and the Investor do hereby mutually agree to cooperate with each other in good faith in connection with the negotiation, due diligence, documentation and potential closing(s) of any potential Strategic Acquisitions; provided, that neither the Company, any Company Subsidiary nor the Investor shall be obligate in any respect as at the date hereof or as at the Closing Date to consummate any Strategic Acquisition.

        (c)            By its execution of this Agreement, the Company does hereby covenant and agree that, at all times on or before the expiration date of the Class A Warrant (December 31, 2009, subject to extension to December 31, 2010, in accordance with its terms to the earlier of (i) December 31, 2010, or (ii) the date in which the full exercise of the Class A Warrant may occur), the Investor and its Affiliates shall possess the sole, exclusive and absolute right (but not the obligation) to provide the Company or any Company Subsidiary with all of the capital to enable the Company or such Company Subsidiary to consummate one or more Strategic Acquisitions subject to the provisions of this Section 7.5(c).  The Investor has advised the Company that Amalphis Group, Inc. (“Amalphis”), an Affiliate of the Investor, has indicated a willingness to undertake, directly or through its Affiliates or associates, to provide the Investor with additional funding to enable the Investor to exercise the Class A Warrant for the Class A Warrant Exercise Price, in an amount sufficient to finance the purchase price of one or more Approved Strategic Acquisitions.

(d)           Notwithstanding the foregoing, in the event that: (i) the Investor (through its Board member designees or otherwise) has indicated in writing that it is not in favor of the Company pursuing or consummating a particular Strategic Acquisition, (ii) the Investor fails to timely notify the Company of its intention to exercise the Class A Warrant in whole or in part to finance an Approved Strategic Acquisition, or (iii) the Investor (whether directly, through Amalphis, its Affiliates or associates or otherwise) commits a “Warrant Default” (as that term is defined in the Series C Certificate of Designation and the Class A Warrant), the Company and its Subsidiaries shall have the immediate right to obtain debt or equity financing for any such Strategic Acquisition from any source or Person, other than the Investor or its Affiliates.

(e)            In the event that the Company fails to proceed with the consummation of any proposed Strategic Acquisition (a “Rejected Strategic Acquisition”), then following the Board’s deliberations in which it has elected not to proceed with such Rejected Strategic Acquisition, the Investor or its Affiliates or associates will have the right in its sole and exclusive discretion to pursue the Rejected Strategic Acquisition.

(f)             Notwithstanding the foregoing or any other provisions contained in this Section 7.5 or elsewhere in this Agreement nothing herein or in any other Transaction Document shall in any manner prohibit the Investor, Amalphis or any other Affiliate or associate of the Investor from pursing for its or their own account any one or more acquisitions of, or joint ventures or other business transactions with, any other Person, including any Person engaged in the securities, investment banking or brokerage businesses, and such activities shall not, in any manner, be deemed or construed to be a misappropriation of any corporate opportunity for the Company; provided, however, that neither the Investor, Amalphis nor any other Affiliate or associate of the Investor shall unilaterally pursue any Strategic Acquisition(s) that was initiated by management of the Company, until such time as the same has become a Rejected Strategic Acquisition.

        (g)             (i)           At all times on or before the expiration date of the Class A Warrant (December 31, 2009, subject to extension to December 31, 2010, in accordance with its terms to the earlier of (x) December 31, 2010, or (y) the date in which the full exercise of the Class A Warrant may occur), in the event that the Company shall determine to seek a third party for, or solicit interest from third parties with respect to, any financing for the Company or any of its Subsidiaries, other than a financing to fund a Strategic Acquisition (a “Working Capital Financing”), then prior to initiating any marketing or soliciting or entering into negotiations with any third parties with respect to such Working Capital Financing, the Company shall give written notice (the “Working Capital Financing Request Notice”) of such determination to the Investor (including the dollar amount of Working Capital Financing being sought).  The Investor shall have the right, exercisable within five (5) Business Days following delivery of the Working Capital Financing Request Notice, to advise the Company in writing (the “”Negotiation Notice”) whether or not the Investor or its Affiliates or associates are interested in provide such Working Capital Financing.  If the Investor desires to exercise such right of first offer and proceed with such Working Capital Financing, the Investor and the Company will negotiate in good faith during a period of ten (10) Business Days following the date of the Negotiation Notice (the “Negotiation Period”) as to the terms and conditions of such Working Capital Financing.   On or before the expiration of the Negotiation Period, the Investor shall submit to the Company its written final offer of the terms and conditions (including price, structure, consideration and other substantive economic terms) on which the Investor would be willing to provide such Working Capital Financing (the “Investor Final Offer”).  A failure by the Investor to give the Investor Final Offer by the expiration of the Negotiation Period shall be deemed to constitute a waiver of the Investor’s right of first offer with respect to such Working Capital Financing.

(ii)           Upon receipt of the Investor Final Offer, the Company shall give written notice (the “Company Notice”) to the Investor within five (5) days after receipt of such Investor Final Offer stating whether or not the Company determines accept or reject the Investor Final Offer regarding a Working Capital Financing on the terms set forth in the Investor Final Offer.  A failure by the Company to give the Company Notice shall be deemed to constitute a decision by the Company not to pursue a Working Capital Financing with the Investor.

(iii)           If the Company determines to accept the Investor Final Offer regarding a Working Capital Financing, the Parties shall use diligent, good faith efforts to enter into a binding agreement with respect to such Working Capital Financing, consistent with the terms and conditions contained in the Investor Final Offer within ten (10) Business Days after the Investor’s receipt of the Company Notice, and to consummate such Working Capital Financing as promptly as commercially practicable thereafter.

(iv)           In the event that: (A) the Investor fails to timely deliver a Negotiation Notice following receipt of a Working Capital Financing Request Notice, or does not deliver the Investor Final Offer within the allowed period of time, or (B) the Parties are unable to consummate such Working Capital Financing within thirty (30) days of receipt of the Company Notice accepting the Investor Final Offer, the Company shall thereafter have the right to pursue a Working Capital Financing with any other Person; provided, however, that if the Company shall be unable, within the next succeeding thirty (30) days, to obtain substantially the same amount of Working Capital Financing from any Person who is not an Affiliate of the Investor on terms and conditions that, in the aggregate, are more favorable to the Company than those contained in the Investor Final Offer, the Company shall provide the Investor with all of the terms and conditions of any offer(s) received from such unaffiliated Person(s), and the Investor shall have five (5) Business Days to match any such third party offer(s).

7.6           Board Composition and Voting.  At or promptly following the Closing, the composition of the Board of Directors of the Company shall be constituted in the manner set forth in the Voting Agreement, and the requisite majority of the members of such Board of Directors to approve, ratify or consent to actions by the Company and/or any Subsidiary of the Company shall be as set forth in the Voting Agreement.

7.7           Stock Option Plan.  The Company and the Investor do hereby agree that the Stock Option Plan, by its terms shall provide, inter alia, that for so long as the Investor and/or its or their Affiliates own at least 1,250 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like):

(a)           the maximum number of options (the “Stock Options”) that may be issued under the Stock Option Plan shall not exceed 19,333,333 shares of Common Stock, (inclusive of the approximately 6.5 million outstanding stock options as at the date hereof), or such other number of shares of Common Stock as shall represent twenty-five percent (25%) of the Fully-Diluted Common Stock of the Company at the Closing Date (the “Option Shares”);

(b)           in the event and to the extent that the Investor shall not fully exercise the Class A Warrant and the Class B Warrant providing the Investor with ownership of or the right to receive an aggregate of 32,000,000 shares of Company Fully-Diluted Common Stock, the aggregate number of Option Shares available for issuance under the Stock Option Plan shall be appropriately reduced to an amount equal to (25%) of the Fully-Diluted Common Stock of the Company, as so proportionately reduced and calculated after giving effect to the unexercised portions of the Class A Warrant and the Class B Warrant  as of the expiration dates thereof;

(c)           Stock Options may be granted only to directors and employees of or consultants to the Company or any of the Company Subsidiaries;

(d)           all Stock Options (other than holders of the approximately 6.5 million issued Stock Options) shall vest and may be exercised over a period of not less than four years, in equal annual installments, commencing on the first anniversary of the Closing Date;

(e)           except for the approximately 6.5 million currently issued Stock Options, no new Stock Options granted under the Stock Option Plan shall vest prior to the first anniversary of the Closing Date;

(f)           the exercise price of all Stock Options shall be not less than 100% of the closing price of the Company’s Common Stock, as traded on the OTC Bulletin Board or any other national securities exchange, as at the date of grant of the applicable Stock Options;

(g)           the Key Employees may not be granted in the aggregate more than 50% of the total number of Stock Options available for grant under the Stock Option Plan;

(h)           if any holder of a Stock Option shall leave the employ of the Company or any Company Subsidiary, shall cease rending consulting services to the Company or any Company Subsidiary, or such employment or services shall be terminated, all unvested Stock Option shall immediately terminate and vested Stock Options, if any, must be exercised within ninety (90) days of the termination of employment or such consulting services or such other period as is set forth in employment or other similar agreements or arrangements existing as of the Closing Date;

(i)           vested Stock Options and Option Shares may be registered for resale pursuant to a Form S-8 Registration Statement; and

(j)           Stock Options shall not contain “cashless exercise” provisions.

7.8           Key Employee Insurance.  On or following the Closing Date, in addition to the insurance on the life of Mark Goldwasser referred to in Section 3.2(a)(xv) above, upon the written request of the Investor, the Company shall use its commercially reasonable efforts to obtain and maintain in force key Person life insurance policies of $5,000,000 (or such lesser amount as the Investor may request) on the lives of each of Leonard Sokolow and Christopher Dewey, with the Company designated as beneficiary under each such policy (the “Key Employee Insurance”).

7.9           Class A Warrant Exchange Procedure.

(a)           On a date which shall be not later than three (3) Business Days after the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (the “Class A Warrant Exchange Date”), the Investor shall deliver to counsel to the Company, the Class A Warrant, in the form of Exhibit B-1 attached hereto (the “Preferred Class A Warrant”) and any shares of Class C Preferred Stock previously issued upon the prior exercise of such Preferred Class A Warrant, and receive in exchange therefore the duly executed Class A Warrant in the form of Exhibit B-2 attached hereto (the “Common Class A Warrant”) and the shares of Common Stock set forth in Section 7.9(b) below; at which time, the Preferred Class A Warrant, or the unexercised portion thereof, shall be destroyed and thereafter deemed to be null and void, ab initio.

(b)           In the event and to the extent that, prior to the Class A Warrant Exchange Date, the Preferred Class A Warrant shall have been fully or partially exercised, than and in such event, on such Class A Warrant Exchange Date, the escrow agent shall deliver to the holder(s) of such Preferred Class A Warrant:

(i)           if as a result of a partial exercise of the Preferred Class A Warrant, a Common Class A Warrant, entitling the holder(s) to purchase that number of shares of Common Stock equal to (x) the aggregate number of Warrant Shares that would have been issuable upon the full exercise of the Common Class A Warrant immediately prior to the Class A Warrant Exchange Date, had such Common Class A Warrant not been previously exercised, less (y) the number of shares of Common Stock to be delivered pursuant to clause (ii) below; plus

(ii)           an applicable number of shares of Common Stock of the Company that would have been issuable to such holder(s) of the Common Class A Warrant, if such Common Class A Warrant had been held by the holder(s) at the time of exercise of the Preferred Class A Warrant.

8.	No Violation of Voting Agreement or Changes in Transaction Documents.

8.1           Standstill.  The Investor agrees that during the period commencing on the Closing Date and ending on the third anniversary of the date hereof,  neither the Investor nor any of its Affiliates or any Person acting at its or their direction, initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) shareholders of the Company for the approval of any shareholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act, or otherwise, or cause or encourage or attempt to cause or encourage any other Person to initiate any such shareholder proposal; otherwise communicate with the Company’s shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; or participate in, or take any action pursuant to, any “shareholder access” proposal which may be adopted by the SEC, whether in accordance with proposed Rule 14a-11 or otherwise or otherwise initiate, take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

8.2           Voting Agreement.  The Investor does hereby covenant and agree that neither it nor any of its Affiliates shall take any action that would violate any of the provisions of the Voting Agreement.  In such connection, neither the Investor nor any of its Affiliates shall, in connection with any annual or special meeting of the stockholders of the Company, or pursuant to a written consent of the holders of a majority of the voting capital stock of the Company and a related Rule 14C Information Statement, make any changes or seek to make any change in either:

(a)           the Board of Directors of the Company or any Company Subsidiary that would violate the terms of the Voting Agreement, or

(b)           the executive officers or senior management of the Company or any of its Subsidiaries (absent a breach by any Key Employee or any other executive employee of a Company Subsidiary of the terms of their individual employment agreements or their fiduciary duties and obligations to the Company or such Company Subsidiary); it being understood that the sole and exclusive right to make any such management changes shall be vested solely in the Board of Directors of the Company and the applicable Company Subsidiary.

Any breach by the Investor of the provisions of Section 8.1 or 8.2 shall constitute a material breach by the Investor of the terms and conditions of this Agreement and the other Transaction Documents.

8.3           Neither the Company nor the Board of Directors of the Company shall amend, modify or otherwise change any of the Transaction Documents (except to the extent otherwise provided in the applicable Transaction Document), without the express prior written consent of the Investor, which consent may be withheld of any reason or no reason.

Any breach by the Company or the Board of Directors of the provisions of Section 8.3 shall constitute a material breach by the Company of the terms and conditions of this Agreement and the other Transaction Documents.

9.           Survival and Indemnification.

9.1  Survival.  The respective representations and warranties of the parties hereto contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement; provided, however, that the representations and warranties contained in this Agreement shall expire on the later to occur of (a) twelve (12) months after the Closing Date, or (b) six (6) months after a Triggering Event.

9.2  Indemnification.

(a)           Subject to the provisions of Section 9.1, the Company and the Company Subsidiaries severally agree to indemnify and hold harmless Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses,(including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation or warranty made by the Company or any Company Subsidiary under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)           Subject to the provisions of Section 9.1, the Investor agrees to indemnify and hold harmless the Company and its Subsidiaries and their respective directors, officers, employees and agents from and against any and all Losses to which such Person may become subject as a result of any breach of representation or warranty made by the Investor under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(c)           In the event that at any time, the Company shall:

(i)           fail or refuse to file the Certificate of Amendment with the Secretary of State of the State of Delaware and consummate the Warrant Exchange by 5:00 p.m. (East coast time) on October 31, 2009 (except to the extent caused by a breach by the Investor under Section 7.2(b) hereto); or

(ii)           default in the performance of or compliance with any covenant or agreement on Company’s part to be performed or complied with as provided in Section 7 and such default has not been cured for twenty (20) Business Days after the earlier of (i) the Company obtained Knowledge of such default and (ii) written notice of default is given to the Company by the Investor; or

(iii)           default in the performance of or compliance with any agreement or covenant on the Company’s part to be performed or complied with contained in any of the Transaction Documents, and such default has not been cured for twenty (20) Business Days after the earlier of (i) a Key Employee or the Company obtained Knowledge of such default and (ii) written notice of default is given to the Company by the Investor;

the Investor and/or other holders of Series C Preferred Stock or Warrants may proceed to protect and enforce the rights of such holder by an action at law for monetary damages, or by a suit or other appropriate proceeding in equity, including seeking specific performance of the Company’s covenants and agreements contained herein or in any other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(d)           In the event that at any time, the Investor or any of its Affiliates shall:

(i)           default in the performance of or compliance with any covenant or agreement on Investor’s part to be performed or complied with as provided in Section 7 or in Sections 8.1 or 8.2 and such default has not been cured for twenty (20) Business Days after the earlier of (i) the Investor obtained Knowledge of such default and (ii) written notice of default is given to the Investor by the Company; or

(ii)           default in the performance of or compliance with any agreement or covenant on the Investor’s part to be performed or complied with contained in any of the Transaction Documents, and such default has not been cured for twenty (20) Business Days after the earlier of (i) a Key Employee or the Company obtained Knowledge of such default and (ii) written notice of default is given to the Company by the Investor;

the Company may proceed to protect and enforce its rights by an action at law for monetary damages, or by a suit or other appropriate proceeding in equity, including seeking specific performance of the Investor’s covenants and agreements contained herein or in any other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

9.3  Conduct of Indemnification Proceedings.  Promptly after any one or more Person entitled to indemnification under this Section 9 (each an “Indemnified Person”) becoming aware of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2, such Indemnified Person shall promptly notify the indemnifying Person(s) (each an “Indemnifying Person”) in writing and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent that the Indemnifying Person is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Person shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Indemnifying Person shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.4  Indemnity Basket; Maximum Liability.  Notwithstanding anything to the contrary contained in this Agreement:

(a)           the Company shall only be liable for Losses indemnified under this Section 9 in the event that the aggregate amount of such Losses shall exceed the sum of $150,000 (the “Indemnity Basket”); provided, that if the aggregate amount of any such Losses incurred shall exceed $150,000, there shall be no Indemnity Basket; and

(b)           except only for acts or omissions by the Company or Company Subsidiaries constituting securities fraud or common law fraud in the inducement, in no event shall the indemnification obligations of the Company and the Company Subsidiaries under this Section 9 in respect of Losses exceed the aggregate amount of the cash investment made by the Investor in the Company or any Company Subsidiary in respect of the payment of the Purchase Price, the full or partial exercise of the Class A Warrant and/or Class B Warrant and any Working Capital Financing provided by the Investor.

9.5  No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any Indemnified Person in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any other Transaction Document upon any Indemnified Person shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of any Indemnifying Person under this Section 9, the Indemnifying Persons(s) will pay to the Indemnified Person(s) on demand such further amount as shall be sufficient to cover all costs and expenses of such Indemnified Person(s) incurred in any enforcement or collection under this Section 9, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

10.           Miscellaneous.

10.1           Successors and Assigns.

(a)           This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that, without the prior written consent of the Company (i) the Investor may assign its rights and delegate its duties hereunder in whole or in part to any Affiliate, and (ii) may assign or transfer less than a majority of the Securities to any third Person not an Affiliate in any public offering or public sale or in private transaction, subject in either or both cases to such assignee’s specific written assumption of the specific obligations and duties of the Investor set forth herein and in any of the other Transaction Documents and in all cases to the provisions of the applicable securities laws.

(b)           Notwithstanding the provisions of Section 10.1(a), except for (i) the pledge of this Agreement, the Limited Recourse Note and the Common Stock issuable upon conversion of such Limited Recourse Note to Global Asset Fund Limited, as at the date of execution of this Agreement and (ii) the pledge of all of the Securities, this Agreement and the other Transaction Documents to Amalphis to secure financing from Amalphis to enable the Company to pay the Purchase Price on the Closing Date, without the prior written consent of the Company, the Investor shall not sell, pledge, hypothecate, assign or otherwise transfer, directly or indirectly, any of the Securities or any of its rights or obligations under any of the Transaction Documents until the earlier of (i) December 31, 2009, or (ii) the occurrence of a Triggering Event.

(c)           The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2           Counterparts.  This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. In the event that any signature (including a financing signature page) is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.3           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

National Holdings Corporation
120 Broadway, 27th Floor
New York, NY 10271
Attention:  Mark Goldwasser, CEO
Fax:  (212) 417-8010

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY  10017
Attention:  Mitchell C. Littman, Esq.
Fax:  (212) 490-2990

         If to the Investor:

Fund.Com Inc.
14 Wall Street, 20th Floor
New York, NY 10005
Attention: Gregory Webster, CEO
Fax: (212) 618-1705

With copies to:

Pillsbury Winthrop Shaw Pittman LLP	Hodgson Russ LLP
1540 Broadway	1540 Broadway
New York, NY 10036-4039	New York, NY 10036
Attention: Ronald A. Fleming, Esq.	Attention: Stephen A. Weiss, Esq
Fax: (212) 298-9931	Fax: (212) 751-0928

10.5           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith, except that, in the event of a Closing, the Company shall pay the reasonable fees and expenses of Investor and its Affiliates, including Amalphis, in an amount not to exceed $75,000. Such expenses shall be paid by the Company only at the Closing.

10.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

10.7           Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  In addition, the Company and Investor will make such other filings and notices in the manner and time required by the SEC.

10.8           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.9           Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof, other than any written confidentiality agreement between the Company and Investor, which shall continue in full force and effect.

10.10           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.11           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.12           Confidentiality.  Each party hereto agrees that, except with the prior written permission of the other party or as required by applicable  federal or state securities law, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Securities purchased hereunder.  The provisions of this Section 10.12 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                                                                NATIONAL HOLDINGS CORPORATION

By: /s/ Mark Goldwasser_________________
Mark Goldwasser
                      Chairman and Chief Executive Officer

The Company Significant Subsidiaries
As to Section 4.22 only:

NATIONAL SECURITIES CORPORATION

By: /s/ Mark Goldwasser_________________
Mark Goldwasser
                      Chairman and Chief Executive Officer

vFINANCE INVESTMENTS, INC.

By: /s/ Leonard J. Sokolow________________
Leonard J. Sokolow,
                      Chairman

EQUITYSTATION, INC.

By: /s/ William Groeneveld________________
William Groeneveld,
                      President

The Investor:                                                                           FUND.COM INC.

By: /s/ Gregory Webster________________
Gregory Webster
Chief Executive Officer

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS
of
SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK
of
NATIONAL HOLDINGS CORPORATION
(Pursuant to Section 151 of the
Delaware General Corporation Law)

NATIONAL HOLDINGS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), the certificate of incorporation of which was filed in the office of the Secretary of State of Delaware on ___________ and amended on ______________ , hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized ________ shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of up to Twenty Two Thousand Five Hundred (22,500) shares of Preferred Stock, is the Series C Preferred Stock (the "Series C Preferred Stock") and the stated value amount shall be One Thousand Dollars ($1,000.00) per share (the "Stated Value ").

II. CERTAIN DEFINITIONS

Unless otherwise defined in this Certificate of Designations, all capitalized terms, when used herein, shall have the same meaning as is defined in the Purchase Agreement.  For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A           “Affiliates” of any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person.  For purposes of this definition, “ control ” (including the terms “ controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B.           “Approved Business Combination” means any Business Combination or Sale of Control that has been previously approved in writing by the Majority Holders and by the Board of Directors of the Corporation prior to the consummation thereof.

C.           “Bloomberg” shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

D.           "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

E.           “Business Combination” means any merger, consolidation or combination of the Corporation or any Company Subsidiary with or into any other corporation or entity, or any acquisition by the Corporation or any Company Subsidiary of all or substantially all the assets or securities of, or majority voting or economic interest in, any other corporation or other entity, or whether by merger, tender offer, asset purchase, stock purchase, or like combination or consolidation; provided, that such transaction shall not constitute a Sale of Control.

F.           “Class A Warrant” shall have the alternative meanings as are defined in the Purchase Agreement.

G.           “Common Stock” means the common stock of the Corporation, par value $0.02 per share, together with any securities into which the common stock may be reclassified.

H.           “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Corporation), plus (x) the maximum total number of shares of Common Stock issuable upon the exercise of the Options, as of the date of such issuance or grant of such Options, if any, and (y) the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

I.           "Conversion Date" means, for any Conversion, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as a copy of the Notice of Conversion is faxed, emailed or delivered by other means resulting in notice to the Corporation before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed, emailed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

J.           “Convertible Securities” shall have the meaning as defined in Article VIII, Section F(ii) of this Certificate of Designations.

K.           “Conversion Shares” means such number of shares of Common Stock as shall be determined by dividing (i) the $1,000 Stated Value per share of Series C Preferred Stock, by (ii) the Series C Conversion Price per share, then in effect.

L.           “Dilutive Issuance” shall have the meaning as defined in Article VIII, Section E of this Certificate of Designations.

M.            “Due Cause” shall mean, in respect of determining whether a Warrant Default shall have occurred prior to consummation of any Approved Business Combination: (i) a material adverse change in the business, financial condition or prospects of any Person who is a party to such Approved Business Combination, or (ii) prior to consummation of an Approved Business Combination, a breach by any Person who is a party to such Approved Business Combination, of such Person’s representations, warranties, covenants or agreements contained in any purchase or related agreement evidencing the terms of such Approved Business Combination, including, without limitation, the failure of such Person to perform any covenant and agreement on its part to be performed under such agreement prior to the consummation of such Approved Business Combination.

N.            “Fully-Diluted Common Stock” shall mean, at any point in time, the aggregate number of issued and outstanding shares of Common Stock of the Corporation, on a fully-diluted basis, after giving effect to (a) the exercise of all warrants, stock options and other rights to purchase Common Stock, (including the Class A Warrants and the Class B Warrants) then issued and outstanding, and (b) the conversion into Common Stock of all notes, debentures, preferred stock and other convertible securities of the Corporation then issued and outstanding, including, without limitation, all Common Stock issuable upon conversion of the 5,000 shares of Series C Preferred Stock issued to the Investor on the Closing Date and all Common Stock issuable upon conversion of the (i) 17,500 additional shares of Series C Preferred Stock that may be issuable upon exercise of the Class A Warrants, and (ii) shares of Series A Preferred Stock that are then issued and outstanding.

O.            “Holder” shall mean the collective reference to the Investor, its Affiliates or any one or more holder(s) of shares of Series C Preferred Stock.

P.            “Investor” shall mean Fund.com Inc., a Delaware corporation or its Affiliate who shall purchase 5,000 shares of the Series C Preferred Stock and receive the Class A Warrants and Class B Warrants being issued pursuant to the Purchase Agreement.

Q.           “Issuance Date" means one (1) Business Day following the filing of this Series C Certificate of Designation with the Secretary of State of the State of Delaware.

R.           "Majority Holders" means the Holders of a majority of the then outstanding shares of Series C Preferred Stock.

S.           “Market Price” means, as of any Trading Day, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Corporation, or (B) at the option of a majority-in-interest of the holders of the outstanding Series C Preferred Stocks by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.  The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

T.           “National Securities Exchange” means any one of the New York Stock Exchange, the NYSE Alternext Exchange, the NASDAQ Capital Market, the OTC Bulletin Board or any other national securities exchange in the United States where the Corporation’s Common Stock may trade.

U.           “Original Issue Price” means the sum of $1,000.00, representing the aggregate purchase price for each share of Series C Preferred Stock at the Stated Value.

V.           “Options” shall have the meaning as defined in Article VIII, Section F(i) of this Certificate of Designations.

W.           “Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated as of April 4, 2009, by and among the Corporation, the Investor and the other Parties thereto, pursuant to which, on the Issuance Date, the Corporation issued, and such Investor purchased, inter alia, 5,000 shares of Series C Preferred Stock for $5,000,000 and the Warrants, all upon the terms and conditions stated therein.

X.           “Sale of Control” shall mean the sale or transfer of all or substantially all of the assets or securities of the Corporation or any Company Subsidiary, whether by stock sale, asset sale, merger, consolidation or like combination, in any one or more series of transactions whereby control of the Board of Directors of the Corporation or any Company Subsidiary shall no longer be vested in the Persons who served as members of such Boards of Directors immediately prior to such transaction.

Y.           “Series C Conversion Price” means Seventy-Five Cents ($0.75), or such other dollar amount (or fraction thereof) into which such Series C Conversion Price may be adjusted pursuant to Article VIII of this Certificate.

Z.           “Stated Value” means One Thousand Dollars ($1,000.00) per share of Series C Preferred Stock.

AA.           “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

BB.           “Triggering Event” shall mean the first to occur of either (a) the exercise of the Class A Warrant and the payment of not less than $10,000,000 of the applicable Class A Warrant Exercise Price, or (b) the 50% Threshold having been attained or exceeded.

CC.           “Voting Agreement” means the voting agreement, dated as of the Issuance Date, by and among the Corporation, the Investor and the “Management Shareholders” (as defined therein).

DD.           “Warrant Default” means the failure or refusal, without Due Cause, of the Holder and/or other holders of the Class A Warrant to exercise the Class A Warrant in an amount sufficient to finance all or part of the purchase price of an Approved Business Combination, after (a) having approved such Approved Business Combination, and (b) having notified the Corporation in writing of its or their intention to exercise the Class A Warrant in an amount sufficient to finance all or part of the purchase price of such Approved Business Combination.

EE.           “Warrant Shares” shall mean the collective reference to (a) the 17,500 shares of Series C Preferred Stock issuable upon full exercise of the Class A Warrants, (b) the 23,333,333 shares of Common Stock issuable upon full exercise of Class A Warrants that are exchanged for the Class A Warrants referred to in clause (a) hereof, and as provided in the Purchase Agreement, and (c) the 2,000,000 shares of Common Stock issuable upon full exercise of the Class B Warrants, as such securities may be adjusted pursuant to the terms of such Warrants.

FF.           “Warrants” shall mean the Class A Warrant and the Class B Warrant of the Corporation issued to the initial Holder(s) of the Series C Preferred Stock or to be issued on the Class A Warrant Exchange Date (as defined in the Purchase Agreement).

GG.           “50% Threshold” shall mean, at any point in time, including, without limitation, following the exercise of the Class A Warrant and/or Class B Warrant, the record ownership by the Holder(s) or its Affiliates of such number of shares of Series C Preferred Stock, Warrant Shares and/or Common Stock of the Corporation, which if (a) owned of record as Common Stock by such Persons, and (b) as to Series C Preferred Stock (including without limitation Class A Warrant Shares) had been fully converted into Common Stock, would represent in the aggregate fifty percent (50%) of the issued and outstanding Common Stock of the Corporation at such point in time.

III. DIVIDENDS

A           Holders of Series C Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation.  No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless such cash dividend or distribution is likewise declared, paid or set apart for payment on the Series C Preferred Stock in an amount equal to the dividend or distribution that would be payable if all of the issued and outstanding shares of the Series C Preferred Stock had been fully converted into Common Stock on the day immediately prior to the date which shall be the earliest to occur of the declaration, payment, or distribution or such dividend.

B.           No dividends or distributions shall be declared or paid or set apart for payment on the Series C Preferred Stock unless full and (if applicable) cumulative dividends have been or are contemporaneously declared, paid or set apart for payment on all Senior Securities (as hereinafter defined) in accordance with the respective terms of the Certificates of Designations for such Senior Securities.

C.           Dividends on the Series C Preferred Stock are prior and in preference to any declaration or payment of any dividend or other distribution (as defined below) on any outstanding shares of Junior Securities (as hereinafter defined).

IV. CONVERSION

A.            Optional and Automatic Conversion

(i)           Optional Conversion.  Holders of Series C Preferred Stock may at their option convert all or any portion of their shares of Series C Preferred Stock into Common Stock of the Corporation at any time or from time to time (an “Optional Conversion”).

(ii)           Automatic Conversion.  Unless previously converted into Common Stock, all shares of Series C Preferred Stock that are outstanding on a date which shall be the earlier to occur of (A) the date of the approval of such conversion (by vote or written consent as provided by law) by the Holders of two-thirds (66-2/3%) of the then issued and outstanding shares of Series C Preferred Stock, or (B) three (3) years from the Issuance Date, shall, without any further action on the part of the Holder or the Corporation, be automatically converted into shares of Common Stock of the Corporation (a “Automatic Conversion”).

(iii)           In the event of any one or more Optional Conversions or any Automatic Conversion pursuant to this Article IV(A) (each a "Conversion") each share of Series C Preferred Stock shall be convertible into a number of fully paid and non-assessable shares of Common Stock determined in accordance with the following formula:

The Original Issue Price
Series C Conversion Price then in effect

B.           Mechanics of Conversion. In order to effect an Conversion, a Holder of shares of Series C Preferred Stock shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series C Preferred Stock being converted (the "Series C Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation.  Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.  The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series C Preferred Stock Certificates are delivered to the Corporation as provided above, or the Holder notifies the Corporation that such Series C Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XII. B hereof.

(i)           Delivery of Common Stock Upon Conversion. Upon the surrender of Series C Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent, as appropriate) shall, no later than the later of (a) the fifth (5th) Business Day following the Conversion Date and (b) the Business Day immediately following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XI B) (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service portage prepaid) to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock being converted and (y) a certificate representing the number of shares of Series C Preferred Stock not being converted, if any.  Notwithstanding the foregoing, the Holder of Series C Preferred Stock shall, for all purposes, be deemed to be a record owner of that number of shares of Common Stock issuable upon conversion of those shares of Series C Preferred Stock set forth in the Conversion Notice as at the date of such Conversion Notice.  In addition, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the Holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer").  If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii)            Taxes.  The Corporation shall pay any and all taxes that may be imposed upon it respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series C Preferred Stock.

(iii)            No Fractional Shares.  If any conversion of Series C Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series C Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Series C Series C Conversion Price per share, and the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock shall be the next lower whole number of shares.  If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iv)            Conversion Disputes.   In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock in accordance with subparagraph (i) above as are not disputed. If such dispute involves the calculation of the Series C Series C Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation and the Holder shall submit their disputed calculations to an independent outside accountant via facsimile within three Business Days of receipt of the Notice of Conversion. The accountant, at the Corporation's sole expense, shall promptly audit the calculations and notify the Corporation and the Holder of the results no later than three Business Days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

(v)           Payment of Accrued Amounts.  Upon conversion of any shares of Series C Preferred Stock, all amounts then accrued or payable on such shares under this Certificate of Designation (including, without limitation, all Dividends, if any) through and including the Conversion Date shall be paid by the Corporation in cash. In the event that the Corporation elects to effect a payment-in-kind, the number of fully paid and non-assessable shares of Common Stock due shall be determined in accordance with the following formula:

All Amounts Accrued or Payable
 Series C Conversion Price

V. RESERVATION OF SHARES OF COMMON STOCK

A.           Reserved Amount.   Immediately following the Corporation’s filing of an Amendment to its Certificate of Incorporation authorizing an increase to its authorized Common Stock,  the Corporation shall reserve not less than 30,000,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series C Preferred Stock (including any shares that may be issuable in connection with the adjustment provisions of this Certificate of Designations), and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series C Preferred Stock (including any shares that may be issuable in connection with the adjustment provisions of this Certificate of Designations) outstanding or issuable upon conversion of the Class A Warrant Shares, at the current Series C Series C Conversion Price thereof, and any anticipated adjustments to such Series C Series C Conversion Price.

B.           Increases to Reserved Amount. During the period that the Corporation’s Common Stock is not listed on any recognized stock exchange in the United States or abroad or the OTC Bulletin Board, the Corporation shall, twice annually, review the Reserved Amount for any stock splits, or adjustments on the Series C Preferred Stock, or similar situations to determine whether the Reserved Amount needs to be increased.

VI. RANK

All shares of the Series C Preferred Stock shall rank (i) senior to the Corporation's Common Stock and any other class of securities which is specifically designated as junior to the Series C Preferred Stock (collectively, with the Common Stock, the "Junior Securities"); (ii) pari passu with any other class or series of Preferred Stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series C Preferred Stock (the "Pari Passu Securities"); and (iii) junior to the Corporation’s 50,000 authorized shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series C Preferred Stock (collectively, the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VII. LIQUIDATION PREFERENCE

A.           In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

(i)           After payment or provision for payment of any distribution on any Senior Securities, the Holders of the Series C Preferred Stock shall be entitled to receive, on a pari passu basis with the holders of the Pari Passu Securities, and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to the sum of (x) $0.02 for each share of Series C Preferred Stock then held by them (the "Initial Series C Liquidation Preference Price"), and (y) an amount equal to all unpaid dividends on the Series C Preferred Stock, if any.  If upon the occurrence of a liquidation, dissolution or winding up of the Corporation the assets and funds thus distributed among the holders of the Series C Preferred Stock and the Pari Passu Securities shall be insufficient to permit the payment to such holders of the full liquidation preference amount based on the Initial Series C Liquidation Preference Price, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and the Pari Passu Securities in proportion to the preferential amount each such holder is otherwise entitled to receive.

(ii)           After setting apart or paying in full the preferential amounts due pursuant to Section VII (A)(i) above, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of the Series C Preferred Stock, the Series A Preferred Stock and  the Common Stock on a pro rata basis, based on the number of shares of Common Stock then held by each Holder, as though all shares of Series C Preferred Stock and Series A Preferred Stock had been converted into Common Stock immediately prior to the date of such distribution.

VIII. ADJUSTMENTS

The Series C Conversion Price and the number of Conversion Shares shall be subject to adjustment as follows:

A.           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Shares issuable upon conversion of the Series C Preferred Stock will be proportionately increased and the Series C Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Corporation at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination,  the Conversion Shares issuable upon conversion of the Series C Preferred Stock will be proportionately reduced and the Series C Conversion Price in effect immediately prior to such combination will be proportionately increased.

B.           [Intentionally Omitted].

C.           Consolidation, Merger or Sale.  In case of any consolidation of the Corporation with, or merger of the Corporation into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of the Series C Preferred Stock will have the right to acquire and receive upon conversion of the Series C Preferred Stock in lieu of the shares of Common Stock immediately theretofore acquirable upon the conversion of the Series C Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of the Series C Preferred Stock had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Corporation will make appropriate provision to insure that the provisions of this Article VIII Section C hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the conversion of the Series C Preferred Stock.  The Corporation will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Corporation) assumes by written instrument the obligations under this Article VIII Section C and the obligations to deliver to the Holder of the Series C Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

D.           Distribution of Assets.  In case the Corporation shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution (on an “as converted” basis, as though all Series C Preferred Stock had been converted into Common Stock immediately prior to the dividend declaration date), the Holder of the Series C Preferred Stock shall be entitled upon conversion of the Series C Preferred Stock for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had the Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

E.           Adjustment Due to Dilutive Issuance.  If, at any time when any shares of Series C Preferred Stock are issued and outstanding, the Corporation issues or sells, or in accordance with this Article VIII is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Series C Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Series C Conversion Price will be reduced to the price determined by multiplying the Series C Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Article VIII, received by the Corporation upon such Dilutive Issuance divided by the Series C Conversion Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the Common Stock Deemed Outstanding immediately after the Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.  No adjustment to the Series C Conversion Price shall have the effect of increasing the Series C Conversion Price above the Series C Conversion Price in effect immediately prior to such adjustment.

F.           Effect on Series C Conversion Price of Certain Events.  For purposes of determining the adjusted Series C Conversion Price, the following will be applicable:

(i)           Issuance of Rights or Options.  If the Corporation in any manner issues or grants any warrants (other than the Warrants issued pursuant to the Purchase Agreement), rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or Convertible Securities (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter collectively referred to in this Article VIII as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Series C Conversion Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share.  For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities (as hereinafter defined) issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion or exchange of Convertible Securities, if applicable).  No further adjustment to the Series C Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii)           Issuance of Convertible Securities.  If the Corporation in any manner issues or sells any other series or classes of Preferred Stock (other than the Series C Preferred Stock) or other securities that are convertible into or exchangeable for Common Stock (“Convertible Securities”), whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series C Conversion Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share.  For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment to the Series C Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(iii)           Change in Option Price or Conversion Rate.  If there is a change at any time in (i) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Series C Conversion Price in effect at the time of such change will be readjusted to the Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv)           Treatment of Expired Options and Unexercised Convertible Securities.  If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Series C Conversion Price then in effect will be readjusted to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

(v)           Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes hereof will be the amount received by the Corporation therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Corporation in connection with such issuance, grant or sale.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Corporation.

 (G)           Exceptions to Adjustments.  Notwithstanding anything contained to the contrary in this Article VIII, no adjustment to the Series C Conversion Price or Conversion Shares pursuant to Section (E) of this Article VIII will be made:

(i)           upon the issuance of shares of Common Stock or Options or Convertible Securities to eligible Persons pursuant to any stock or option plan duly adopted by the Board of Directors of the Corporation, subject to compliance with the terms of the Stock Option Plan referred to in the Purchase Agreement, including the limitations on Options issued or issuable to the “Key Employees” as defined in the Purchase Agreement; or

(ii)           upon the issuance of shares of Common Stock issuable upon the exercise of Options or conversion of Convertible Securities that are outstanding as of the date of filing of this Certificate of Designations, including, without limitation, those securities issued pursuant to the Purchase Agreement; or

(iii)           the issuance of shares of Series A Preferred Stock as pay-in-kind dividends with respect to the Series A Preferred Stock;

(iv)           the issuance (not for capital raising purposes) of shares of Common Stock, Convertible Securities or Options to financial institutions, lessors or vendors in connection with commercial credit or service arrangements, equipment financings or similar transactions, all approved by the Board of Directors of the Corporation; or

(v)           the issuance of shares of Common Stock, Convertible Securities or Options to provide financing to consummate any Approved Business Combination; or

(vi)           following the occurrence and during the continuation of a Warrant Default that has not been cured in a manner deemed satisfactory by the Corporation to facilitate the timely financing of an Approved Business Combination, the issuance of shares of Common Stock, Convertible Securities or Options to provide financing in order to consummate such Approved Business Combination.

(H)           Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Series C Conversion Price, then, and in each such case, the Corporation shall give notice thereof to the Holder of the Series C Preferred Stock, which notice shall state the Series C Conversion Price resulting from such adjustment and the increase or decrease in the number of Conversion Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Corporation.

(I)           Minimum Adjustment of Series C Conversion Price.  No adjustment of the Series C Conversion Price shall be made in an amount of less than 1% of the Series C Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Series C Conversion Price.

(J)           No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the conversion of the Series C Preferred Stock, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

(K)           Other Notices.  In case at any time:

(i)           the Corporation shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(ii)           the Corporation shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii)           there shall be any capital reorganization of the Corporation, or reclassification of the Common Stock, or consolidation or merger of the Corporation with or into, or sale of all or substantially all its assets to, another corporation or entity;

(iv)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in each such case, the Corporation shall give to the Holder of the Series C Preferred Stock (a) notice of the date on which the books of the Corporation shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up of the Corporation, notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place.  Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.  Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Corporation’s books are closed in respect thereto.  Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

IX. VOTING RIGHTS

A.           Class Voting Rights.  Holders of the Series C Preferred Stock shall vote together as a separate class on all matters which impact the rights, value or conversion terms, or ranking of the Series C Preferred Stock, as provided herein.

B.           General Voting Rights with Common Stock.  Subject at all times to the provisions of this Article IX (including paragraph C hereof), except as otherwise required by law or as set forth herein, the Holder of each share of Series C Preferred Stock shall be entitled to cast, at any regular or special meeting of stockholders of the Corporation or in connection with the solicitation of any written consent of stockholders of the Corporation, that number of votes as shall be equal to the number of shares of Common Stock into which such share of Series C Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not counted separately as a class.  Holders of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting in the same manner and at the same time as holders of Common Stock, and in accordance with the Bylaws of the Corporation.

C.           Super-Majority Voting Rights.  Notwithstanding the provisions of Section B of this Article IX, and in lieu thereof, until the earlier to occur of (i) December 31, 2009, or (ii) a Triggering Event, on all matters to be voted on by the stockholders of the Corporation (except as otherwise required under the General Corporation Law of the State of Delaware), the Holder(s) of the Series C Preferred Stock shall be entitled to cast, at any regular or special meeting of stockholders of the Corporation or in connection with the solicitation of any written consent of stockholders of the Corporation, that number of votes, with respect to any matters as to which stockholders of the Corporation may vote or consent to,  as shall be equal to the sum of:

(a)           one hundred (100%) percent of the number of votes that may be cast by all of the issued and outstanding shares of the Corporation’s Common Stock and any other shares of capital stock of the Corporation entitled to vote on the matter, on the record date for the determination of the stockholders entitled to vote on such matter, plus

 (b)           one (1) additional vote.

Notwithstanding the foregoing, during the period in which super-majority voting rights are in effect, the  holders of Series C Preferred Stock shall have no rights to initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) shareholders of the Corporation for the approval of shareholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act, or otherwise, or cause or encourage or attempt to cause or encourage any other Person to initiate any such shareholder proposal; otherwise communicate with the Corporation’s shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; or participate in, or take any action pursuant to, any “shareholder access” proposal which may be adopted by the SEC, whether in accordance with proposed Rule 14a-11 or otherwise, or otherwise initiate, take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

D.           Right to Designate Directors.  For so long as the Voting Agreement shall remain in full force and effect:

(a)           Subject to the next succeeding sentence in this clause (a) of this Section D, for so long thereafter as the Holder(s) of Series C Preferred Stock and/or its or their Affiliates own at least 1,250 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of Series C Preferred Stock, the Majority Holder(s) and/or its or their Affiliates shall be entitled to nominate and elect two (2) members to the Board of Directors of the Corporation, and (subject to FINRA regulations or other limitations on the activities or registered broker/dealers) one (1) member to the Board of Directors of each of the Company Subsidiaries.  In the event that a Triggering Event has occurred on or before December 31, 2009, and for so long thereafter as the Holder(s) of Series C Preferred Stock and/or its or their Affiliates own at least 1,250 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), the Majority Holder(s) and/or its or their Affiliates shall be entitled to nominate and elect fifty (50%) percent of  all of the members of the Board of Directors of the Corporation, and (subject to FINRA regulations or other limitations on the activities or registered broker/dealers) one (1) member to the Board of Directors of each of the Company Subsidiaries.  Such Persons nominated and elected by the Majority Holder(s) and/or its or their Affiliates are referred to herein as the “Series C Directors”.

(b)           If the Boards of Directors of the Corporation is to vote to fill any vacancies on such Board(s) of Directors resulting from the death, resignation, retirement, disqualification, removal or other cause of any of the Series C Directors, then for so long as the Holder(s) of Series C Preferred Stock and/or its or their Affiliates own at least 1,250 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of Series C Preferred Stock, the Majority Holders and/or its or their Affiliates shall be entitled to nominate the applicable number of candidates as Series C Directors as are specified in clause (a) above of this Section D for election to the Board of Directors to fill such vacancies.

(c)           At all times, the Board of Directors of the Corporation shall, as a whole, satisfy the applicable “independence” requirements that may be applicable to the Corporation under the rules of the stock exchange or other trading market in which the Corporation’s Common Stock may trade and shall maintain the requisite number of independent directors, as required under the Sarbanes Oxley Act of 2002 and the stock exchange on which the Corporation’s Common Stock shall then trade (the “Independent Directors”).  In addition, the provisions of this Section D of Article IX shall not be applicable in the event and to the extent that the implementation thereof would cause the Corporation to be in violation of any rule, regulation or policy of the FINRA, any National Securities Exchange or the SEC.

(d)           In the event that a Triggering Event shall have occurred prior to December 31, 2009, and for so long thereafter as the Holder(s) of Series C Preferred Stock and/or their Affiliates shall own at least 1,250 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), not less than fifty percent (50%) of the Independent Directors nominated for election to the Board of Directors of the Corporation shall be Persons who are acceptable to the Majority Holders of the Series C Preferred Stock (or Common Stock issuable upon conversion thereof).

X. PROTECTION PROVISIONS

A.              General.               For so long as 1,250 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of Series C Preferred Stock are held of record by the Holder(s) of Series C Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary, to take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining (i) the affirmative vote or written consent of the Majority Holders, voting or consenting as a separate class, given in person or by proxy, or (ii) if such matter may, under applicable Delaware Corporate Law, be validly enacted and adopted by the Board(s) of Directors of the Corporation, the affirmative vote or written consent of a majority of the Series C Directors:

(a)           make any amendment or modification of the Corporation’s Certificate of Incorporation or by-laws in any manner which has or could reasonably be expected to have, an adverse effect on the rights, privileges and designations of the Series C Preferred Stock;

(b)           issue any additional shares of Series C Preferred Stock, other than upon exercise of the Class A Warrants;

(c)           amend or modify in any manner this Series C Certificate of Designation;

(d)           creating or issuing any additional Senior Securities or Pari Passu Securities; or

 (e)           repricing or changing any prepayment, redemption rights or other material terms and conditions of any of the Corporation’s Series A Preferred Stock or other outstanding convertible or derivative securities or Options as of the Issuance Date (including, without limitation, the 10% Convertible Notes), other than as a result of adjustments for stock dividends, subdivisions, combinations or consolidations of Common Stock and similar corporate events.

B.          Major Transactions.                                Until the earlier to occur of (a) December 31, 2009 or (b) the occurrence of a Triggering Event, for so long as 1,250 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of Series C Preferred Stock are held of record by the Holder(s) of Series C Preferred Stock (i) the affirmative vote or written consent of the Majority Holders, voting or consenting as a separate class, given in person or by proxy, or (ii) if such matter may, under applicable Delaware Corporate Law, be validly enacted and adopted by the Board(s) of Directors of the Corporation or any of its Subsidiaries, the affirmative vote or written consent of a majority of the Series C Directors, shall be necessary for authorizing, approving, effecting or validating any of the following (each a Major Transaction”):

1. any Business Combination involving consideration or other expenditures with a value equal to or greater than $500,000 or involving the issuance of securities of the Corporation having value greater than $500,000;

2. the issuance or sale of any securities of any Company Subsidiary, except to the extent provided in the schedules to the Purchase Agreement;

3. any change the fundamental nature of the business of the Corporation and its Company Subsidiaries;

4. except for the payment of cash or pay-in-kind dividends on Series A Preferred Stock and scheduled redemption of Series A Preferred Stock, the redemption, repurchase or other acquisition for value (or payment or setting aside of a sinking fund for such purpose), or the declaration of setting aside of funds for the payment of any dividend with respect to, any shares of capital stock of the Corporation or any Company Subsidiary, except for repurchases of shares of Common Stock from employees, officers, directors or consultants pursuant to agreements currently in force in which the Corporation has the right to repurchase such shares, such as termination of employment;

5. the sale, assignment, license, lease or other disposal of all or substantially all of the assets of the Corporation or any Company Subsidiaries, or the consent to any liquidation, dissolution or winding up of the Corporation or any Company Subsidiaries, except that any wholly-owned Company Subsidiary may merge into or consolidate with any other wholly-owned Company Subsidiary or transfer assets to any other wholly-owned Company Subsidiary and any wholly-owned Company Subsidiary may transfer assets to the Corporation,

6. any change in the number of Persons constituting all of the members of the Board of Directors of the Corporation,

7. the pledge of any assets of the Corporation or any Company Subsidiaries to secured indebtedness in excess of $500,000, except in the ordinary course of business of entities engaged in the securities brokerage industry;

8. except for (a) indebtedness incurred in connection with capital lease and/or real estate lease obligations incurred in the ordinary course of business, (b) indebtedness existing as at the date hereof, (c) short-term indebtedness incurred in connection with providing temporary net capital to underwrite on a firm commitment basis any public offering of securities of an issuer other than the Corporation or a Company Subsidiary, (d) indebtedness incurred from clearing firms from time to time to facilitate the maintenance of net capital requirements (collectively, “Excluded Indebtedness”), the creation, incurrence, assumption, guarantee or otherwise becoming liable or obligated with respect to any indebtedness on behalf of the Corporation and any Company Subsidiaries in an amount greater than $500,000, except in the ordinary course of business of the Corporation or the Company Subsidiaries engaged in the securities brokerage industry; provided, that, except for Excluded Indebtedness, the aggregate of all such indebtedness outstanding at any one time shall not exceed an aggregate of $5,000,000, without the prior approval of a majority of the Series C Directors;

9. the sale, transfer, conveyance or disposal of assets in excess of $100,000, except the transfer of securities in the ordinary course of business of entities engaged in the securities brokerage industry;

10. any Sale of Control; or

11.           any amendment or modification to the Stock Option Plan or the adoption of any new stock incentive or other equity based compensation plan or program.

XI. MISCELLANEOUS

A.           Cancellation of Series C Preferred Stock If any shares of Series C Preferred Stock are converted pursuant to this Series C Certificate of Designations, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Series C Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series C Preferred Stock.

B.           Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series C Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series C Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series C Preferred Stock Certificate(s) of like tenor and date.  However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series C Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series C Preferred Stock.

C           Waiver Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series C Preferred Stock granted hereunder may be waived as to all shares of Series C Preferred Stock (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series C Preferred Stock shall be required.
D.             Information Rights So long as shares of Series C Preferred Stock are outstanding, the Corporation will deliver to each Holder of Series C Preferred Stock (i) audited annual financial statements to the Holders of Series C Preferred Stock within 90 days after the end of each fiscal year; (ii) and unaudited quarterly financial statements within 45 days of the end of each fiscal quarter.  To the extent that such information is electronically available on the Corporation's Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form 8-K Periodic Reports and Annual Reports to Shareholders, the Corporation need not separately furnish such documents to Holders of the Series C Preferred Stock.

E            Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to National Holdings Corporation, 120 Broadway, 27th floor, New York, New York 10271, attn: Chief Executive Officer; and (ii) if to any Holder to the address set forth in the Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned declares under penalty of perjury under the laws of the State of Delaware that he has read the foregoing Certificate of Designation and knows the contents thereof, and that he is duly authorized to execute the same on behalf of the Corporation, this _ day of March 2009.

NATIONAL HOLDINGS CORPORATION

By: ______________________________
Name:	Mark Goldwasser
Title:	Chief Executive Officer

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series C Preferred Stock)

The undersigned hereby irrevocably elects to convert __________ shares of Series C Convertible Preferred Stock (the "Conversion"), represented by Stock Certificate No(s). ______________ (the "Series C Preferred Stock Certificates"), into shares of common stock ("Common Stock") of National Holdings Corporation (the "Corporation") according to the conditions of the Certificate of Designation, Preferences and Rights of Series C Preferred Stock (the "Certificate of Designation"), as of the date written below.   If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any Each Series C Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series C Preferred Stock which shall not have been converted
.
The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of Series C Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion:
Applicable Series C Conversion Price: $________

Signature:
Name:
Address:

EXHIBIT B-1

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD WITHOUT RESTRICTIONS OR VOLUME LIMITATIONS PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON DECEMBER 31, 2009, SUBJECT TO EXTENSION TO 5:00 P.M. EASTERN TIME ON DECEMBER 31, 2010, AS HEREIN PROVIDED.

No. ___

NATIONAL HOLDINGS CORPORATION
WARRANT TO PURCHASE 17,500 SHARES OF
SERIES C PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

FOR VALUE RECEIVED, Fund.Com, Inc. or its Affiliates (the “Warrant Holder”), is entitled to purchase, subject to the terms and condition of this Class A Warrant, from National Holdings Corporation, a Delaware corporation (the “Corporation”), at any time or from time to time from and the “Initial Exercise Date” (as hereinafter defined) and not later than 5:00 P.M., Eastern time, on the “Warrant Expiration Date” (as hereinafter defined), an aggregate of  17,500 shares (the “Warrant Shares”) of the Corporation’s Series C Preferred Stock (as hereinafter defined), at an exercise price per Warrant Share equal to $1,000.00 (the “Exercise Price”).  The Series C Preferred Stock is convertible at any time at the option of the Warrant Holder into Conversion Shares at the Series C Conversion Price.  The number of Conversion Shares issuable upon conversion of the Series C Preferred Stock and the Series C Conversion Price shall be subject to adjustment from time to time as described in the Series C Certificate of Designation.

This Warrant is the “Class A Warrant” referred to, and issued pursuant to, that certain Securities Purchase Agreement, dated as of April 4, 2009, by and between the Corporation, the Warrant Holder and certain other Persons (the “Purchase Agreement”).  This Warrant is subject to exchange upon consummation of the Class A Warrant Exchange as provided in Section 7.9 of the Purchase Agreement.

The Corporation shall maintain books for the transfer and registration of the Warrant.  Upon the initial issuance of this Class A Warrant, the Corporation shall issue and register the Warrant in the name of the Warrant Holder.

Section 1.                Definitions.  Unless otherwise separately defined in this Class A Warrant, all capitalized terms when used herein shall have the same meaning as they are defined in the Purchase Agreement.  As used in this Class A Warrant, the following terms shall have the meanings set forth below.

A           “Affiliate” of any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person.  For purposes of this definition, “ control ” (including the terms “ controlling ,” “ controlled by ” and “under common control with ”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B.           "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

C.           “Common Stock” means the common stock of the Corporation, par value $0.02 per share, together with any securities into which the common stock may be reclassified.

D.           “Conversion Shares” means, following the full or partial conversion exercise of this Class A Warrant, such number of shares of Common Stock of the Corporation as shall be determined by dividing (a) the $1,000 Stated Value per share of the Warrant Shares so issued upon such exercise, by (b) the Series C Conversion Price per share, then in effect.

E.           “Dilutive Issuance” shall have the same meaning as that term is defined in Section 4(e) of the Class A Warrant to be issued to the Holder(s) of this Warrant upon the occurrence of the Class A Warrant Exchange.

F.           "Exercise Date" means, for any one or more exercises of this Class A Warrant, the date specified in the notice of exercise in the form attached hereto (the "Notice of Exercise"), so long as a copy of the Notice of Exercise is faxed, emailed or delivered by other means resulting in receipt by the Corporation before 11:59 p.m., New York City time, on the Warrant Expiration Date.

G.           "Exercise Price" means One Thousand Dollars ($1,000.00) per Warrant Share, or such other dollar amount into which such Exercise Price may be adjusted pursuant to Section 4 of this Class A Warrant.

H.            “Initial Exercise Date” shall mean the date of this Warrant.

I.            “Investor” shall mean Funds.com Inc., a Delaware corporation and/or any Affiliate of Funds.com Inc. who shall purchase 5,000 shares of the Series C Preferred Stock and receive this Class A Warrant and Class B Warrants being issued pursuant to the Purchase Agreement.

J.           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Corporation and the initial Warrant Holders of Series C Preferred Stock.

K.           “Series C Certificate of Designations” shall mean the certificate of designations of the rights, privileges and preferences of the Series C Preferred Stock, as filed with the Secretary of State of the State of Delaware on the date hereof, as the same may hereafter be amended or modified.

L.           “Series C Conversion Price” shall mean initially $0.75, or such other dollar amount into which such Series C Conversion Price may be adjusted pursuant to Article VIII of the Series C Certificate of Designations.

M.           “Series C Preferred Stock” shall mean the shares of Series C convertible redeemable preferred stock of the Corporation, $0.01 par value per share, authorized for issuance pursuant to the Series C Certificate of Designations.

N.           “Voting Agreement” means the shareholders agreement, dated as of the Issuance Date, by and among the Corporation, the Investor and the “Management Shareholders” (as defined therein).

O.            “50% Threshold” shall mean, at any point in time, including, without limitation, following the exercise of the Class A Warrant and/or the Class B Warrant, the record ownership by the Holder(s) or its Affiliates of such number of shares of Series C Preferred Stock, Warrant Shares and/or Common Stock of the Corporation, which if (a) owned of record as Common Stock by such Persons, and (b) as to Series C Preferred Stock (including without limitation Class A Warrant Shares) had been fully converted into Common Stock, would represent in the aggregate fifty percent (50%) of the issued and outstanding Common Stock of the Corporation at such point in time.

P.           “Warrants” shall mean the collective reference to (i) this Class A Warrant of the Corporation issued to the initial Warrant Holder(s) the Initial Exercise Date or to be issued on the Class A Warrant Exchange Date (as defined in the Purchase Agreement), and (ii) the Class B Warrant.

Q.            “Warrant Expiration Date” shall mean 5:00 p.m. (Eastern time) on December 31, 2009; provided, however, that in the event that the Warrant Holder shall exercise this Class A Warrant prior to 5:00 p.m. (Eastern time) on December 31, 2009 and purchase not less than 10,000 Warrant Shares at the Exercise Price, the expiration date of this Class A Warrant shall automatically be extended to December 31, 2010.

R.            Warrant Holder” shall mean the collective reference to the Investor, its Affiliates or any one or more holder(s) of this Class A Warrant.

S.            “Warrant Shares” shall mean the 17,500 shares of Series C Preferred Stock issuable upon full exercise of this Class A Warrant, as such shares may be adjusted pursuant to the terms of this Class A Warrant.

Section 2.                      Transfers.  As provided herein, and subject to Section 10(b) of the Purchase Agreement, this Class A Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration.  Furthermore, this Class A Warrant and the Warrant Shares are subject to a lockup agreement executed by the Warrant Holder as of even date herewith.  Subject to such restrictions, the Corporation shall transfer this Class A Warrant from time to time upon the books to be maintained by the Corporation for that purpose, upon surrender thereof for transfer properly endorsed or  accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Corporation, including, if required by the Corporation, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Corporation.

Section 3.                      Exercise of Warrant; Limitation on Exercise.

(a)           Subject to the provisions hereof, the Warrant Holder may, in the exercise of its sole and absolute discretion, exercise this Class A Warrant in whole or in part up to and including reaching the 50% Threshold, at any time or from time to time during the period (the “Exercise Period”) commencing from and after the Initial Exercise Date and ending not later than 5:00 P.M., Eastern time, on the Warrant Expiration Date.

(b)           Except as otherwise provided in Section 3(c) below, in the event and to the extent that the exercise of this Class A Warrant would result in the Warrant Holder or its Affiliates exceeding the 50% Threshold, the Warrant Holder may only exercise this Class A Warrant prior to the Warrant Expiration Date on or after any date in which the Board of Directors of the Corporation shall permit the Warrant Holder to exercise this Class A Warrant.

(c)           Notwithstanding the provisions of Section 3(b) above, even if such exercise shall result in the Warrant Holder or its Affiliates exceeding the 50% Threshold, no consent or approval of the Board of Directors of the Corporation shall be required for the Warrant Holder to exercise this Class A Warrant to provide financing for the Corporation or any Company Subsidiary in an amount deemed necessary by the Board of Directors of the Corporation to consummate any Strategic Acquisition approved by the Board of Directors of the Corporation and by the Investor prior to the Warrant Expiration Date.

(d)           On each occasion that the Warrant Holder shall exercise this Class A Warrant, such Warrant Holder shall (i) surrender this Class A Warrant to the Corporation, (ii) deliver to the Corporation a duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Form”), and (iii) pay to the Corporation by cash, certified check or wire transfer of funds for the aggregate Exercise Price for that number of Warrant Shares then being purchased.  Such exercise of this Class A Warrant may be made at any time, as aforesaid, during normal business hours on any business day at the Corporation’s principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Warrant Holder).

(e)           The Warrant Shares so purchased shall be deemed to be issued to the Warrant Holder or the Warrant Holder’s permitted designee, as the record owner of such Warrant Shares, as of the close of business on the date on which this Class A Warrant shall have been duly surrendered (or evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Corporation), the Exercise Price shall have been paid and the completed Exercise Form shall have been delivered.  Certificates for the Warrant Shares so purchased, representing the aggregate number of Warrant Shares specified in the Exercise Form, shall be delivered promptly (and in no event later than three (3) Business Days following delivery and payment of the Warrant Exercise Price) to the Warrant Holder after this Class A Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Warrant Holder and shall be registered in the name of the Warrant Holder or such other name as shall be designated by the Warrant Holder, subject to the provisions of Section 10.1 of the Purchaser Agreement.

(f)           If this Class A Warrant shall have been exercised only in part, then, unless this Class A Warrant has expired, the Corporation shall, at its expense, at the time of delivery of such certificates, deliver to the Warrant Holder a new Class A Warrant representing the number of the Warrant Shares with respect to which this Class A Warrant shall not then have been exercised.

(g)           Each exercise hereof shall constitute the re-affirmation by the Warrant Holder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrant Holder as of the time of such exercise.

Section 4.                  Adjustments.  The number of Warrant Shares issuable upon exercise of this Class A Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)           Subdivision or Combination of Series C Preferred Stock.  If the Corporation at any time, with the consent of the Majority Holder(s) of such Series C Preferred Stock, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Series C Preferred Stock issuable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Corporation at any time, with the consent of the Majority Holder(s) of such Series C Preferred Stock, combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Series C Preferred Stock issuable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(b)           Adjustment in Number of Warrant Shares.  Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of Warrant Shares issuable upon exercise of this Class A Warrant shall be adjusted, all as provided in the Series C Certificate of Designations.

(c)           Consolidation, Merger or Sale.  In case of any consolidation of the Corporation with, or merger of the Corporation into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Warrant Holder of the this Class A Warrant will have the right to acquire and receive upon exercise of this Class A Warrant in lieu of the Warrant Shares immediately theretofore acquirable upon the exercise of this Class A Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Class A Warrant had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Corporation will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Class A Warrant.  The Corporation will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Corporation) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire.

(d)           Distribution of Assets.  In case the Corporation shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, the Warrant Holder shall be entitled upon exercise of this Class A Warrant, to receive the amount of such assets which would have been payable to the Warrant Holder had the Warrant Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution (on an “as exercised” and “as converted” basis, as though this Class A Warrant had been fully exercised for Warrant Shares and all such Warrant Shares had been fully converted into Common Stock at the Series C Conversion Price then in effect immediately prior to the dividend or distribution declaration date).

(e)           Dilutive Issuances.  In the event that, at any time following the issuance date of this Class A Warrant and prior to the issuance to the Holder(s) of the Class A Warrant to purchase shares of Common Stock of the Corporation to be delivered to such Holder(s) upon consummation of the Class A Warrant Exchange (the “Exchange Warrants”), there shall have occurred one or more Dilutive Issuances, then and in such event, the Exercise Price of the Exchange Warrants shall, for all purposes, be deemed to have been adjusted as a result of each such Dilutive Issuance pursuant to Section 4(e) of such Exchange Warrant, as though such Exchange Warrants had been issued immediately prior to the occurrence of initial Dilutive Issuance.

 (f)           Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Corporation shall give notice thereof to the Warrant Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Class A Conversion Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Corporation.

(g)           Minimum Adjustment of Exercise Price.  No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

(h)           No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the exercise of this Class A Warrant, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

(i)           Other Notices.  In case at any time:

(i)           the Corporation shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(ii)           the Corporation shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii)           there shall be any capital reorganization of the Corporation, or reclassification of the Common Stock, or consolidation or merger of the Corporation with or into, or sale of all or substantially all its assets to, another corporation or entity;

(iv)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in each such case, the Corporation shall give to the Warrant Holder (a) notice of the date on which the books of the Corporation shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other Fundamental Change, notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place.  Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.  Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Corporation’s books are closed in respect thereto.  Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

(j)           Certain Definition.

“Common Stock,” for purposes of this Section 4, includes the Common Stock, without par value per share, and any additional class of stock of the Corporation having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to the this Class A Warrant shall include only shares of Common Stock, $0.02 par value per share, in respect of which the this Class A Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or Business Combination, the stock or other securities or property provided for in such Section.

Section 5.                      Compliance with the Securities Act of 1933.  The Corporation may cause the legend set forth on the first page of this Class A Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Class A Warrant, unless counsel for the Corporation is of the opinion as to any such security that such legend is unnecessary.

Section 6.                      Payment of Taxes.  The Corporation will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrant Holder in respect of which such shares are issued, and in such case, the Corporation shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Corporation the amount of such tax or has established to the Corporation’s reasonable satisfaction that such tax has been paid.  The Warrant Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 7.                      Mutilated or Missing Warrants.  In case this Class A Warrant shall be mutilated, lost, stolen, or destroyed, the Corporation shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Corporation.

Section 8.                      Reservation of Series C Preferred Stock.  The Corporation hereby represents and warrants that there have been reserved, and the Corporation shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 8, out of the authorized and unissued shares of Series C Preferred Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Class A Warrant.  The Corporation agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of this Series C Preferred Stock of the Corporation.

Section 9.                      Fractional Interest.  The Corporation shall not be required to issue fractions of Warrant Shares upon the exercise of this Class A Warrant.  If any fractional share of this Class A Warrant would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Corporation, in lieu of delivering such fractional share, shall pay to the exercising Warrant Holder an amount in cash equal to the Fair Market Value of such fractional share of this Class A Warrant on the date of exercise.

Section 10.                      Registration Rights. The Warrant Holder shall be entitled to the rights set forth under the Registration Rights Agreement dated as of even date herewith to allow for the registration of the resale of the Common Stock issuable upon exercise of Warrant Shares under the Securities Act of 1933, as amended.

Section 11.                      Benefits.  Nothing in this Class A Warrant shall be construed to give any person, firm or corporation (other than the Corporation and the Warrant Holder) any legal or equitable right, remedy or claim, it being agreed that this Class A Warrant shall be for the sole and exclusive benefit of the Corporation and the Warrant Holder.

Section 12.                      Notices to Warrant Holder.  Upon the happening of any event requiring an adjustment of the Exercise Price, the Corporation shall promptly give written notice thereof to the Warrant Holder at the address appearing in the records of the Corporation, stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Warrant Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13.                      Identity of Transfer Agent.  The Corporation does not maintain a separate transfer agent for the this Class A Warrant.  Upon the appointment of a transfer agent for the this Class A Warrant or other shares of the Corporation’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Corporation will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 14.                      Notices.  Unless otherwise provided, any notice required or permitted under this Class A Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the seventh day after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an nationally recognized overnight air courier, then such notice shall be deemed given upon delivery to the intended recipient.  All notices shall be addressed as follows: if to the Warrant Holder, at its address as set forth in the Corporation’s books and records and, if to the Corporation, at the address as follows, or at such other address as the Warrant Holder or the Corporation may designate by ten days’ advance written notice to the other:

If to the Corporation:

National Holdings Corporation
120 Broadway, 27th Floor
New York, NY 10271
Attention:  Mark Goldwasser, CEO
Fax:  (212) 417-8010

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY  10017
Attention:  Mitchell C. Littman, Esq.
Fax:  (212) 490-2990

Section 15.                       Successors.  All the covenants and provisions hereof by or for the benefit of the Warrant Holder shall bind and inure to the benefit of its respective successors and permitted assigns hereunder.

Section 16.                      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 17.                      No Rights as Stockholder.  Prior to the exercise of this Class A Warrant in accordance with Section 3 hereof, the Warrant Holder shall not have or exercise any rights as a stockholder of the Corporation by virtue of its ownership of this Class A Warrant.

Section 18.                      Amendment; Waiver.  Any term of this Class A Warrant may be amended and the observance of any term of this Class A Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Warrant Holder and the Corporation.  Any amendment or waiver effected in accordance with this Section 18 shall be binding upon the Warrant Holder (and of any securities into which this Class A Warrant is convertible), each future holder of all such securities, and the Corporation.

Section 19.                      Section Headings.  The section headings in this Class A Warrant are for the convenience of the Corporation and the Warrant Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[balance of this page intentionally left blank – signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Class A Warrant to be duly executed, as of the __ day of April, 2009.

NATIONAL HOLDINGS CORPORATION

By:__________________________________
Mark Goldwasser
Chief Executive Officer

APPENDIX A
NATIONAL HOLDINGS CORPORATION
WARRANT EXERCISE FORM FOR “CLASS A WARRANT”

To National Holdings Corporation:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ________ shares of the Series C Preferred Stock covered by such Warrant and herewith makes payment of $ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

As of the date hereof (prior to exercise of this Class A Warrant), the undersigned certifies that is Warrant Holder Ownership (as defined in Section 3(b) consists of the following equity securities of the Corporation:

(a)
______________ shares of Series C Preferred Stock, which consists of 5,000 shares purchased pursuant to the Purchase Agreement and __________ shares that were previously issued upon exercise of this Class A Warrant.   The foregoing shares of C Preferred Stock are currently convertible into _________ shares of Common Stock on an as-converted to Common Stock basis.

(b)	_______________ shares of Common Stock, which includes _____ shares of Common Stock that have been issued upon exercise of the Class B Warrant issued pursuant to the Purchase Agreement.

Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

_______________________________
Name
________________________________
Address
________________________________

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Class A Warrant be registered in the name of the undersigned Warrant Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

Dated: ___________________, ____

Note:  The signature must correspond with
the name of the Warrant Holder as written                                                                                     Signature:______________________
on the first page of the Warrant in every                                                                           ______________________________
particular, without alteration or enlargement                                                                                     Name (please print)
or any change whatever, unless the Warrant
has been assigned.                                                                             ______________________________
______________________________
Address
______________________________
Federal Identification or
Social Security No.

EXHIBIT B

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:                                                                           (Please Print)

Address:                                                                      (Please Print)

Dated:  __________, 20__

Warrant Holder’s
Signature:

Warrant Holder’s
Address:

NOTE:  The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B-2

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD WITHOUT RESTRICTIONS OR VOLUME LIMITATIONS PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON DECEMBER 31, 2009, SUBJECT TO EXTENSION TO 5:00 P.M. EASTERN TIME ON DECEMBER 31, 2010, AS PROVIDED HEREIN.

No. ___

NATIONAL HOLDINGS CORPORATION

WARRANT TO PURCHASE 23,333,333 SHARES OF
COMMON STOCK, PAR VALUE $0.02 PER SHARE

FOR VALUE RECEIVED, Fund.Com, Inc. or its Affiliates (the “Warrant Holder”), is entitled to purchase, subject to the terms and condition of this Class A Warrant, from National Holdings Corporation, a Delaware corporation (the “Corporation”), at any time or from time to time from and the “Initial Exercise Date” (as hereinafter defined) and not later than 5:00 P.M., Eastern time, on the “Warrant Expiration Date” (as hereinafter defined), an aggregate of  23,333,333 shares (the “Warrant Shares”) of the Corporation’s Common Stock (as hereinafter defined), at an exercise price per Warrant Share equal to $0.75 (the “Exercise Price”).  The number of Warrant Shares issuable upon exercise of this Class A Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.

This Warrant is the “Class A Warrant” constituting Exhibit B-2, referred to, and issued on the Class A Warrant Exchange Date pursuant to Section 7.9 of that certain Securities Purchase Agreement, dated as of April 4, 2009, by and between the Corporation, the Warrant Holder and certain other Persons (the “Purchase Agreement”).  As used herein, the term “Class A Warrant” shall mean and include both this Class A Warrant and the form of Class A Warrant exercisable for shares of Series C Preferred Stock, constituting Exhibit B-1 to the Purchase Agreement.

The Corporation shall maintain books for the transfer and registration of the Warrant.  Upon the initial issuance of this Class A Warrant, the Corporation shall issue and register the Warrant in the name of the Warrant Holder.

Section 1.                      Definitions.                      Unless otherwise separately defined in this Class A Warrant, all capitalized terms when used herein shall have the same meaning as they are defined in the Purchase Agreement.  As used in this Class A Warrant, the following terms shall have the meanings set forth below.

A           “Affiliate” of any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person.  For purposes of this definition, “ control ” (including the terms “ controlling ,” “ controlled by ” and “ under common control with ”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B.           "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

C.           “Common Stock” means the common stock of the Corporation, par value $0.02 per share, together with any securities into which the common stock may be reclassified.

D.           "Exercise Date" means, for any one or more exercises of this Class A Warrant, the date specified in the notice of exercise in the form attached hereto (the "Notice of Exercise"), so long as a copy of the Notice of Exercise is faxed, emailed or delivered by other means resulting in receipt by the Corporation before 11:59 p.m, New York City time, on the Warrant Expiration Date.

E.           "Exercise Price" means initially Seventy-Five Cents ($0.75) per Warrant Share, or such other amount into which such Exercise Price may be adjusted pursuant to Section 4 of this Class A Warrant.

F.            “Initial Exercise Date” shall mean the date of this Warrant.

G.            “Investor” shall mean Funds.com Inc., a Delaware corporation and/or its Affiliate who purchased 5,000 shares of the Series C Preferred Stock and received this Class A Warrant and the Class B Warrant issued pursuant to the Purchase Agreement.

H.           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Corporation and the initial Warrant Holders of Series C Preferred Stock.

I.           “Series C Preferred Stock” shall mean the shares of Series C convertible redeemable preferred stock of the Corporation, $0.01 par value per share, authorized for issuance pursuant to the Series C Certificate of Designations.

J.           “Voting Agreement” means the shareholders agreement, dated as of the Issuance Date, by and among the Corporation, the Investor and the “Management Shareholders” (as defined therein).

K.           “50% Threshold” shall mean, at any point in time, including, without limitation, following the exercise of the Class A Warrant and/or Class B Warrant, the record ownership by the Holder(s) of such number of shares of Series C Preferred Stock, Warrant Shares and/or Common Stock of the Corporation, which if (a) owned of record as Common Stock by such Persons, and (b) as to Series C Preferred Stock (including without limitation Class A Warrant Shares) had been fully converted into Common Stock, would represent in the aggregate fifty percent (50%) or more of the issued and outstanding Common Stock of the Corporation at such point in time.

L.           “Warrants” shall mean the collective reference to (i) this Class A Warrant of the Corporation issued to the initial Warrant Holder(s) on the Initial Exercise Date or to be issued on the Class A Warrant Exchange Date (as defined in the Purchase Agreement), and (ii) the Class B Warrant.

M.            “Warrant Expiration Date” shall mean 5:00 p.m. (Eastern time) on December 31, 2009; provided, however, that in the event that the Warrant Holder shall, on any one or more occasion prior to 5:00 p.m. (Eastern time) on December 31, 2009, exercise this Class A Warrant in part and purchase Warrant Shares for Exercise Price(s) (inclusive of all prior exercises of this Class A Warrant) aggregating $10,000,000 or more, then and in such event, expiration date of this Class A Warrant shall automatically be extended to 5:00 p.m. (Eastern time) on December 31, 2010.

N.            Warrant Holder” shall mean the collective reference to the Investor, its Affiliates or any one or more holder(s) of this Class A Warrant.

O.            “Warrant Shares” shall mean the shares of Common Stock issuable upon the full or partial exercise of this Class A Warrant, as such shares may be adjusted pursuant to the terms of this Class A Warrant.

Section 2.                      Transfers.  As provided herein, and subject to Section 10.1(b) of the Purchase Agreement, this Class A Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration.  Furthermore, this Class A Warrant and the Warrant Shares are subject to a lockup agreement executed by the Warrant Holder as of even date herewith.  Subject to such restrictions, the Corporation shall transfer this Class A Warrant from time to time upon the books to be maintained by the Corporation for that purpose, upon surrender thereof for transfer properly endorsed or  accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Corporation, including, if required by the Corporation, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Corporation.

Section 3.                      Exercise of Warrant; Limitation on Exercise.

(a)           Subject to the provisions hereof, the Warrant Holder may, in the exercise of its sole and absolute discretion, exercise this Class A Warrant in whole or in part up to and including reaching the 50% Threshold, at any time or from time to time during the period (the “Exercise Period”) commencing from and after the Initial Exercise Date and ending not later than 5:00 P.M., Eastern time, on the Warrant Expiration Date.

(b)           Except as otherwise provided in Section 3(c) below, in the event and to the extent that the exercise of this Class A Warrant would result in the Warrant Holder or its Affiliates exceeding the 50% Threshold, the Warrant Holder may only exercise this Class A Warrant prior to the Warrant Expiration Date on or after any date in which the Board of Directors of the Corporation shall permit the Warrant Holder to exercise this Class A Warrant.

(c)           Notwithstanding the provisions of Section 3(b) above, even if such exercise shall result in the Warrant Holder or its Affiliates exceeding the 50% Threshold, no consent or approval of the Board of Directors of the Corporation shall be required for the Warrant Holder to exercise this Class A Warrant to provide financing for the Corporation or any Company Subsidiary in an amount deemed necessary by the Board of Directors of the Corporation to consummate any Strategic Acquisition approved by the Board of Directors of the Corporation and by the Investor prior to the Warrant Expiration Date.

(d)           On each occasion that the Warrant Holder shall exercise this Class A Warrant, such Warrant Holder shall (i) surrender this Class A Warrant to the Corporation, (ii) deliver to the Corporation a duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Form”), and (iii) pay to the Corporation by cash, certified check or wire transfer of funds for the aggregate Exercise Price for that number of Warrant Shares then being purchased.  Such exercise of this Class A Warrant may be made at any time, as aforesaid, during normal business hours on any business day at the Corporation’s principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Warrant Holder).

(e)           The Warrant Shares so purchased shall be deemed to be issued to the Warrant Holder or the Warrant Holder’s permitted designee, as the record owner of such Warrant Shares, as of the close of business on the date on which this Class A Warrant shall have been duly surrendered (or evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Corporation), the Exercise Price shall have been paid and the completed Exercise Form shall have been delivered.  Certificates for the Warrant Shares so purchased, representing the aggregate number of Warrant Shares specified in the Exercise Form, shall be delivered promptly (and in no event later than three (3) Business Days following delivery and payment of the Warrant Exercise Price) to the Warrant Holder after this Class A Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Warrant Holder and shall be registered in the name of the Warrant Holder or such other name as shall be designated by the Warrant Holder, subject to the provisions of Section 10.1 of the Purchase Agreement.

(f)           If this Class A Warrant shall have been exercised only in part, then, unless this Class A Warrant has expired, the Corporation shall, at its expense, at the time of delivery of such certificates, deliver to the Warrant Holder a new Class B Warrant representing the number of the Warrant Shares with respect to which this Class A Warrant shall not then have been exercised.

(g)           Each exercise hereof shall constitute the re-affirmation by the Warrant Holder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrant Holder as of the time of such exercise.

Section 4.                      Adjustments.  The number of Warrant Shares issuable upon exercise of this Class A Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Corporation at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(b)           Adjustment in Number of Warrant Shares.  Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of Warrant Shares issuable upon exercise of this Class A Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Class A Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)           Consolidation, Merger or Sale.  In case of any consolidation of the Corporation with, or merger of the Corporation into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Warrant Holder of the this Class A Warrant will have the right to acquire and receive upon exercise of this Class A Warrant in lieu of the Warrant Shares immediately theretofore acquirable upon the exercise of this Class A Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Class A Warrant had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Corporation will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Class A Warrant.  The Corporation will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Corporation) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire.

(d)           Distribution of Assets.  In case the Corporation shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, the Warrant Holder shall be entitled upon exercise of this Class A Warrant, to receive the amount of such assets which would have been payable to the Warrant Holder had the Warrant Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution (on an “as exercised” and “as converted” basis, as though this Class A Warrant had been fully exercised for Warrant Shares and all such Warrant Shares had been fully converted into Common Stock at the Exercise Price then in effect immediately prior to the dividend or distribution declaration date).

(e)           Adjustment Due to Dilutive Issuance.  If, at any time when any portion of this Class A Warrant is issued and outstanding, the Corporation issues or sells, or in accordance with this Section 4 is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) that is less than the Exercise Price Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 4, received by the Corporation upon such Dilutive Issuance divided by the Exercise Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.  The term “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Corporation), plus (i) the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (ii) the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.  No adjustment to the Exercise Price shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

(f)           Effect on Exercise Price of Certain Events.  For purposes of determining the adjusted Exercise Price, the following will be applicable:

(i)           Issuance of Rights or Options.  If the Corporation in any manner issues or grants any warrants (including the Warrants issued pursuant to the Purchase Agreement), rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter collectively referred to in this Section 4 as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options less than the Exercise Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share.  For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities (as hereinafter defined) issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable).  No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii)           Issuance of Convertible Securities.  If the Corporation in any manner issues or sells any other series or classes of Preferred Stock (other than the Series A Preferred Stock) or other securities that are convertible into or exchangeable for Common Stock (“Convertible Securities”), whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share.  For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(iii)           Change in Option Price or Conversion Rate.  If there is a change at any time in (i) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv)           Treatment of Expired Options and Unexercised Convertible Securities.  If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

(v)           Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Corporation therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Corporation in connection with such issuance, grant or sale.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Corporation.

 (g)           Exceptions to Adjustments.  No adjustment to the Exercise Price or Warrant Shares will be made;

(i)           upon the issuance of shares of Common Stock or Options or Convertible Securities to employees of the Corporation pursuant to any stock or option plan duly adopted by the Board of Directors of the Corporation, subject to compliance with the terms of the Stock Option Plan referred to in the Purchase Agreement, including the limitations on Options issued or issuable to the “Key Employees” as defined in the Purchase Agreement; or

(ii)           upon the issuance of shares of Common Stock issuable upon the exercise of Options or conversion of Convertible Securities that are outstanding as of the date of filing of this Certificate of Designations, including, without limitation, those securities issued pursuant to the Purchase Agreement; or

(iii)           the issuance (not for capital raising purposes) of shares of Common Stock, Convertible Securities or Options to financial institutions, lessors or vendors in connection with commercial credit or service arrangements, equipment financings or similar transactions, all approved by the Board of Directors of the Corporation; or

(iv)           the issuance of shares of Common Stock, Convertible Securities or Options to providing financing to consummate any Approved Business Combination (as that term is defined in the Series C Certificate of Designations);

(v)           the issuance of shares of Series A Preferred Stock as pay-in-kind dividends with respect to the Series A Preferred Stock; or

(vi)           following the occurrence and during the continuation of a Warrant Default that has not been cured in a manner deemed satisfactory by the Corporation to facilitate the timely financing of an Approved Business Combination (as that term is defined in the Series C Certificate of Designations), the issuance of shares of Common Stock, Convertible Securities or Options to providing financing to consummate such Approved Business Combination.

           (h)           Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Corporation shall give notice thereof to the Warrant Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Class B Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Corporation.

(i)           Minimum Adjustment of Exercise Price.  No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

(j)           No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the exercise of this Class A Warrant, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

(k)           Other Notices.  In case at any time:

(i)           the Corporation shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(ii)           the Corporation shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii)           there shall be any capital reorganization of the Corporation, or reclassification of the Common Stock, or consolidation or merger of the Corporation with or into, or sale of all or substantially all its assets to, another corporation or entity;

(iv)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in each such case, the Corporation shall give to the Warrant Holder (a) notice of the date on which the books of the Corporation shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other Fundamental Change, notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place.  Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.  Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Corporation’s books are closed in respect thereto.  Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

(l)           Certain Definitions.

“Bloomberg” shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

“Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Corporation), plus (x) the maximum total number of shares of Common Stock issuable upon the exercise of the Options, as of the date of such issuance or grant of such Options, if any, and (y) the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

“Market Price” means, as of any Trading Day, (i) ) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Corporation, or (B) at the option of a majority-in-interest of the holders of the outstanding this Class A Warrants by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.  The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

“Common Stock,” for purposes of this Section 4, includes the Common Stock, without par value per share, and any additional class of stock of the Corporation having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to the this Class A Warrant shall include only shares of Common Stock, $0.02 par value per share, in respect of which the this Class A Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or Business Combination, the stock or other securities or property provided for in such Section.

“Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Section 5.                      Compliance with the Securities Act of 1933. The Corporation may cause the legend set forth on the first page of this Class A Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Class A Warrant, unless counsel for the Corporation is of the opinion as to any such security that such legend is unnecessary.

Section 6.                      Payment of Taxes.  The Corporation will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrant Holder in respect of which such shares are issued, and in such case, the Corporation shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Corporation the amount of such tax or has established to the Corporation’s reasonable satisfaction that such tax has been paid.  The Warrant Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 7.                      Mutilated or Missing Warrants.  In case this Class A Warrant shall be mutilated, lost, stolen, or destroyed, the Corporation shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Corporation.

Section 8.                      Reservation of this Common Stock.  The Corporation hereby represents and warrants that there have been reserved, and the Corporation shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 8, out of its authorized and unissued shares of Common Stock, sufficient shares of Common Stock to provide for the exercise of the rights of purchase represented by this Class A Warrant.  The Corporation agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation.

Section 9.                      Fractional Interest.  The Corporation shall not be required to issue fractions of Warrant Shares upon the exercise of this Class A Warrant.  If any fractional share of this Class A Warrant would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Corporation, in lieu of delivering such fractional share, shall pay to the exercising Warrant Holder an amount in cash equal to the Fair Market Value of such fractional share of this Class A Warrant on the date of exercise.

Section 10.                      Registration Rights. The Warrant Holder shall be entitled to the rights set forth under the Registration Rights Agreement dated as of even date herewith to allow for the registration of the resale of the Common Stock issuable upon exercise of Warrant Shares under the Securities Act of 1933, as amended.

Section 11.                      Benefits.  Nothing in this Class A Warrant shall be construed to give any person, firm or corporation (other than the Corporation and the Warrant Holder) any legal or equitable right, remedy or claim, it being agreed that this Class A Warrant shall be for the sole and exclusive benefit of the Corporation and the Warrant Holder.

Section 12.                      Notices to Warrant Holder.  Upon the happening of any event requiring an adjustment of the Exercise Price, the Corporation shall promptly give written notice thereof to the Warrant Holder at the address appearing in the records of the Corporation, stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Warrant Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13.                      Identity of Transfer Agent.  The Corporation does not maintain a separate transfer agent for the this Class A Warrant.  Upon the appointment of a transfer agent for the this Class A Warrant or other shares of the Corporation’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Corporation will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 14.                      Notices.  Unless otherwise provided, any notice required or permitted under this Class A Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the seventh day after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an nationally recognized overnight air courier, then such notice shall be deemed given upon delivery to the intended recipient.  All notices shall be addressed as follows: if to the Warrant Holder, at its address as set forth in the Corporation’s books and records and, if to the Corporation, at the address as follows, or at such other address as the Warrant Holder or the Corporation may designate by ten days’ advance written notice to the other:

If to the Corporation:

National Holdings Corporation
120 Broadway, 27th Floor
New York, NY 10271
Attention:  Mark Goldwasser, CEO
Fax:  (212) 417-8010

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY  10017
Attention:  Mitchell C. Littman, Esq.
Fax:  (212) 490-2990

Section 15.                       Successors.  All the covenants and provisions hereof by or for the benefit of the Warrant Holder shall bind and inure to the benefit of its respective permitted successors and assigns hereunder.

Section 16.                      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 17.                      No Rights as Stockholder.  Prior to the exercise of this Class A Warrant in accordance with Section 3 hereof, the Warrant Holder shall not have or exercise any rights as a stockholder of the Corporation by virtue of its ownership of this Class A Warrant.

Section 18.                      Amendment; Waiver.  Any term of this Class A Warrant may be amended and the observance of any term of this Class A Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Warrant Holder and the Corporation.  Any amendment or waiver effected in accordance with this Section 18 shall be binding upon the Warrant Holder (and of any securities into which this Class A Warrant is convertible), each future holder of all such securities, and the Corporation.

Section 19.                      Section Headings.  The section headings in this Class A Warrant are for the convenience of the Corporation and the Warrant Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[balance of this page intentionally left blank – signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Class A Warrant to be duly executed, as of the __ day of April, 2009.

NATIONAL HOLDINGS CORPORATION

By:__________________________________
Mark Goldwasser
Chief Executive Officer

APPENDIX A
NATIONAL HOLDINGS CORPORATION
WARRANT EXERCISE FORM FOR “A WARRANT”

To National Holdings Corporation:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ________ shares of the Series C Preferred Stock covered by such Warrant and herewith makes payment of $ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

As of the date hereof (prior to exercise of this A Warrant), the undersigned certifies that is Warrant Holder Ownership (as defined in Section 3(b) consists of the following equity securities of the Corporation:

(c)
______________ shares of C Preferred Stock, which consists of 5,000 shares purchased pursuant to the Purchase Agreement and __________ shares that were previously issued upon exercise of this “A Warrant”.   The foregoing shares of C Preferred Stock are currently convertible into _________ shares of Common Stock on an as-converted to Common Stock basis.

(d)	_______________ shares of Common Stock, which includes _____ shares of Common Stock that have been issued upon exercise of the B Warrant issued pursuant to the Purchase Agreement.

Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

_______________________________
Name
________________________________
Address
________________________________

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Class A Warrant be registered in the name of the undersigned Warrant Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

Dated: ___________________, ____

Note:  The signature must correspond with
the name of the Warrant Holder as written                                                                                     Signature:______________________
on the first page of the Warrant in every                                                                           ______________________________
particular, without alteration or enlargement                                                                                     Name (please print)
or any change whatever, unless the Warrant
has been assigned.                                                                              ______________________________
______________________________
Address
______________________________
Federal Identification or
Social Security No.

EXHIBIT B

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:                                                                              (Please Print)

Address:                                                                         (Please Print)

Dated:  __________, 20__
Warrant Holder’s
Signature:

Warrant Holder’s
Address:

NOTE:  The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD WITHOUT RESTRICTIONS OR VOLUME LIMITATIONS PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON APRIL __, 2012.

No. ___

NATIONAL HOLDINGS CORPORATION

WARRANT TO PURCHASE 2,000,000 SHARES OF
COMMON STOCK, PAR VALUE $0.02 PER SHARE

FOR VALUE RECEIVED, Fund.Com, Inc. or its Affiliates (the “Warrant Holder”), is entitled to purchase, subject to the terms and condition of this Class B Warrant, from National Holdings Corporation, a Delaware corporation (the “Corporation”), at any time or from time to time from the “Initial Exercise Date” (as hereinafter defined) and not later than 5:00 P.M., Eastern time, on the “Warrant Expiration Date” (as hereinafter defined), an aggregate of  2,000,000 shares (the “Warrant Shares”) of the Corporation’s Common Stock (as hereinafter defined), at an exercise price per Warrant Share equal to $0.75 (the “Exercise Price”).  The number of Warrant Shares issuable upon exercise of this Class B Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.

This Warrant is the “Class B Warrant” referred to, and issued pursuant to, that certain Securities Purchase Agreement, dated as of April 4, 2009, by and between the Corporation, the Warrant Holder and certain other Persons (the “Purchase Agreement”).

The Corporation shall maintain books for the transfer and registration of the Warrant.  Upon the initial issuance of this Class B Warrant, the Corporation shall issue and register the Warrant in the name of the Warrant Holder.
Section 1.                      Definitions.  Unless otherwise separately defined in this Class B Warrant, all capitalized terms when used herein shall have the same meaning as they are defined in the Purchase Agreement.  As used in this Class B Warrant, the following terms shall have the meanings set forth below.

A           “Affiliate” of any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person.  For purposes of this definition, “ control ” (including the terms “ controlling ,” “ controlled by ” and “ under common control with ”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B.           "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.
C.           “Common Stock” means the common stock of the Corporation, par value $0.02 per share, together with any securities into which the common stock may be reclassified.

D.           "Exercise Date" means, for any one or more exercises of this Class B Warrant, the date specified in the notice of exercise in the form attached hereto (the "Notice of Exercise"), so long as a copy of the Notice of Exercise is faxed, emailed or delivered by other means resulting in receipt by the Corporation before 11:59 p.m., New York City time, on the Warrant Expiration Date.
E.           "Exercise Price" means initially Seventy-Five Cents ($0.75) per Warrant Share, or such other amount into which such Exercise Price may be adjusted pursuant to Section 4 of this Class B Warrant.

F.             Initial Exercise Date” shall mean the date of this Warrant.

G.            “Investor” shall mean Funds.Com Inc., a Delaware corporation, and/or its Affiliate who shall purchase 5,000 shares of the Series C Preferred Stock and receive this Class B Warrant and Class B Warrants being issued pursuant to the Purchase Agreement.

H.           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Corporation and the initial Warrant Holders.

I.           “Series C Preferred Stock” shall mean the shares of Series C convertible preferred stock of the Corporation, $0.01 par value per share, authorized for issuance pursuant to the Series C Certificate of Designations.

J.           “Voting Agreement” means the shareholders agreement, dated as of the Issuance Date, by and among the Corporation, the Investor and the “Management Shareholders” (as defined therein).

K.           “50% Threshold” shall mean, at any point in time, including, without limitation, following the exercise of the Class A Warrant and/or Class B Warrant, the record ownership by the Warrant Holder(s) of such number of shares of Series C Preferred Stock, Warrant Shares and/or Common Stock of the Corporation, which if (a) owned of record as Common Stock by such Persons, and (b) as to Series C Preferred Stock (including without limitation Class A Warrant Shares) had been fully converted into Common Stock, would represent in the aggregate fifty percent (50%) or more of the issued and outstanding Common Stock of the Corporation at such point in time.

L.           “Warrants” shall mean the collective reference to this Class B Warrant and the Class A Warrant of the Corporation issued to the initial Warrant Holder(s) or to be issued on the Class A Warrant Exchange Date (as defined in the Purchase Agreement).

M.            “Warrant Expiration Date” shall mean 5:00 p.m. (Eastern time) on April __, 2012.

N.            Warrant Holder” shall mean the collective reference to the Investor, its Affiliates or any one or more holder(s) of this Class B Warrant.

O.            “Warrant Shares” shall mean the shares of Common Stock issuable upon the full or partial exercise of this Class B Warrant, as such shares may be adjusted pursuant to the terms of this Class B Warrant.

Section 2.                      Transfers.  As provided herein and subject to Section 10.1(b) of the Purchase Agreement, this Class B Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration.  Furthermore, this Class B Warrant and the Warrant Shares are subject to a lockup agreement executed by the Warrant Holder as of even date herewith.  Subject to such restrictions, the Corporation shall transfer this Class B Warrant from time to time upon the books to be maintained by the Corporation for that purpose, upon surrender thereof for transfer properly endorsed or  accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Corporation, including, if required by the Corporation, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Corporation.

Section 3.                      Exercise of Warrant; Limitation on Exercise.

(a)           Subject to the provisions hereof, the Warrant Holder may, in the exercise of its sole and absolute discretion, exercise this Class B Warrant in whole or in part up to and including reaching the 50% Threshold, at any time or from time to time during the period (the “Exercise Period”) commencing from and after the Initial Exercise Date and ending not later than 5:00 P.M., Eastern time, on the Warrant Expiration Date.

(b)           Except as otherwise provided in Section 3(c) below, in the event and to the extent that the exercise of this Class B Warrant would result in the Warrant Holder or its Affiliates exceeding the 50% Threshold, the Warrant Holder may only exercise this Class B Warrant prior to the Warrant Expiration Date on or after any date in which the Board of Directors of the Corporation shall permit the Warrant Holder to exercise this Class B Warrant.

(c)           Notwithstanding the provisions of Section 3(b) above, even if such exercise shall result in the Warrant Holder or its Affiliates exceeding the 50% Threshold, no consent or approval of the Board of Directors of the Corporation shall be required for the Warrant Holder to exercise this Class B Warrant to provide financing for the Corporation or any Company Subsidiary in an amount deemed necessary by the Board of Directors of the Corporation to consummate any Strategic Acquisition approved by the Board of Directors of the Corporation and by the Investor prior to the Warrant Expiration Date.

(d)           On each occasion that the Warrant Holder shall exercise this Class B Warrant, such Warrant Holder shall (i) surrender this Class B Warrant to the Corporation, (ii) deliver to the Corporation a duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Form”), and (iii) pay to the Corporation by cash, certified check or wire transfer of funds for the aggregate Exercise Price for that number of Warrant Shares then being purchased.  Such exercise of this Class B Warrant may be made at any time, as aforesaid, during normal business hours on any business day at the Corporation’s principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Warrant Holder).

(e)           The Warrant Shares so purchased shall be deemed to be issued to the Warrant Holder or the Warrant Holder’s permitted designee, as the record owner of such Warrant Shares, as of the close of business on the date on which this Class B Warrant shall have been duly surrendered (or evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Corporation), the Exercise Price shall have been paid and the completed Exercise Form shall have been delivered.  Certificates for the Warrant Shares so purchased, representing the aggregate number of Warrant Shares specified in the Exercise Form, shall be delivered promptly (and in no event later than three (3) Business Days following delivery and payment of the Warrant Exercise Price) to the Warrant Holder after this Class B Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Warrant Holder and shall be registered in the name of the Warrant Holder or such other name as shall be designated by the Warrant Holder, subject to the provisions of Section 10.1 of the Purchase Agreement.

(f)           If this Class B Warrant shall have been exercised only in part, then, unless this Class B Warrant has expired, the Corporation shall, at its expense, at the time of delivery of such certificates, deliver to the Warrant Holder a new Class B Warrant representing the number of the Warrant Shares with respect to which this Class B Warrant shall not then have been exercised.

(g)           Each exercise hereof shall constitute the re-affirmation by the Warrant Holder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrant Holder as of the time of such exercise.

Section 4.                      Adjustments.  The number of Warrant Shares issuable upon exercise of this Class B Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Corporation at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(b)           Adjustment in Number of Warrant Shares.  Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of Warrant Shares issuable upon exercise of this Class B Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Class B Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)           Consolidation, Merger or Sale.  In case of any consolidation of the Corporation with, or merger of the Corporation into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Warrant Holder of the this Class B Warrant will have the right to acquire and receive upon exercise of this Class B Warrant in lieu of the Warrant Shares immediately theretofore acquirable upon the exercise of this Class B Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Class B Warrant had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Corporation will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Class B Warrant.  The Corporation will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Corporation) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire.

(d)           Distribution of Assets.  In case the Corporation shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, the Warrant Holder shall be entitled upon exercise of this Class B Warrant, to receive the amount of such assets which would have been payable to the Warrant Holder had the Warrant Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution (on an “as exercised” and “as converted” basis, as though this Class B Warrant had been fully exercised for Warrant Shares and all such Warrant Shares had been fully converted into Common Stock at the Exercise Price then in effect immediately prior to the dividend or distribution declaration date).

(e)           Adjustment Due to Dilutive Issuance.  If, at any time when any portion of this Class B Warrant is issued and outstanding, the Corporation issues or sells, or in accordance with this Section 4 is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Exercise Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 4, received by the Corporation upon such Dilutive Issuance divided by the Exercise Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the Common Stock Deemed Outstanding immediately after the Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.  The term “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Corporation), plus (i) the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (ii) the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.  No adjustment to the Exercise Price shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

(f)           Effect on Exercise Price of Certain Events.  For purposes of determining the adjusted Exercise Price, the following will be applicable:

(i)           Issuance of Rights or Options.  If the Corporation in any manner issues or grants any warrants (including the Warrants issued pursuant to the Purchase Agreement), rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter collectively referred to in this Section 4 as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options less than the Exercise Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share.  For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities (as hereinafter defined) issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable).  No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii)           Issuance of Convertible Securities.  If the Corporation in any manner issues or sells any other series or classes of Preferred Stock (other than the Series A Preferred Stock) or other securities that are convertible into or exchangeable for Common Stock (“Convertible Securities”), whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share.  For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(iii)           Change in Option Price or Conversion Rate.  If there is a change at any time in (i) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv)           Treatment of Expired Options and Unexercised Convertible Securities.  If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

(v)           Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Corporation therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Corporation in connection with such issuance, grant or sale.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Corporation.

 (g)           Exceptions to Adjustments.  No adjustment to the Exercise Price or Warrant Shares will be made;

(i)           upon the issuance of shares of Common Stock or Options or Convertible Securities to employees of the Corporation pursuant to any stock or option plan duly adopted by the Board of Directors of the Corporation, subject to compliance with the terms of the Stock Option Plan referred to in the Purchase Agreement, including the limitations on Options issued or issuable to the “Key Employees” as defined in the Purchase Agreement; or

(ii)           upon the issuance of shares of Common Stock issuable upon the exercise of Options or conversion of Convertible Securities that are outstanding as of the date of filing of this Certificate of Designations, including, without limitation, those securities issued pursuant to the Purchase Agreement; or

(iii)           the issuance (not for capital raising purposes) of shares of Common Stock, Convertible Securities or Options to financial institutions, lessors or vendors in connection with commercial credit or service arrangements, equipment financings or similar transactions, all approved by the Board of Directors of the Corporation; or

(iv)           the issuance of shares of Common Stock, Convertible Securities or Options to provide financing to consummate any Approved Business Combination (as that term is defined in the Series C Certificate of Designations);

(v)           the issuance of shares of Series A Preferred Stock as pay-in-kind dividends with respect to the Series A Preferred Stock; or

(vi)           following the occurrence and during the continuation of a Warrant Default that has not been cured in a manner deemed satisfactory by the Corporation to facilitate the timely financing of an Approved Business Combination (as that term is defined in the Series C Certificate of Designations), the issuance of shares of Common Stock, Convertible Securities or Options to providing financing to consummate such Approved Business Combination.

           (h)           Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Corporation shall give notice thereof to the Warrant Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Class B Conversion Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Corporation.

(i)           Minimum Adjustment of Exercise Price.  No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

(j)           No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the exercise of this Class B Warrant, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

(k)           Other Notices.  In case at any time:

(i)           the Corporation shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(ii)           the Corporation shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii)           there shall be any capital reorganization of the Corporation, or reclassification of the Common Stock, or consolidation or merger of the Corporation with or into, or sale of all or substantially all its assets to, another corporation or entity; or

(iv)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in each such case, the Corporation shall give to the Warrant Holder (a) notice of the date on which the books of the Corporation shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other Fundamental Change, notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place.  Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.  Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Corporation’s books are closed in respect thereto.  Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

(l)           Certain Definitions.

“Bloomberg” shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

“Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Corporation), plus (x) the maximum total number of shares of Common Stock issuable upon the exercise of the Options, as of the date of such issuance or grant of such Options, if any, and (y) the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

“Market Price” means, as of any Trading Day, (i) ) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Corporation, or (B) at the option of a majority-in-interest of the holders of the outstanding this Class B Warrants by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.  The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

“Common Stock,” for purposes of this Section 4, includes the Common Stock, $0.02 par value per share, and any additional class of stock of the Corporation having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to the this Class B Warrant shall include only shares of Common Stock, $0.02 par value per share, in respect of which the this Class B Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or Business Combination, the stock or other securities or property provided for in such Section.

“Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Section 5.                      Compliance with the Securities Act of 1933. The Corporation may cause the legend set forth on the first page of this Class B Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Class B Warrant, unless counsel for the Corporation is of the opinion as to any such security that such legend is unnecessary.

Section 6.                      Payment of Taxes.  The Corporation will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrant Holder in respect of which such shares are issued, and in such case, the Corporation shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Corporation the amount of such tax or has established to the Corporation’s reasonable satisfaction that such tax has been paid.  The Warrant Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 7.                      Mutilated or Missing Warrants.  In case this Class B Warrant shall be mutilated, lost, stolen, or destroyed, the Corporation shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Corporation.

Section 8.                      Reservation of this Class B Warrant.  The Corporation hereby represents and warrants that there have been reserved, and the Corporation shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 8, out of the authorized and unissued shares of this Class B Warrant, sufficient shares to provide for the exercise of the rights of purchase represented by this Class B Warrant.  The Corporation agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of this Class B Warrant of the Corporation.

Section 9.                      Fractional Interest.  The Corporation shall not be required to issue fractions of Warrant Shares upon the exercise of this Class B Warrant.  If any fractional share of this Class B Warrant would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Corporation, in lieu of delivering such fractional share, shall pay to the exercising Warrant Holder an amount in cash equal to the Fair Market Value of such fractional share of this Class B Warrant on the date of exercise.

Section 10.                      Registration Rights. The Warrant Holder shall be entitled to the rights set forth under the Registration Rights Agreement dated as of even date herewith to allow for the registration of the resale of the Common Stock issuable upon exercise of Warrant Shares under the Securities Act of 1933, as amended.

Section 11.                      Benefits.  Nothing in this Class B Warrant shall be construed to give any person, firm or corporation (other than the Corporation and the Warrant Holder) any legal or equitable right, remedy or claim, it being agreed that this Class B Warrant shall be for the sole and exclusive benefit of the Corporation and the Warrant Holder.

Section 12.                      Notices to Warrant Holder.  Upon the happening of any event requiring an adjustment of the Exercise Price, the Corporation shall promptly give written notice thereof to the Warrant Holder at the address appearing in the records of the Corporation, stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Warrant Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13.                      Identity of Transfer Agent.  The Corporation does not maintain a separate transfer agent for the this Class B Warrant.  Upon the appointment of a transfer agent for the this Class B Warrant or other shares of the Corporation’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Corporation will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 14.                      Notices.  Unless otherwise provided, any notice required or permitted under this Class B Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the seventh day after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an nationally recognized overnight air courier, then such notice shall be deemed given upon delivery to the intended recipient.  All notices shall be addressed as follows: if to the Warrant Holder, at its address as set forth in the Corporation’s books and records and, if to the Corporation, at the address as follows, or at such other address as the Warrant Holder or the Corporation may designate by ten days’ advance written notice to the other:

If to the Corporation:

National Holdings Corporation
120 Broadway, 27th Floor
New York, NY 10271
Attention:  Mark Goldwasser, CEO
Fax:  (212) 417-8010

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY  10017
Attention:  Mitchell C. Littman, Esq.
Fax:  (212) 490-2990

Section 15.                       Successors.  All the covenants and provisions hereof by or for the benefit of the Warrant Holder shall bind and inure to the benefit of its respective successors and permitted assigns hereunder.

Section 16.                      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 17.                      No Rights as Stockholder.  Prior to the exercise of this Class B Warrant in accordance with Section 3 hereof, the Warrant Holder shall not have or exercise any rights as a stockholder of the Corporation by virtue of its ownership of this Class B Warrant.

Section 18.                      Amendment; Waiver.  Any term of this Class B Warrant may be amended and the observance of any term of this Class B Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Warrant Holder and the Corporation.  Any amendment or waiver effected in accordance with this Section 18 shall be binding upon the Warrant Holder (and of any securities into which this Class B Warrant is convertible), each future holder of all such securities, and the Corporation.

Section 19.                      Section Headings.  The section headings in this Class B Warrant are for the convenience of the Corporation and the Warrant Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Corporation has caused this Class B Warrant to be duly executed, as of the __ day of April, 2009.

NATIONAL HOLDINGS CORPORATION

By:__________________________________
Mark Goldwasser
Chief Executive Officer

APPENDIX A

NATIONAL HOLDINGS CORPORATION
WARRANT EXERCISE FORM FOR “A WARRANT”

To National Holdings Corporation:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ________ shares of the Series C Preferred Stock covered by such Warrant and herewith makes payment of $ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

As of the date hereof (prior to exercise of this A Warrant), the undersigned certifies that is Warrant Holder Ownership (as defined in Section 3(b) consists of the following equity securities of the Corporation:

(e)
______________ shares of C Preferred Stock, which consists of 5,000 shares purchased pursuant to the Purchase Agreement and __________ shares that were previously issued upon exercise of this “A Warrant”.   The foregoing shares of C Preferred Stock are currently convertible into _________ shares of Common Stock on an as-converted to Common Stock basis.

(f)	_______________ shares of Common Stock, which includes _____ shares of Common Stock that have been issued upon exercise of the B Warrant issued pursuant to the Purchase Agreement.

     Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

_______________________________
Name
________________________________
Address
________________________________

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Class B Warrant be registered in the name of the undersigned Warrant Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

Dated: ___________________, ____
Note:  The signature must correspond with
the name of the Warrant Holder as written                                                                                     Signature:______________________
on the first page of the Warrant in every                                                                           ______________________________
particular, without alteration or enlargement                                                                                     Name (please print)
or any change whatever, unless the Warrant
has been assigned.                                                                              ______________________________
______________________________
Address
______________________________
Federal Identification or
Social Security No.

EXHIBIT B
FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:                                                                              (Please Print)

Address:                                                                         (Please Print)

Dated:  __________, 20__
Warrant Holder’s
Signature:

Warrant Holder’s
Address:

NOTE:  The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

 EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this ____ day of _________, 2009 by and among National Holdings Corporation, a Delaware corporation (the “Company”), and Fund.Com, Inc., a Delaware corporation (the “Investor”).

WHEREAS, the Company has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Company, (i) 5,000 shares of Series C Preferred Stock (the “Series C Stock”), initially convertible into 6,666,666 shares of the Company’s common stock, $0.02 par value per share (the “Common Stock”), (ii) a warrant to purchase 17,500 shares of Series C Stock which would initially convert into 23,333,333 shares of Common Stock (the “A Warrant”), and (iii) a warrant to purchase 2,000,000 shares of Common Stock (the “B Warrant”), pursuant to the terms and conditions set forth in that certain Securities Purchase Agreement of even date herewith, by and between the Company and the Investor (the “Purchase Agreement”), and

WHEREAS, the terms of the Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Investor to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.           Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Amendment” means an amendment to the Company’s certificate of incorporation that increases the number of authorized shares of Common Stock from 50,000,000 to 150,000,000.

“Authorized Share Approval” means (i) the vote by the stockholders of the Company to approve the Amendment and (ii) the filing by the Company of the Amendment with the Secretary of State of the State of Delaware and the acceptance of the Amendment by the Secretary of State of the State of Delaware.

“Authorized Share Approval Date” means the date that the Authorized Share Approval is obtained by the Company.

 “Business Day” means a day, other than a Saturday, Sunday or holiday, on which banks in New York City are open for the general transaction of business.

“Class A Warrant” shall have the meaning as defined in the recitals.

 “Class B Warrant” shall have the meaning as defined in the recitals.

“Common Stock” shall have the meaning as defined in the recitals, and any securities into which such shares may hereinafter be reclassified.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series C Stock.

“Effectiveness Period” as defined in Section 6(b) hereto.

“Fund.com Registrable Securities ” means (i) all Conversion Shares originally issued, directly or indirectly, to Investor or any of its Affiliates, (ii) all Warrant Shares originally issued, directly or indirectly, to Investor or any of its Affiliates, and (iii) all shares of Common Stock issued or issuable, directly or indirectly, with respect to the Conversion Shares or Warrant Shares upon exercise, conversion or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.   As to any particular Fund.com Registrable Securities, such securities shall cease to be Fund.com Registrable Securities when they have been (a) distributed to the public pursuant to an offering registered under the Securities Act, or (b) sold in compliance with Rule 144.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Fund.com Registrable Securities, (ii) the St. Cloud Registrable Securities and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (a) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (b) such security becoming eligible for resale by the Investor without restrictions pursuant to Rule 144.

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus and any amendments and supplements to such Registration Statement, including pre- or post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed incorporated by reference in such Registration Statement.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the 1933 Act and any successor or substitute rule, law or provision.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written guidance, or rule of general applicability of the SEC staff, (ii) written comments, requirements or requests of the SEC staff to the Company in connection with the review of a Registration Statement, or (iii) the 1933 Act.

“St. Cloud Registrable Securities” means (a) all of the shares of Common Stock then held by St. Cloud Capital Partners II, L.P. or its affiliates, (b) all of the shares of Common Stock issuable upon conversion in full of those certain 10% Convertible Notes, dated March 31, 2008 and June 30, 2008 (the “St. Cloud Notes”) (assuming on such date the St. Cloud Notes are converted in full), (c) all shares of Common Stock then issuable upon exercise of those certain warrants, dated March 31, 2008 and June 30, 2008 (the “St. Cloud Warrants”) (assuming on such date the St. Cloud Warrants are exercised in full), (d) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the St. Cloud Notes or the St. Cloud Warrants and (e) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, that, a security shall cease to be a St. Cloud Registrable Security upon (a) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (b) such security becoming eligible for resale without restrictions pursuant to Rule 144.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 “Warrant Shares” means the shares of Common Stock issuable upon (i) the conversion of the Series C Stock issuable upon the exercise of the A Warrant and (ii) the exercise of the B Warrant.

2.           Demand Registrations.

(a)   Requests for Registration.  At any time following the later of (i) January 1, 2010 and the Authorized Share Approval, the holders of at least 33 1/3% of the Fund.com Registrable Securities, or any lesser percentage if the aggregate offering price of the securities to be registered exceeds $1,000,000, may request registration under the Securities Act of all or any portion of such Fund.com Registrable Securities as permitted by SEC Guidance on Form S-1 or any similar long-form registration statement (“Long-Form Registration ”) or, if available, on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”).  All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.”  Each Registration Statement filed pursuant to a Demand Registration shall state that, in accordance with Rule 416 under the Securities Act, it also covers such indeterminate number of additional Common Stock as may become issuable upon exercise of the A and B Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.  Each request for a Demand Registration shall specify the approximate number of Fund.com Registrable Securities requested to be registered.  The Company shall give prompt written notice (either before or after the filing of the registration statement) of such requested registration to all other holders of Registrable Securities and, subject to SEC Guidance and Section 2(d)  below, will include in such registration, in addition to the Fund.com Registrable Securities that are requested to be registered pursuant hereto, all St. Cloud Registrable Securities (to the extent they are entitled to participate based upon SEC Guidance)with respect to which the Company has received written requests for inclusion therein within 10 days after the sending by the Company of the Company’s notice.

(b)   Long-Form Registration.  Subject to Section 2(a) above, the holders of at least 33 1/3% of the Fund.com Registrable Securities shall be entitled to request two Long-Form Registrations.  A registration shall not count as the permitted Long-Form Registration until it has become effective.

(c)   Short-Form Registrations.  In addition to the Long-Form Registration provided pursuant to Section 2(b) and subject to Section 2(a) above, the holders of a majority of the Fund.com Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations for offerings with aggregate proceeds of at least $500,000.  Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration Statement.  The Company shall use commercially reasonable efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.  Short-Form Registrations may be underwritten registrations, resale registrations or “shelf registrations” pursuant to Rule 415 under the Securities Act (“Shelf Registrations”) or otherwise, in each case at the sole discretion of the Company.

(d)   Restrictions on Demand Registrations.  Subject in all cases to SEC Guidance, the Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Long-Form Registration or Short-Form Registration, as the case may be.  The Company may postpone, for up to one hundred twenty (120) days (from the date of the request), the filing or the effectiveness of a registration statement for a Demand Registration if the Company is in possession of material non-public information concerning it or its business and affairs and the Company’s board of directors determines in good faith that (i) disclosure of such information is legally required in connection with such registration; (ii) public disclosure of such information in a registration statement would have a materially detrimental effect on the Company; or (iii) if the Company's board of directors determines that that Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided, that in such event, the holders of the Fund.com Registrable Securities requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder.

(e)  Other Registration Rights Agreements. Nothing in this agreement shall limit the Company’s right to grant registration rights, including, without limitation, demand or “piggyback” registration rights, to any other person.

3.     Piggyback Registrations.

(a)   Right to Piggyback.  Whenever the Company proposes to register any of its equity securities under the 1933 Act (other than pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), whether or not for sale for its own account, the Company will give prompt written notice (either before or after the filing of the registration statement) to all holders of Registrable Securities of its intention to effect such a registration and, subject to SEC Guidance and Sections 3(b) and 3(c)  below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven (7) days after the sending by the Company of the Company’s notice.

(b)   Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company and the holders of Registrable Securities that have requested inclusion in such offering that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, then the Company will include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, the St. Cloud Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of St. Cloud Registrable Securities owned by each such holder (ii) third, the Fund.com Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) fourth, any other securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of such other securities owned by each such holder.

(c)   Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (it being understood that Demand Registrations on behalf of holders of Registrable Securities are addressed in Section 2 above rather than in this Section 3(c)), and the managing underwriters advise the Company and the holders of Registrable Securities that have requested inclusion in such offering that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the St. Cloud Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of St. Cloud Registrable Securities owned by each such holder, (ii) third, the Fund.com Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) fourth any other securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of such other securities owned by each such holder.

(d)   Selection of Underwriters.  If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and manager(s) for the offering, if any, shall be made by the Company in its sole discretion.

(e)   Withdrawal by Company.  If, at any time after giving notice of its intention to register any of its securities as set forth in Section 3(a)  and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company shall give written notice of such determination to each holder of Registrable Securities.

4.           Cut-Backs due to SEC Guidance.  Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by the Investor as to its Fund.com Registrable Securities, the number of Fund.com Registrable Securities to be registered on such Registration Statement will first be reduced by Fund.com Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders), second by Fund.com Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Investor on a pro rata basis based on the total number of unregistered Conversion Shares held by such Investor) and third by Fund.com Registrable Securities represented by Common Stock (applied, in the case that some Common Stock may be registered, to the Investor on a pro rata basis based on the total number of unregistered Common Stock held by the Investor).   Notwithstanding the foregoing, (i) prior to any reduction in the number of Registrable Securities included in a Registration Statement, all Registrable Securities other than Fund.com Registrable Securities or St. Cloud Registrable Securities shall be reduced first before there is any reduction to Fund.com Registrable Securities or St. Cloud Registrable Securities and (ii) prior to any reduction in the number of Registrable Securities included in a Registration Statement, all Fund.com Registrable Securities shall be reduced first before there is any reduction to St. Cloud Registrable Securities (to the extent they are entitled to participate based upon SEC Guidance).  In the event of a cutback hereunder, the Company shall give the Investor at least 5 Trading Days prior written notice along with the calculations as to such Investor’s allotment.

5.           Expenses.  The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees.  Investor shall be responsible for all other expenses in connection with the registration, including fees and expenses of counsel, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

6.           Company Obligations.  In connection with the Company’s obligations under this Agreement to file a Registration Statement with the SEC and to use its commercially reasonable efforts to cause a Registration Statement to become effective in accordance with the terms hereof, the Company will, as expeditiously as possible:

(a)           prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective, and such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish a reasonable period of time prior to filing to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be furnished within a reasonable period of time prior to filing and will be subject to review of such counsel;

(b)           notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for a period that will terminate upon the earlier of (i) six months in the case of underwritten registrations, (ii) 36 months in the case of shelf registrations, (iii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144, or (iv) in any event, when all of the securities covered by such registration statement during such period have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but, in any event, not before the expiration of any longer period required under the Securities Act, or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the “Effectiveness Period”)] and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to the Investor such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Investor that are covered by the related Registration Statement;

(d)           use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, (ii) if such order or suspension is issued, obtain the withdrawal of any such order or suspension at the earliest possible moment and notify each holder of Registrable Securities of the issuance of such order and the resolution thereof or its receipt of notice of the initiation of any proceeding such purpose;

(f)           prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor as shall be reasonably appropriate in the opinion of the Company and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)           use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)           immediately notify the Investor, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)           otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

(j)   enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(k)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives, and independent accountants to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement; provided, however, that any such information furnished by the Company that is non-public shall be used in connection with such registration only, and shall be kept confidential by any of the foregoing recipients;

(l)           With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to Investor upon request, as long as Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent annual or quarterly report, and (C) such other information as may be reasonably requested in order to avail Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

7.           Due Diligence Review; Information.  The Company shall make available, during normal business hours, for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

8.           Obligations of the Investor.

(a)           Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the Registrable Securities held by it and its beneficial ownership of the Company’s securities, including who has the right to vote or dispose of such securities on behalf of Investor, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute and deliver such documents in connection with such registration as the Company may reasonably request.  At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify Investor of the information the Company requires from Investor if Investor elects to have any of the Registrable Securities included in the Registration Statement.  Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b)           Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)           Investor agrees that, upon receipt of any notice from the Company of the happening of an event pursuant to Section 4(h) hereof, Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

9.     Participation in Underwritten Registrations.

(a)   No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided, that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.

(b)   Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(e).  In the event that the Company shall give any such notice, the applicable time period mentioned in Section 4(b)  during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(e)  to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e) ..

10.           Indemnification.

(a)           Indemnification by the Company.  The Company will indemnify and hold harmless Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on Investor’s behalf and will reimburse Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)           Indemnification by the Investor.  Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the liability of Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by Investor in connection with any claim relating to this Section 7 and the amount of any damages Investor has otherwise been required to pay by reason of such untrue statement or omission) received by Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

11.           Miscellaneous.

(a)           Amendments and Waivers.  This Agreement may be amended only by a writing signed by the Company and the Investor.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Investor.

(b)           Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c)           Assignments and Transfers by Investor.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and assigns.  Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by Investor to such person, provided that Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d)           Assignments and Transfers by the Company.  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investor, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Investor, after notice duly given by the Company to Investor.

(e)           Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)           Electronic Delivery; Counterparts.  This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such Electronic Delivery signature page were an original thereof.  At the request of any party hereto, each other party hereto or thereto shall re-execute the original form of this Agreement and deliver such form to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

 (g)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflicts of laws concepts which would apply the substantive law of some other jurisdiction, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:

NATIONAL HOLDINGS CORPORATION

By: ___________________________________
Mark Goldwasser
Chief Executive Officer

The Investor:

FUND.COM, INC.

By:________________________________
      Greg Webster
      Chief Executive Officer

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of the Warrant by payment of cash, however, we will receive the exercise price of the Warrant.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the 1933 Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the 1933 Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act.  Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the market and to the activities of the selling stockholders and their Affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the 1933 Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the 1933 Act and state securities laws, relating to the registration of the shares offered by this prospectus.

           We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the 1933 Act.

EXHIBIT E
VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of April __, 2009, by and among National Holdings Corporation, a Delaware corporation (the “Company”), Mark Goldwasser (“Goldwasser”), Leonard J. Sokolow (“Sokolow”), Christopher C. Dewey (“Dewey,” and together with Goldwasser and Sokolow, the “Management Stockholders”) and Fund.Com, Inc., a Delaware corporation or its Affiliate (the “Investor”).  The Company, the Management Stockholders and the Investor are hereinafter sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, pursuant to a Securities Purchase Agreement dated as of April 4, 2009 (the “Purchase Agreement”) by and between the Company and the Investor, on the date of this Agreement, the Investor purchased from the Company (the “Purchase”), and the Company sold to the Investor, for $1,000 per share, an aggregate of 5,000 shares of Series C Preferred Stock of the Company (the “Purchased Shares”), and the Class A Warrant and Class B Warrant described below; and

WHEREAS, as a result of the Purchase, the Investor is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of (a) the Purchased Shares which are convertible (subject to adjustment) into 6,666,666 shares of the Company’s common stock, par value $0.02 per share (together with any securities into which the common stock may be reclassified, the “Common Stock”), (b) a warrant (i) initially entitling the holder to purchase an additional 17,500 shares of Series C Preferred Stock at an exercise price equal to $1,000.00 per share, and (ii) upon consummation of the Class A Warrant Exchange” (as defined in the Purchase Agreement”), thereafter entitling the holder to purchase an aggregate of 23,333,333 shares of Common Stock, in each case subject to adjustments as provided therein (individually and collectively, the “Class A Warrant”), and (iii) a warrant entitling the holder to purchase 2,000,000 shares of Common stock at an exercise price equal to $0.75 per share (the “Class B Warrant”, and together with the Class A Warrant, the “Warrants”); and

WHEREAS, as set forth in the Series C Preferred Certificate of Designation, the Purchased Shares will vote with the Common Stock together as a single class, with the Shares representing the right to cast that number of votes equal to:

(a)           on or prior to the earlier of (i) Expiration Date (as defined herein) or (ii) such time, if any, as the 50% Threshold (as defined herein) has been attained, the aggregate number of votes cast by 100% of the outstanding shares of Common Stock entitled to vote as of the record date of the applicable vote, plus one (the “Super-Majority Voting Rights”) and (ii) following the earlier of the Expiration Date or achievement of the 50% Threshold, as applicable, the aggregate number of whole shares of Common Stock issuable upon conversion of such Purchased Shares in all matters (the “As-Converted Voting Rights”), except as otherwise provided under the Delaware General Corporation Law; and

WHEREAS, in consideration of the execution and performance of the covenants and agreements of the parties set forth in the Purchase Agreement, the Parties hereto have agreed to execute and deliver this Agreement.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:

1. Definitions.

All capitalized terms herein not otherwise defined in this Agreement, shall have the meaning ascribed to them in the Purchase Agreement.  As used in this Agreement, the following terms shall have the meanings defined below.

1.1                      “As-Converted Voting Rights” shall mean the aggregate number of votes that may be cast by the Investor on all matters as to which stockholders of the Company are entitled to vote or consent to in respect of the shares of Series C Preferred Stock owned of record by the Investor as though all such shares had been converted into shares of Common Stock of the Company.

1.2                      “Class A Warrant Shares” shall mean the individual and collective reference to (a) the 17,500 shares of Series C Preferred Stock (subject to adjustment) that are issuable upon exercise of the Class A Warrant initially issued pursuant to the Purchase Agreement, and (b) following the Class A Warrant Exchange, the 23,333,333 shares of Common Stock (subject to adjustment) that are issuable upon exercise of such Class A Warrant.

1.3                      “Class A Warrant Exercise Price” means (a) as to Class A Warrant in the form of Exhibit B-1 attached to the Purchase Agreement, One Thousand Dollars ($1,000.00) per share of Series C Preferred Stock, subject to adjustment as provided in the Series C Certificate of Designations; and (b) upon consummation of the Class A Warrant Exchange, as to the as to Class A Warrant in the form of Exhibit B-2 attached to the Purchase Agreement, Seventy-Five Cents ($0.75) per share of Company Common Stock, subject to adjustment as provided in such Class A Warrant.

                                   1.4                      “Class B Warrant Shares” shall mean the 2,000,000 shares of Common Stock (subject to adjustment) that are issuable upon exercise of the Class B Warrant.

1.5                      “Company Sale of Control” shall mean any transaction or series of transactions involving the sale of a majority of the voting securities or substantially all of the assets and businesses of the Company and its consolidated Subsidiaries to any Person who is not an Affiliate of the Company or the Shareholders (including the Investor and its Affiliates), whether through sale of assets, merger, consolidation, tender offer or other related transaction, as a result of which the power to elect a majority of the members of the Board of Directors of the Company shall be vested in to Persons who are not an Affiliate of the Company prior to such transaction.

1.6                      “Designated Subsidiaries” shall mean the Significant Subsidiaries and any one or more Subsidiary formed or acquired in connection with any one or more Strategic Acquisition made during the period that this Agreement shall remain in force and effect.

1.7                      “Expiration Date” shall mean December 31, 2009.

1.8                      “50% Threshold” shall mean, at any particular point in time, including, without limitation, following the exercise of the Class A Warrant and/or Class B Warrant, the record ownership by the Investor or its Affiliates of such number of shares of Series C Preferred Stock, Class B Warrant Shares and/or Common Stock of the Company which if (a) owned outright as Common Stock, or (b) as to Series C Preferred Stock (including, without limitation, Class A Warrant Shares), was fully converted into Common Stock, would represent in the aggregate fifty percent (50%) or more of the issued and outstanding shares of Common Stock of the Company at such point in time.
1.9                      “Fully-Diluted Common Stock” shall mean the aggregate number of issued and outstanding shares of Common Stock of the Company as at the Closing Date or as of a particular measuring date following the Closing, on a fully-diluted basis, after giving effect to (a) the exercise of all warrants, stock options and other rights to purchase Common Stock, (including the Class A Warrant and the Class B Warrant) then issued and outstanding, and (b) the conversion into Common Stock of all notes, debentures, preferred stock and other convertible securities of the Company then issued and outstanding, including, without limitation, all Common Stock issuable upon conversion of the 5,000 shares of Series C Preferred Stock issued to the Investor on the Closing Date and all Common Stock issuable upon conversion of the 17,500 additional shares of Series C Preferred Stock that may be issuable upon exercise of the Class A Warrant.

1.10                      “National Securities Exchange” shall mean any one of the New York Stock Exchange, the NYSE Alternext Exchange, the NASDAQ Capital Markets, or the FINRA Over-the-Counter Bulletin Board.

1.11           “Purchased Shares” shall mean the 5,000 shares of Series C Preferred Stock included in the Purchase which are issued to the Investor on the Closing Date under the Purchase Agreement.

1.12           “Securities” shall mean the collective reference to: (a) all 22,500 shares of Series C Preferred Stock, inclusive of the 5,000 Purchased Shares; (b) the Class A Warrant; (c) the Class B Warrant; (d) the Class A Warrant Shares; (e) the Class B Warrant Shares; (f) the shares of Common Stock that may be purchased upon conversion of any issued and outstanding shares of Series C Preferred Stock (including the Purchased Shares); and (g) any adjustments to the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock or exercise of the Warrants pursuant to the anti-dilution provisions of such securities.

1.13           “Super Majority Voting Rights” shall mean the right of the Investor or other holder(s) of the Series C Preferred Stock to cast, at any regular or special meeting of stockholders of the Company or in connection with the solicitation of any written consent of stockholders of the Company, that number of votes, with respect to any matters as to which stockholders of the Company may vote or consent to, as shall be equal to the sum of:

(a)           one hundred (100%) percent of the number of votes that may be cast by all of the issued and outstanding shares of the Company’s Common Stock and any other shares of capital stock of the Company entitled to vote on the matter, on the record date for the determination of the stockholders entitled to vote on such matter, plus

           (b)            one (1) additional vote.

1.14           “Triggering Event” shall mean the first to occur of either (a) the exercise of the Class A Warrant and the payment of not less than $10,000,000 of the applicable Class A Warrant Exercise Price, or (b) the 50% Threshold having been attained or exceeded.

2. Agreements Relating to the Purchased Shares.

2.1 Lock-Up, Transfer and Encumbrance.
(a)           The Investor acknowledges that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
(b)           Except for (i) the pledge of the Purchase Agreement, the Limited Recourse Note and the Common Stock issuable upon conversion of such Limited Recourse Note to Global Asset Fund Limited, as at the date of execution of this Agreement and (ii) the pledge of all of the Securities, this Agreement and the other Transaction Documents to Amalphis Group Limited (“Amalphis”) to secure financing from Amalphis to enable the Company to pay the Purchase Price on the Closing Date, without the prior written consent of the Company, the Investor shall not sell, pledge, hypothecate, assign or otherwise transfer, (collectively, “Transfer”) directly or indirectly, any of the Securities or any of its rights or obligations under any of the Transaction Documents until the earlier of (i) December 31, 2009, or (ii) the occurrence of a Triggering Event.  Investor further agrees, if permitted by the Company, no Transfer of the Securities prior to the expiration of the foregoing period shall be effective unless the transferee or assignee shall have executed a written assumption of the specific obligations and duties of the Investor set forth herein and in any of the other Transaction Documents and in all cases to the provisions of the applicable securities laws.

(c)           Each of the Management Stockholders does hereby acknowledge and agree that no direct or indirect Transfers of any Securities of the Company owned of record or beneficially by any such Management Stockholder can be made by such Person or Persons prior to 5:00 p.m. (Eastern Standard Time) on March 31, 2010 pursuant to this Agreement and the Lock-Up Agreements.

2.2 New Purchased Shares.  Investor agrees that any shares or securities of the capital stock of the Company that the Investor or its Affiliates purchases or with respect to which the Investor otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (the “New Purchased Shares”), and any and all other shares or securities of the Company issued, issuable, exchanged or exchangeable in respect of any New Purchased Shares, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Purchased Shares.

3. Board of Directors.

(a)                      The Parties hereto agree that, subject at all times to the provisions of Section 3(b) below, for so long as the Investor or its Affiliates shall own at least 1,250 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), the entire Board of Directors of the Company shall consist of nine (9) members, and that two (2) of such members shall be persons who shall be designated by the Investor and who are reasonably acceptable to a majority of the members of the Board of Directors (the “Investor Designees”).  In addition, if permitted under applicable FINRA regulations and other limitations on the activities of registered broker/dealers, one of such Investor Designees shall serve as a member of the board of directors of each of the Designated Subsidiaries.  The Parties hereto acknowledge that Gregory Webster and Michael Hlavsa have been appointed to serve on the Board of Directors of the Company as the Initial Investor Designees and Gregory Webster shall serve as the initial Investor Designee on each of the Designated Subsidiaries; all of which Persons are deemed to be acceptable to the Company.

(b)                      In the event that a Triggering Event has occurred on or before the December 31, 2009 Expiration Date, and for so long thereafter as the Investor or its Affiliates shall own at least 1,250 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), the size of the entire Board of Directors of the Company shall be increased to no less than ten (10) members and that the Investor shall have the right to designate no less than five (5) of the ten (10) members of such Board of Directors, or such other number of directors so that Investor Designees shall at all times represent not less than fifty (50%) percent of all of the members of the Board of Directors of the Company.  In addition, in the event that a Triggering Event has occurred on or before the December 31, 2009 Expiration Date, and for so long thereafter as the Investor or its Affiliates shall own at least 1,250 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), if permitted under applicable FINRA regulations and other limitations on the activities of registered broker/dealers, one of such Investor Designees shall serve as a member of the board of directors of each of the Designated Subsidiaries.
(c)                      If the Boards of Directors of the Company or any Designated Subsidiary is to vote to fill any vacancies on such Board(s) of Directors resulting from the death, resignation, retirement, disqualification, removal or other cause of any of the Investor Designees, then for so long as the Investor or its Affiliates own at least 1,250 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), the Investor and/or its Affiliates shall be entitled to nominate the applicable number of candidates as Investor Designees as are specified in Section 3(a) or Section 3(b) above.

(d)                      At all times, the Board of Directors of the Company shall, as a whole, satisfy the applicable “independence” requirements that may be applicable to the Company under the rules of the stock exchange or other trading market in which the Company’s Common Stock may trade and shall maintain the requisite number of independent directors, as required under the Sarbanes Oxley Act of 2002 and the stock exchange on which the Company’s Common Stock shall then trade (the “Independent Directors”).  In addition, the provisions of this Section 3 shall not be applicable in the event and to the extent that the implementation thereof would cause the Company to be in violation of any rule, regulation or policy of the FINRA, and National Securities Exchange on which the Company’s Common Stock then trades, or the SEC.

(e)                      In the event a Triggering Event has occurred prior to the December 31, 2009 Expiration Date, and for so long thereafter as the Investor or its Affiliates own at least 1,250 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), not less than fifty percent (50%) of the Independent Directors of the Company nominated for election to the Board of Directors shall be Persons who are acceptable to the Investor or its Affiliates.

                        (f)                      To the extent not already established, following the date of this Agreement, the Board of Directors of the Company shall establish certain committees, including (i) a three member Audit Committee, (ii) a three member Compensation Committee, and (iii) a three member Business Development Committee.   One of the Investor Designees shall be entitled to be a member of each of the Audit Committee and the Compensation Committee, and two of the Investor Designees shall be entitled to serve as members of the Business Development Committee.  The Business Development Committee shall consider and recommend to the Board of Directors of the Company, potential mergers and acquisitions, joint ventures and/or the purchase of businesses or assets by the Company or any Designated Subsidiary (including, without limitation, the potential Strategic Acquisitions described in Section 7.5 of the Purchase Agreement) or any transaction that may involve a Company Sale of Control.

(g)                      Notwithstanding the foregoing provisions of this Section 3, if in connection with an Approved Strategic Acquisition, the parties to such transaction require representation on the Board of Directors of the Company, this Section 3 shall be amended in a manner that is acceptable to the Company and the Investor taking into account their then current Board representation percentages.

4. Voting.

(a)                      Series C Preferred Stock Voting Rights.  The Parties hereto acknowledge that, pursuant to the Series C Certificate of Designation, the Series C Preferred Stock shall, voting together with the Common Stock of the Company a single class, possess Super Majority Voting Rights at all times on or prior to the earlier to occur of (i) the Expiration Date, or (ii) the occurrence of a Triggering Event.  Following the earlier to occur of the Expiration Date or a Triggering Event, the Series C Preferred Stock shall, voting together with the Common Stock of the Company a single class, possess As Converted Voting Rights.

(b)                      Board of Directors.   Except in connection with a Company Sale of Control, at every meeting of the stockholders of the Company called with respect to the election of directors of the Company, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to such matter:

 (i)                      for a period equal to the earlier to occur of (A) three (3) years from the date hereof, or (B) two (2) years from the date on which a Triggering Event shall have occurred, the Investor agrees to vote all shares of Series C Preferred Stock and all shares of Common Stock owned of record by the such Investor or its Affiliates in favor of the election to the Board of Directors of the Company of those directors of the Company who shall be current members of the Board of Directors of the Company as of the date hereof or their respective successors as designated by the remaining directors; provided, that, such Persons (A) are willing and capable of serving as members of such Board of Directors, (B) if employees of the Company or any Designated Subsidiary, are not terminated for cause (as defined in any employment agreement applicable to such employee or as determined by a court of competent jurisdiction from which no appeal has or can be taken), and (C) are not found by a court of competent jurisdiction from which no appeal has or can be taken to have breached their fiduciary duties as directors of the Company; and

(ii)                      at such time and for so long as Investor Designees shall constitute fifty percent (50%) of all of the members of the Boards of Directors of the Company (as contemplated by Section 3(b) above), the Investor agrees to vote all shares of Series C Preferred Stock and all shares of Common Stock owned of record by such Investor or its Affiliates in favor of the election to the Board of Directors of the Company of the remaining fifty percent (50%) of all of the members of the Boards of Directors of the Company of such Persons who shall consist of: (A) as to the Company, (x) the three Management Stockholders (assuming such Persons are willing and capable of service as members of such Boards of Directors), (y) the two designees of holders of Series A Preferred Stock, and (z) fifty percent (50%) of all Independent Directors who shall be Persons acceptable to both the majority of the Management Stockholders and the holders of Series A Preferred Stock; and (B) as to each Designated Subsidiary, such Persons who shall be acceptable to the Management Stockholders.

(c)                      Proxy.            Except in connection with a Company Sale of Control, prior to the earlier to occur of (i) three (3) years from the date hereof, or (ii) two (2) years from the date on which a Triggering Event shall have occurred, the Investor will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the provisions of Section 3 or this Section 4.  Except as otherwise provided herein, the covenants and agreements of the Investor set forth in Section 4(b) are hereby deemed to be irrevocable and coupled with an interest, to the extent provided in Section 212 of the Delaware General Corporation Law.  In such connection, the Investor hereby appoints Goldwasser and Sokolow, and each of them, as the Investor’s proxy and attorney in fact to vote all of the shares of Common Stock and Series C Preferred Stock owned of record by the Investor and exercise all of the voting rights then enjoyed by the Investor whether they be Super-Majority Voting Rights or As-Converted Voting Rights (collectively, the “Voting Rights”) to implement the provisions of Section 3 and this Section 4.

(d)                      The provisions of Section 4(c) above are intended to bind the Investor as a stockholder of the Company only with respect to the voting for members of the Board of Directors of the Company, and is not intended to affect the Voting Rights of then enjoyed by the Investor, with respect to any other matters that are to be considered, voted upon, approved ratified or consented to by the stockholders of the Company.

5. Actions of the Board of Directors; Major Transactions.

(a)                      The business of the Company and its Subsidiaries shall be conducted and managed in the following manner:

(i)                      The Management Stockholders acknowledge the provisions of Article X, Section B of the Series C Certificate of Designations and do hereby covenant and agree that, to the extent such provisions are applicable, they shall not, in their capacities as directors of the Company or otherwise, cause the Company to violate any of the provisions of Article X, Section B of the Series C Certificate of Designations. Except for Major Transactions (as hereinafter defined), the operation of the business of the Company and its Subsidiaries shall be managed by the Board of Directors of the Company.

(ii)                      Notwithstanding any other provision of this Agreement or the Company’s Series C Certificate of Designations, except as otherwise prohibited by applicable law, for the period set forth in Article X, Section B of the Series C Certificate of Designations, if any action affecting the Company or a Company Subsidiary that constitutes a Major Transaction shall, under the laws of the State of Delaware, require only the approval, consent or action by the Board of Directors of the Company, the affirmative vote, consent or approval of a majority of the Investor Designees who serve as the members of such Boards of Directors shall be required to approve, adopt or ratify such Major Transaction.  In addition, to the items constituting Major Transactions in the Series C Certificate of Designations, for the period specified in Article X, Section B of such Series C Certificate of Designations, the following additional items shall also be deemed to be Major Transactions under this Agreement, and shall require the prior written consent or approval of a majority of the Investor Designees:

(A)                      any change to the compensation of any Key Employee, except to the extent contemplated by compensation arrangements currently in effect;

(B)                      entering into any new, or modifying any existing, commercial or financial agreement with any Management Shareholder or any Affiliate of a Management Shareholder (other than the Company);

(C)                      change in the auditors for the Company and its Subsidiaries, unless such auditors shall be a nationally recognized auditing firm or any other regional PBOC qualified auditing firm that specializes in auditing registered broker/dealers or investment banking firms.

(b)                      In connection with a Major Transaction, in the event that any Investor Designee who are listed on Schedule A hereto fail or refuse to affirmatively vote or consent in connection with any one or more Major Transactions at any regular or special meeting of the Board of Directors of the Company or its Subsidiaries, then such Investor Designee shall be deemed not to have accepted and to have voted against implementation of such Major Transaction.

(c)                      The Investor shall have the right at any time by written notice to the Company, to (i) remove or replace its Investor Designees listed on Schedule A to vote on Major Transactions with a replacement designee selected by the Investor and reasonably acceptable to a majority of the remaining members of the Board of Directors, or (ii) to change the addresses for notices set forth on Schedule A.

6. Representations, Warranties and Covenants of Investor.  The Investor hereby represents, warrants and covenants to the Company and the Management Stockholders that:

6.1 Ownership. As of the date hereof, the Investor has good and marketable title to, and is the sole legal and beneficial owner of the Securities, in each case free and clear of all liens or encumbrances.  As of the date hereof, the Investor does not beneficially own any shares or securities of the capital stock of the Company other than such Securities.

6.2 Authorization.  The Investor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to all of the Securities with no restrictions on its voting rights or rights of disposition pertaining thereto.  The Investor has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally or (ii) general principals of equity, whether considered in a proceeding at law or in equity.

6.3 No Violation.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) require the Investor to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, except in compliance with the provisions of Section 16 and Section 13D of the Exchange Act; (ii) violate, or cause a breach of or default (or an event which with notice or the lapse of time or both would become a default) under, any contract, agreement or understanding to which the Investor is a party, or, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon the Investor; or (iii) cause the acceleration of any obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrances on any property or asset of the Investor pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which the Investor is subject or by which the Investor or any of the Investor’s properties or assets are bound.  No proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Purchased Shares.  The Investor has not previously assigned or sold any of the Securities to any third party.

7. Termination.  This Agreement shall terminate on either (a) the earlier to occur of (i) three (3) years from the date hereof, or (ii) two (2) years from the date on which a Triggering Event shall have occurred, or (b) the occurrence of a Company Sale of Control; provided that nothing herein shall relieve any Party from liability hereof for breaches of this Agreement prior to such termination.

        8. Miscellaneous.

8.1 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of this terms, provisions, covenants and restrictions  of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.2 Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; provided, however, that the Investor may assign its rights hereunder if the assignee shall enter into a Lock Up Agreement substantially in the same form as executed by the Investor and reasonable acceptable to the Company.  Any purported assignment without such consent shall be void.

8.3 Amendment and Modification.  This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

8.4 Specific Performance; Injunctive Relief.  The parties hereto acknowledge that the Investor or the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements set forth herein given by the Company and Management Stockholders, on one hand, and by the Investor, on the other hand.  Therefore, it is agreed that, in addition to any other remedies that may be available to it or them upon such violation, the non-breaching Party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it or them at law or in equity.

8.5 Resolution of Disputes.  Subject only to the provisions of Section 8.4 above, any dispute involving the interpretation or application of this Agreement which cannot be resolved by negotiation among the Parties may be submitted by either the Investor or the Company to final and binding arbitration before a panel of three arbitrators selected in accordance with the then obtaining rules of the American Arbitration Association in New York, New York (the AAA”).  The decision and award of the arbitrators shall, absent manifest error, be final and binding upon all of the Parties to this Agreement and may be enforced in any federal or state court of competent jurisdiction in New York.

8.6 Notices.  All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid (effective when delivered by hand or telecopy, one day after dispatch by overnight courier, and three Business Days after dispatch by mail), as follows:

(a)	if to the Company or Proxy Holder, to:

National Holdings Corporation
120 Broadway, 27th Floor
New York, NY 10271
Facsimile: (212) 471-8010
Attention: Mark Goldwasser, CEO

with a copy to:

             Littman Krooks LLP
             655 Third Avenue, 20th Floor
                      New York, NY 10017
                      Facsimile: (212) 490-2990
                      Attention: Mitchell C. Littman

(b)           if to the Investor,

Fund.Com Inc.
14 Wall Street, 20th Floor
New York, NY 10005
Attention: Gregory Webster, CEO
Fax: (212) 618-1705

with copies to:

Pillsbury Winthrop Shaw Pittman LLP	Hodgson Russ LLP
1540 Broadway	1540 Broadway
New York, NY 10036-4039	New York, New York 10036
Attention: Ronald A. Fleming, Esq.	Stephen A. Weiss, Esq
Fax: (212) 298-9931	Fax: (212) 751-0928

        8.7 Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.8 Entire Agreement.  This Agreement and the Purchase Agreement contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

8.9 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.  In the event that any signature (including a financing signature page) is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.10 Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

8.11    Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the state or federal court of the State of New York located in the City of New York, and each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in this Section 8.10 shall be deemed effective service of process on such Party.

8.12 Remedies Not Exclusive.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either Party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

8.13 Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OT OF OR RELATED TO THIS AGREEMENT, THE PROXY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

8.14 Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Proxy, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

8.15 Disclosure.  The Investor hereby authorizes the Company to publish or disclose in any Company SEC Reports, including, without limitation, a Schedule 13D, its identity and the nature of its commitments, arrangements and understandings under this Agreement.

8.16 Legend on Share Certificates.  Each certificate representing any Securities shall be endorsed by the Company with a legend reading substantially as follows:

“THE RIGHT TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS.”

[balance of this page left blank, signature page follows]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

NATIONAL HOLDINGS CORPORATION

By:
_____________________________________
      Mark Goldwasser, CEO

_____________________________________
       Leonard J. Sokolow

_____________________________________
      Mark Goldwasser

_____________________________________
      Christopher C. Dewey

FUND.COM, INC.

By:
      Gregory Webster, CEO

Purchased Shares beneficially owned:

5,000 shares of the Company’s Series C Preferred Stock, initially convertible in 6,666,666 shares of the Company’s Common Stock

Class A Warrant to purchase 17,500 shares of the Company’s Series C Preferred Stock, initially convertible in 23,333,333 shares of the Company’s Common Stock.

Class B Warrant to purchase 2,000,000 shares of the Company’s Common Stock.

SCHEDULE B

LIST OF INVESTOR DESIGNEES

Name of Investor Designees	Delivery of Notices
___________________________ ________________________

____________________
________________________
___________________
Email:

____________________
________________________
___________________
Email:

Copies to:

Pillsbury Winthrop Shaw Pittman LLP1540 Broadway
New York, NY 10036-4039
        Attention: Ronald A. Fleming, Esq.Fax: (212) 298-9931
Email:  ron.fleming@pillsburylaw.com

Hodgson Russ LLP
1540 Broadway
New York, NY 10036
          Attention: Stephen A. Weiss, Esq.Fax: (212) 751-0928
                Email: sweiss@hodgsonruss.com

EXHIBIT F
WAIVER AND AGREEMENT

WAIVER AND AGREEMENT (“Agreement”) dated as of March 11, 2009 by and between St. Cloud Capital Partners II, L.P. (“St. Cloud II”) and National Holdings Corporation (the “Company”).

RECITALS:

WHEREAS, St. Cloud II and the Company are parties to a Securities Purchase Agreement dated as of March 31, 2008 (the “March SPA”); and
WHEREAS, pursuant to the March SPA, the Company issued to St. Cloud II (i) a 10% Senior Subordinated Convertible Promissory Note in the principal amount of $3 million (the “March Note”) and (ii) a warrant to purchase 375,000 shares of the Company’s Common Stock (the “March Warrant” and with the March Note and the March SPA, the “March Agreements”); and

WHEREAS, St. Cloud II and the Company are parties to a Securities Purchase Agreement dated as of June 30, 2008 (the “June SPA”); and

WHEREAS, pursuant to the June SPA, the Company issued to St. Cloud II (i) a 10% Senior Subordinated Convertible Promissory Note in the principal amount of $3 million (the “June Note”) and (ii) a warrant to purchase 468,750 shares of the Company’s Common Stock (the “June Warrant” and with the June Note and the June SPA, the “June Agreements”); and

WHEREAS, pursuant to a term sheet between the Company and the investor identified therein (the “Investor”) dated February 2, 2009 (“Term Sheet”), a copy of which has been previously delivered to St. Cloud II, it is intended that pursuant to definitive agreements between the Company and the Investor (the “Investor Agreements”), among other things, the Company will (i) create and issue a new series of preferred stock (the “Series C Stock”), which Series C Stock will, under certain circumstance, provide the Investor the right to vote 50% of the total number of shares of Common Stock, par value $0.02 per share (“Common Stock”) as of the record date for any matter requiring a vote of Company stockholders, plus one (1) (the “Series C Super Voting Rights”), (ii) issue a warrant which, if exercised, will entitle the Investor to acquire additional Series C Stock (or under certain circumstances, Common Stock), as the result of which the Holder may become the beneficial owner of 50% or more of the issued and outstanding Common Stock of the Company (the “A Warrant”),  (iii) extend and/or enter into new employment agreements with senior management of the Company (collectively the “New Employment Agreements”) and (iv)  establish a management option pool for the benefit of the management of the Company (“Management Pool”); and
WHEREAS, in order to have a sufficient number of shares of Common Stock available for issuance upon conversion of the Series C Stock, the Company will seek to increase its authorized Common Stock from 50,000,000 to 100,000,000 shares (the “Charter Amendment”);

WHEREAS, the Company’s Board of Directors (“Board”) has created a special committee of the Board compromised of independent directors (the “Special Committee”) to, among other things, approve the terms and conditions of the New Employment Agreements and the Management Pool; and
WHEREAS, the waivers requested from St. Cloud II hereunder shall become effective if but only if the Investor Agreements are actually entered into between the Company and the Investor and delivered and the Investor purchases for $5,000,000, an aggregate of 5,000 shares of the Series C Stock (the “Waiver Effective Date”).

NOW THEREFORE, the parties hereto agree as follows, as of the Waiver Effective Date:

1.           Waiver and Amendment of Certain Rights and Provisions under the March Agreements.

(a)           St. Cloud II hereby permanently and irrevocably waives the provisions of Sections 7.10(l) and Section 7.10(m) of the March SPA with respect to creation of the Class C Stock and the Charter Amendment;

(b)           Provided that approval has been granted by the Special Committee, St. Cloud II hereby permanently and irrevocably waives the provisions of Sections 7.10(d) and Section 7.10(f) of the March SPA with respect to the New Employment Agreements and the Management Pool;

(c)           St. Cloud II hereby permanently and irrevocably waives the provisions of Section 7(a) of the March Note providing for mandatory prepayment of the Note due to the Series C Super Voting Rights; and

(d)           St. Cloud II hereby permanently and irrevocably waives the ‘Change of Control’ provisions of Section 7(a) of the March Note providing for mandatory prepayment of the Note due to the Investor or its affiliates owning, at any point in time, 50% of more of the outstanding voting power of the Company by way of any combination of ownership of (i) shares of Common Stock and/or shares of Series C Shares and (ii) shares of Common Stock and/or shares of Series C Shares issued pursuant to the exercise of the A Warrant (the “Investor 50% Threshold”); and
(e)           St. Cloud II hereby permanently and irrevocably waives the provisions of Section 5(d) of the March Warrant providing for adequate provision to be made under the March Warrant due to the Series C Super Voting Rights and the occurrence of the Investor 50% Threshold; and

(f)           St. Cloud II hereby agrees that the first sentence of Section 4 of the March Note is hereby amended in its entirety to read as follows:

“At the option of the Company, which may be exercised upon ten (10) business days notice to the Holder (“Notice of Redemption”) at any time or from time to time commencing March 31, 2009, this Note may be redeemed in whole or in part at redemption prices as follows: (i) 115% of the Principal Amount of this Note plus accrued and unpaid interest through the date of redemption if the Notice of Redemption is delivered between March 31, 2009 and March 31, 2010, (ii) 135% of the Principal Amount of this Note plus accrued and unpaid interest through the date of redemption if the Notice of Redemption is delivered between March 31, 2010 and March 31, 2011, (iii) 145% of the Principal Amount of this Note plus accrued and unpaid interest through the date of redemption if the Notice of Redemption is delivered between March 31, 2011 and March 31, 2012.”

2.           Waiver of Certain Rights under the June Agreements

(a)           St. Cloud II hereby permanently and irrevocably waives the provisions of Sections 7.10(l) and Section 7.10(m) of the June SPA with respect to creation of the Class C Stock and the Charter Amendment;

(b)           Provided that approval has been granted by the Special Committee, St. Cloud II hereby permanently and irrevocably waives the provisions of Sections 7.10(d) and Section 7.10(f) of the June SPA with respect to the New Employment Agreements and the Management Pool;

(c)           St. Cloud II hereby permanently and irrevocably waives the provisions of Section 7(a) of the June Note providing for mandatory prepayment of the Note due to the Series C Super Voting Rights; and

(d)           St. Cloud II hereby permanently and irrevocably waives the ‘Change of Control’ provisions of Section 7(a) of the June Note providing for mandatory prepayment of the Note due to the occurrence of the Investor 50% Threshold; and

(e)           St. Cloud II hereby permanently and irrevocably waives the provisions of Section 5(d) of the June Warrant providing for adequate provision to be made under the June Warrant due to the Series C Super Voting Rights and the occurrence of the Investor 50% Threshold; and

(f)           St. Cloud II hereby agrees that the first sentence of Section 4 of the June Note is hereby amended in its entirety to read as follows:

“At the option of the Company, which may be exercised upon ten (10) business days notice to the Holder (“Notice of Redemption”) at any time or from time to time commencing June 30, 2009, this Note may be redeemed in whole or in part at redemption prices as follows: (i) 115% of the Principal Amount of this Note plus accrued and unpaid interest through the date of redemption if the Notice of Redemption is delivered between June 30, 2009 and June 30, 2010, (ii) 135% of the Principal Amount of this Note plus accrued and unpaid interest through the date of redemption if the Notice of Redemption is delivered between June 30, 2010 and June 30, 2011, (iii) 155% of the Principal Amount of this Note plus accrued and unpaid interest through the date of redemption if the Notice of Redemption is delivered between June 30, 2011 and June 30, 2012.”

3.           No Other Waiver. Anything contained herein to the contrary notwithstanding, the parties hereto expressly acknowledge and agree that the waivers granted by St. Cloud II pursuant to Section 2 hereof are on a one-time basis, relate only to the transactions contemplated by the Term Sheet and are not and should not be deemed to be a waiver of any other rights under the March Agreements and the June Agreements, all of which are expressly reserved.

4.           Warrant Issuance.  In consideration for, and as a material inducement to, St. Cloud II’s agreement to the waivers and amendments set forth herein, on the Waiver Effective Date, the Company shall issue to St. Cloud II the following warrants to purchase shares of the Company’s common stock:

(a)           A five-year Warrant (the “First Warrant”) to purchase 1,000,000 shares of Common Stock at an exercise price of $0.75 per share (with both cash and cashless exercise provisions) in the form attached hereto as Exhibit A; and

(b)           A Warrant exercisable until December 31, 2009 (subject to a one year extension if the A Warrant issued to the Investor is extended to June 30, 2010 pursuant to its terms) (the “Second Warrant”) to purchase 3,000,000 shares of Common Stock at an exercise price of $0.75 per share (without a cashless exercise right), exercisable, however, only on a pro rata basis to the extent that the Class A Warrant is exercised during the term of the Second Warrant, in the form attached hereto as Exhibit B.

5.           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements contained herein.

6.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.  In the event that any signature (including a financing signature page) is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to choice of law provisions thereof).

IN WITNESS WHEREOF, the parties have caused this Waiver and Agreement to be executed as of the day and year first above written.

NATIONAL HOLDINGS CORPORATION

By:________________________________

Title:________________________________

ST. CLOUD CAPITAL PARTNERS II, L.P.

Its: General Partner

By:________________________________
Marshall S. Geller
Managing Member

FORM OF EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into as of April ___, 2009, by and between National Holdings Corporation, a Delaware corporation (the “Company”) and ____________ (the “Executive”).

Recitals

WHEREAS, the Company wishes to employ the Executive, and Executive wishes to be so employed by the Company, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Executive hereby agree as follows:

Agreement

Definitions.  When used in this Agreement, the following terms shall have the following meanings:

“Accrued Obligations” shall mean:

any accrued but unpaid salary through the Termination Date;

any unpaid or unreimbursed expenses incurred in accordance with Company policy, including amounts due under Section 5(a) hereof, to the extent incurred during the Term of Employment;

any benefits provided under the Company’s Executive benefit plans upon a termination of employment, in accordance with the terms therein, including rights to equity in the Company pursuant to any plan or grant, and settlement of any Equity Awards in accordance with the terms of such Equity Awards;

any unpaid Bonus in respect to any completed fiscal year that has ended on or prior to the end of the Term of Employment; and

rights to indemnification by virtue of the Executive’s position as an officer or director of the Company or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company, in accordance with its terms thereof.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, with respect to the Executive, the following:

the commission of a felony or other crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any Related Entity or any of its or their respective customers or suppliers; or

breach of fiduciary duty, willful misconduct or gross negligence with respect to the Company or any Related Entity; or

substantial and repeated failure to perform duties as reasonably directed by the Board; provided, however, that if any such breach is subject to cure, Executive shall be entitled to written notice of and an opportunity to cure such breach to the Board’s reasonable satisfaction within 30 calendar days of notice of such breach; or

material breach of this Agreement; provided, however, that if any such breach is subject to cure, Executive shall be entitled to written notice of and an opportunity to cure such breach to the Board’s reasonable satisfaction within 30 calendar days of notice of such breach; or

any action taken against Executive by a regulatory body or self-regulatory organization that materially impairs the Executive from performing his duty for a period of more than 180 days; or

alcoholism or drug addition which materially impairs the Executive’s ability to perform his duties.

An act or failure to act shall not be “willful” if (A) done by the Executive in good faith and (B) the Executive reasonably believed that such action or inaction was in the best interests of the Company and the Related Entities.

“Change in Control of the Company” shall mean:

consummation of a reorganization, merger or consolidation, sale, disposition of all or substantially all of the assets or stock of the Company or any other similar corporate event (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

approval by the Board of Directors of the Company of a complete dissolution or liquidation of the Company; or

any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes, after the Commencement Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors of the Company.

Notwithstanding the foregoing, for the purpose of this Agreement, a Change in Control of the Company shall not apply to the transactions contemplated (the “Financing”) by that certain Securities Purchase Agreement, dated March __, 2009 (the “Purchase Agreement”), by and between the Company and Fund.Com, Inc., a Delaware corporation, and Executive hereby permanently and irrevocably waives the right to assert any claim under this Agreement that would otherwise be triggered by a Change in Control of the Company as it relates to the Financing or any transactions contemplated by the Financing, other than as relate to Strategic Acquisitions, as defined in the Purchase Agreement.

 “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commencement Date” shall mean April ___, 2009.

“Confidential Information” shall mean all trade secrets and information disclosed to the Executive or known by the Executive as a consequence of or through the unique position of his employment with the Company or any Related Entity (including information conceived, originated, discovered or developed by the Executive and information acquired by the Company or any Related Entity from others) prior to or after the date hereof, and not generally or publicly known (other than as a result of unauthorized disclosure by the Executive), about the Company or any Related Entity or its business.

“Disability” shall have the meaning set forth in a policy or policies of long-term disability insurance, if any, the Company obtains for the benefit of itself and/or its employees.  If there is no definition of “disability” applicable under any such policy or policies, if any, then the Executive shall be considered disabled due to mental or physical impairment or disability, despite reasonable accommodations by the Company and any Related Entity, to perform his customary or other comparable duties with the Company and any Related Entity immediately prior to such disability for a period of at least 120 consecutive days or for at least 180 non-consecutive days in any 12-month period.

“Draw” shall mean a loan or advance versus a Base Salary or other forms of compensation provided for in Section 4(a) hereof.

“Equity Awards” shall mean any stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or other equity based awards granted by the Company to the Executive.

“Excise Tax” shall mean any excise tax imposed by Section 4999 of the Code, together with any interest and penalties imposed with respect thereto, or any interest or penalties incurred by the Executive with respect to any such excise tax.

“Expiration Date” shall mean the date on which the Term of Employment, including any renewals thereof under Section 3(b) hereof, shall expire.

“Good Reason” shall mean:

the assignment to the Executive of any duties inconsistent in any material respect with the Executive’s position (including status, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(b) hereof, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive; or

any material failure by the Company to comply with any of the provisions of Section 4 hereof, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Executive; or

the Company’s requiring the Executive to be based at any office or location located more than fifty (50) miles outside of New York, New York, except for travel reasonably required in the performance of the Executive’s responsibilities; or

any decrease in salary or bonuses payable pursuant to the terms of this Agreement without the Executive’s written consent.

“Related Entity” shall mean the Company and any direct or indirect subsidiary of the Company or the subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a subsidiary holds a substantial ownership interest, directly or indirectly.

“Restricted Period” shall be the Term of Employment and the twelve (12) month period immediately following termination of the Term of Employment; provided, however, that if the Company terminates the Executive’s employment for Cause, or Executive terminates his employment without Good Reason, the twelve (12) month period shall be extended to eighteen (18) months.

“Severance Amount” shall mean (i) one hundred fifty percent (150%) of the Executive’s annual Base Salary in the event of termination of employment without Cause or with Good Reason and (ii) one hundred (100%) percent of the Executive’s annual Base Salary for any other termination of employment.

“Severance Term” shall mean the eighteen (18) month period following the Termination Date.

“Stock Option Plan” shall mean the Stock Option Plan set forth in that certain Securities Purchase Agreement, by and between the Company and Fund.Com, Inc., of even date herewith.

Term of Employment” shall mean the period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement.

“Termination Date” shall mean the date on which the Term of Employment ends.

“Vice Chairman” shall mean a Vice Chairman of the Board of Directors of the Company.

Employment.

Employment and Term.  The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, during the Term of Employment on the terms and conditions set forth herein.

Duties of Executive.  During the Term of Employment, the Executive shall be employed and serve as a ____________, and shall have such duties typically associated with such title and shall exercise such power and authority as may from time to time be delegated to him by the Board.  The Executive shall devote no less than forty (40%) percent of his business time, attention and efforts to the performance of his duties under this Agreement, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company.  The Executive shall not engage in any other business or occupation during the Term of Employment that (i) conflicts with the interests of the Company or its Related Entities, (ii) interferes with the proper and efficient performance of his duties for the Company, or (iii) interferes with the exercise of his judgment in the Company’s best interests.  Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (x) serve on corporate (subject to prior approval of the Board), civic or charitable boards or committees, (y) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (z) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive’s responsibilities to the Company in accordance with this Agreement.  The Executive represents he holds all licenses and regulatory approvals necessary to perform these responsibilities, including holding a Series 7, a Series 24 and a Series 63.  As of the date hereof, the Executive is approved to be a member of the boards listed on Exhibit A attached hereto.

Term.

Initial Term.  The initial Term of Employment under this Agreement, and the employment of the Executive hereunder, shall commence on the Commencement Date and shall expire on the fifth anniversary of such Commencement Date, unless sooner terminated in accordance with Section 6 hereof.

Renewal Terms.  At the end of the Initial Term, the Term of Employment automatically shall renew for successive one (1) year terms (subject to earlier termination as provided in Section 6 hereof), unless the Company or the Executive delivers written notice to the other at least ninety (90) days prior to the Expiration Date of its or his election not to renew the Term of Employment.

(c)           Release.  Upon termination of this Agreement in accordance with the terms contained herein, as a condition to receiving any payments or benefits to which he is entitled under the terms of this Agreement, the Executive shall execute and deliver to the Company a release in the form attached hereto as Exhibit B within thirty (30) days following his termination of employment.  Such release shall remain in full force and effect so long as the Company is in compliance with its obligations to pay severance and provide the other post-termination benefits hereunder, subject to the Executive continuing to abide by the post-termination obligations and covenants contained herein.

Compensation.

Base Salary.  The Executive shall receive an initial base salary of $________ per annum which shall increase five percent (5%) per annum beginning on the first anniversary of the Commencement Date and each anniversary date thereafter (the "Base Salary").  Such Base Salary shall be payable in installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes.  The Base Salary and Executive’s other forms of compensation shall be reviewed, at least annually, and may, by action and in the discretion of the Board, be increased (but may not be decreased) at any time or from time to time.  In no event shall the Base Salary be deemed a Draw.

Bonuses.  During the Term of Employment, the Executive swill be eligible to receive on a fiscal year basis a cash bonus from the Company as the Board or Compensation Committee may in its sole and absolute discretion determine based upon its assessment of the performance of the Executive in the following areas:  (A) revenue growth of the Company, (B) new business development, (C) investor relations, (D) communication with the Board of Directors, and (E) special projects as assigned by the Board of Directors.

Other Compensation.  Subject to compliance with any and all applicable SEC, FINRA, or other federal or state rules and regulations, and the policies and procedures of the Company’s Broker Dealer subsidiaries, and the general oversight of the Board or Compensation Committee, Executive shall have the right to receive in his capacity as a registered representative of National Securities Corporation, a fifty (50%) percent payout based on the applicable investment banking grid in effect from time to time.  Such payout may be in the form of sales commissions, fees, warrants and/or other compensation received by National Securities Corporation in connection with corporate finance activities.

Expense Reimbursement and Other Benefits.

Reimbursement of Expenses.  Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company, including, without limitation, expenses relating to his cell phone and his Blackberry or other similar devices.  The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

Compensation/Benefit Programs.  During the Term of Employment, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.  The benefits currently provided by the Company to its Executives are as stated in the Company’s Executive handbook, which is subject to change.    In addition, during the Term of Employment, the Company shall pay (at the “Buy-Up Premium” level) all health insurance premiums required to be made on behalf of the Executive and his dependents with respect to their participation in such health plans. Should Executive not want to participate in the Company's health plan, the Company will reimburse Executive for the expense incurred in participating in another plan in an amount not to exceed the cost of participation of Executive and his dependents in the Company’s health plan. Additionally, Executive shall be added as an insured to any director and officer and errors and omissions insurance policy that the Company or any of the Company’s subsidiaries or affiliates hereafter procures.

Working Facilities.  During the Term of Employment, the Company shall furnish the Executive with an office, a personal assistant, other secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.  The Company and the Executive acknowledge and agree that the personal assistant or other secretarial help assigned to the Executive shall also be responsible for handling certain personal matters that may be assigned to them from time to time by the Executive.

Automobile.  During the Term of Employment, the Company shall provide the Executive with a non-accountable automobile allowance (inclusive of parking) of $750.00 per month.

Equity Awards.  The Executive shall participate in the Stock Option Plan pursuant to which the Company shall grant to Executive certain options (“Options”) to purchase common stock of the Company upon such terms and conditions set forth therein.  To the extent that any stock options granted hereunder are not made pursuant to the Company’s 2008 Stock Option Plan or other plan covered by a registration statement declared effective by the Securities and Exchange Commission (the “SEC”), the Company agrees to file with the SEC, within a reasonable period following the grant of such options, a Form S-8 registration statement covering the shares of common stock issuable upon exercise of the stock options.  In addition, the Executive shall be eligible to be granted Equity Awards under (and therefore subject to all terms and conditions of) the Company’s 2008 Stock Option Plan or such other plans or programs as the Company may from time to time adopt, and subject to all rules of regulation of the Securities and Exchange Commission applicable thereto.  The number and type of Equity Awards, and the terms and conditions thereof, shall be determined by the Compensation Committee of the Board of the Company, in its discretion and pursuant to the plan or arrangement pursuant to which they are granted.  Notwithstanding any other provision in this Agreement, in the event of a Change in Control during the Term of Employment, all Options granted to Executive shall immediately vest and be exercisable.

Other Benefits.  The Executive shall be entitled to five (5) weeks of paid vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Executive hereunder.  Any vacation time not taken by Executive during any calendar year may be carried forward into any succeeding calendar year.  The Executive shall receive such additional benefits, if any, as the Board shall from time to time determine.

Termination.

General.  The Term of Employment shall terminate upon the earliest to occur of (i) the Executive’s death, (ii) a termination by the Company by reason of the Executive’s Disability, (iii) a termination by the Company with or without Cause or (iv) a termination by Executive with or without Good Reason.  Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, the Executive shall resign from any and all directorships, committee memberships or any other positions the Executive holds with the Company or any of its Related Entities.  Upon termination of Executive’s employment with the Company pursuant to this Section, all compensation and benefits shall cease to accrue upon discharge of Executive and the Company shall have no further obligations to the Executive or his heirs, administrators, or executors with respect to compensation and benefits thereafter, except to pay the Executive or his heirs, administrators or executors as set forth in this Section.

Termination by Company for Cause.  The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment for Cause.   For purposes of this Section 6(b), any good faith determination by the Board of Cause shall be binding and conclusive on all interested parties.  In the event that the Term of Employment is terminated by the Company for Cause, the Executive shall be entitled only to the Accrued Obligations, payable within a reasonable period following the Termination Date.

Disability.  The Company shall have the option to terminate the Term of Employment upon written notice to the Executive, at any time during which the Executive is suffering from a Disability.  In the event that the Term of Employment is terminated due to the Executive’s Disability, the Executive shall be entitled to:

the Accrued Obligations, payable as soon as reasonably practicable following the Termination Date;

the Termination Year Bonus, payable within four (4) months after the last day of the Bonus Period in which the Termination Date occurs;

the Severance Amount, payable in equal monthly installments during the Severance Term commencing with the first calendar month immediately following the month in which the employment of Executive has been terminated;

continuation of the health benefits provided to the Executive and his covered dependents under the Company health plans as in effect from time to time after the date of such termination with the Company paying all premiums relating thereto until the earlier of:  (A) eighteen (18) months following the Termination Date, or (B) the date the Executive commences employment with any person or entity and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Executive to elect to continue his health insurance pursuant to COBRA; and

all Options granted to Executive to purchase the Company’s common stock prior to or after the date of this Agreement shall immediately vest and be exercisable for a period of nine (9) months from the date of the termination; provided, however, such period of nine (9) months shall not exceed the earlier of the latest date upon which such options could have expired by their original terms under any circumstances or the tenth anniversary of the original date of grant of such options.

Death.  In the event that the Term of Employment is terminated due to the Executive’s death, the estate of the Executive shall be entitled to:

the Accrued Obligations, payable as soon as reasonably practicable following the Termination Date;

the Termination Year Bonus, payable within four (4) months after the last day of the Bonus Period in which the Termination Date occurs;

the Severance Amount, payable in equal monthly installments during the Severance Term commencing with the first calendar month immediately following the month in which the employment of Executive has been terminated;

continuation of the health benefits provided to the Executive’s covered dependents under the Company health plans as in effect from time to time after the Executive’s death with the Company paying all premiums relating thereto until eighteen (18) months following the Termination Date; provided, however, that as a condition of continuation of such benefits, the Company may require the covered dependents to elect to continue such health insurance pursuant to COBRA; and

all Options granted to Executive to purchase the Company’s common stock prior to or after the date of this Agreement shall immediately vest and be exercisable for a period of nine (9) months from the date of the termination; provided, however, such period of nine (9) months shall not exceed the earlier of the latest date upon which such options could have expired by their original terms under any circumstances or the tenth anniversary of the original date of grant of such options.

Termination Without Cause.  The Company may terminate the Term of Employment at any time without Cause, by written notice to the Executive.  In the event that the Term of Employment is terminated by the Company without Cause (other than due to the Executive’s death or Disability), the Executive shall be entitled to:

Accrued Obligations, payable as soon as reasonably practicable following the Termination Date;

the Termination Year Bonus, payable within four (4) months after the last day of the Bonus Period in which the Termination Date occurs;

the Severance Amount, payable in equal installments during the Severance Period commencing with the first business day in the first calendar month immediately following the month in which the employment of Executive has been terminated;

continuation of the health benefits provided to the Executive and his covered dependents under the Company health plans as in effect from time to time after the date of such termination with the Company paying all premiums until the earlier of: (A) eighteen (18) months following the Termination Date, or (B) the date the Executive commences employment with any person or entity and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Executive to elect to continue his health insurance pursuant to COBRA; and

all Options granted to purchase the Company’s common stock prior to or after the date of this Agreement shall immediately vest and be exercisable for a period of nine (9) months from the date of the termination; provided, however, such period of nine (9) months shall not exceed the earlier of the latest date upon which such options could have expired by their original terms under any circumstances or the tenth anniversary of the original date of grant of such options.

Termination by Executive for Good Reason.  The Executive may terminate the Term of Employment for Good Reason by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within thirty (30) days of the occurrence of such event.  During such thirty (30) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, the Executive’s termination shall be effective upon the date immediately following the expiration of the thirty (30) day notice period, and the Executive shall be entitled to the same payments and benefits as provided in Section 6(e) above for a termination without Cause.

Termination by Executive Without Good Reason.  The Executive may terminate his employment without Good Reason by providing the Company thirty (30) days’ written notice of such termination.  In the event of a termination of employment by the Executive under this Section 6(g), the Executive shall be entitled only to the Accrued Obligations.  In the event of termination of the Executive’s employment under this Section 6(g), the Company may, in its sole and absolute discretion, by written notice, accelerate such date of termination and still have it treated as a termination without Good Reason.

Termination Upon Expiration Date.  In the event that Executive’s employment with the Company terminates upon the expiration of the Term of Employment, the Executive shall be entitled to only the Accrued Obligations, payable within a reasonable period following the Termination Date.   In addition, if the Term of Employment terminates either because the Company refused to extend the Term of Employment without Cause (and other than by reason of the Executive’s Disability), or the Executive refused to extend the Term for Good Reason, the Company shall pay the Executive:

the Accrued Obligations, payable as soon as practicable following the Termination Date;

the Termination Year Bonus, payable within 2 1/2 months after the last day of the Bonus Period in which the Termination Date occurs;

the Severance Amount, payable in equal monthly installments during the Severance Term;

continuation of the health benefits provided to the Executive and his covered dependants under the Company health plans as in effect from time to time after the date of such termination until the earlier of: (A) eighteen (18) months following the Termination Date, or (B) the date the Executive commences employment with any person or entity and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Executive to elect to continue his health insurance pursuant to COBRA; and

all Options granted to Executive to purchase the Company’s common stock prior to or after the date of this Agreement shall immediately vest and be exercisable for a period of nine (9) months from the date of the termination; provided, however, such period of nine (9) months shall not exceed the earlier of the latest date upon which such options could have expired by their original terms under any circumstances or the tenth anniversary of the original date of grant of such options.

Change in Control of the Company.  If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason during the six (6) month period immediately following the Change in Control of the Company, then in lieu of any amounts otherwise payable under Sections 6(e) or 6(f) hereof, the Executive shall be entitled to:

the Accrued Obligations, payable as soon as reasonably practicable following the Termination Date;

the Termination Year Bonus, payable within four (4) months after the last day of the Bonus Period in which the Termination Date occurs;

the Severance Amount, payable in equal monthly installments during the Severance Period commencing with the first calendar month immediately following the month in which the employment of Executive has been terminated;

continuation of the health benefits provided to Executive and his covered dependants under the Company health plans as in effect from time to time after the date of such termination with the Company paying all premiums until the earlier of: (A) eighteen (18) months following the Termination Date, or (B) the date the Executive commences employment with any person or entity and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Executive to elect to continue his health insurance pursuant to COBRA; and

all Options granted to Executive to purchase the Company’s common stock prior to or after the date of this Agreement shall immediately vest and be exercisable for a period of nine (9) months from the date of the termination; provided, however, such period of nine (9) months shall not exceed the earlier of the latest date upon which such options could have expired by their original terms under any circumstances or the tenth anniversary of the original date of grant of such options.

Section 280G Additional Payments by the Company.

Anything in this Agreement to the contrary notwithstanding, in the event that the Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the “nature of compensation” (whether pursuant to the terms of any plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively, the “Company Payments”), and such Company Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), the Company shall pay to the Executive at the time specified in clause (iv) hereof an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and local income or payroll tax upon the Gross-Up Payment provided for by this clause (i), but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payment.

For purposes of determining whether any of the Company Payments and Gross-Up Payment (collectively, the “Total Payments”) will be subject to the Excise Tax and the amount of such Excise Tax, (A) the Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company’s independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the Code) or tax counsel selected by such accountants or the Company (the “Accountants”) such Total Payments (in whole or in part):  (1) do not constitute “parachute payments,” (2) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the “base amount” or (3) are otherwise not subject to the Excise Tax, and (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.  In the event that the Accountants are serving as accountants or auditors for the individual, entity or group effecting the change in control (within the meaning of Section 280G of the Code), the Executive may appoint another nationally recognized accounting firm to make the determinations hereunder (which accounting firm shall then be referred to as the “Accountants” hereunder).  All determinations hereunder shall be made by the Accountants which shall provide detailed supporting calculations both to the Company and the Executive at such time as it is requested by the Company or the Executive.  The determination of the Accountants shall be final and binding upon the Company and the Executive.

For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence for the calendar year in which the Company Payments are to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.  In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.  Notwithstanding the foregoing, in the event that any portion of the Gross-Up Payment to be refunded to the Company has been paid to any U.S. federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion.  The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if the Executive’s claim for refund or credit is denied.  In the event that the Excise Tax is later determined by the Accountants or the Internal Revenue Service (or other taxing authority) to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) promptly after the amount of such excess is finally determined.

The Gross-Up Payment or portion thereof provided for in clause (iii) shall be paid not later than the thirtieth (30th) day following an event occurring which subjects the Executive to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Accountants, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to clause (iii), as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth (90th) day after the occurrence of the event subjecting the Executive to the Excise Tax.  Subject to clauses (iii) and (viii) hereof, in the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Company to control issues related to the Excise Tax (at the Company’s expense), provided that such issues do not potentially materially adversely affect the Executive, but the Executive shall control any other issues.  In the event that the issues are interrelated, the Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree, the Executive shall make the final determination with regard to the issues.  In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Company to accompany the Executive, and the Executive and the Executive’s representative shall cooperate with the Company and its Representatives.

The Company shall be responsible for all charges of the Accountants.

The Company and the Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Section 6(i).

Nothing in this Section 6(i) is intended to violate the Sarbanes-Oxley Act of 2002 and to the extent that any advance or repayment obligation hereunder would do so, such obligation shall be modified so as to make the advance a nonrefundable payment to the Executive and the repayment obligation null and void.  The provisions of this Section 6(i) shall survive the termination of the Executive’s employment with the Company for any reason.

Cooperation.  Following the Term of Employment, the Executive shall give his assistance and cooperation willingly, upon reasonable advance notice with due consideration for his other business or personal commitments, in any matter relating to his position with the Company, or his expertise or experience as the Company or any Related Entity may reasonably request, including his attendance and truthful testimony where deemed appropriate by the Company or any Related Entity, with respect to any investigation or the Company’s or any Related Entity’s defense or prosecution of any existing or future claims or litigations or other proceedings relating to matters in which he was involved or potentially had knowledge by virtue of his employment with the Company.  In no event shall his cooperation materially interfere with his services for a subsequent employer or other similar service recipient.  To the extent permitted by law, the Company agrees that (i) it shall promptly reimburse the Executive for his reasonable and documented expenses in connection with his rendering assistance and/or cooperation under this Section 6(k) upon his presentation of documentation for such expenses and (ii) the Executive shall be reasonably compensated for any continued material services as required under this Section 6(k).

Section 409A.

The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  If the Executive notifies the Company (with specificity as to the reason therefore) that the Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Code Section 409A, the Company shall, after consulting with the Executive, reform such provision to try to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Code Section 409A.  To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Code Section 409A.

Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of the Executive’s separation from service, such payment or benefit shall not be made or provided (subject to the last sentence of this Section 6(k)(ii)) prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Executive’s “separation from service” (as such term is defined under Code Section 409A), and (ii) the date of Executive’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 6(k)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

Contact Management Database Rights.  The Company and the Executive each acknowledge and agree that the Executive has developed and currently maintains a contact management database (the “Database”), and the Company acknowledges and agrees that the Executive shall have non-exclusive access to such Database at all times during the Term of Employment and after the Termination Date of this Agreement for any reason not in violation of Section 12 hereof.

Intentionally Deleted.

Taxes.  Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.  In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholding as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

Assignment.  The Company shall have the right to assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder.  The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

Arbitration.

Exclusive Remedy.  The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Executive’s employment with the Company or out of this Agreement, or the Executive’s termination of employment or termination of this Agreement, may not be in the best interests of either the Executive or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty.  Except as otherwise provided in Section 12 hereof, the parties agree that any dispute between the parties arising out of or relating to the Executive’s employment, or to the negotiation, execution, performance or termination of this Agreement or the Executive’s employment, including, but not limited to, any claim arising out of this Agreement, claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Executive Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after employment shall be resolved by arbitration in the New York, New York area, in accordance with the National Employment Arbitration Rules of the American Arbitration Association, as modified by the provisions of this Section 11.  The parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement.  The parties acknowledge and agree that their obligations under this arbitration agreement survive the expiration or termination of this Agreement and continue after the termination of the employment relationship between the Executive and the Company.  Except as otherwise provided in Section 12 hereof, by election of arbitration as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a federal, state or local court with respect to such claims, but may seek to enforce in court an arbitration award rendered pursuant to this Agreement.  The parties specifically agree to waive their respective rights to a trial by jury, and further agree that no demand, request or motion will be made for trial by jury.

Arbitration Procedure and Arbitrator’s Authority.  In the arbitration proceeding, each party shall be entitled to engage in any type of discovery permitted by the Federal Rules of Civil Procedure, to retain its own counsel, to present evidence and cross-examine witnesses, to purchase a stenographic record of the proceedings, and to submit post-hearing briefs.  In reaching his/her decision, the arbitrator shall have no authority to add to, detract from, or otherwise modify any provision of this Agreement.  The arbitrator shall submit with the award a written opinion which shall include findings of fact and conclusions of law.  Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

Effect of Arbitrator’s Decision; Arbitrator’s Fees.  The decision of the arbitrator shall be final and binding between the parties as to all claims which were or could have been raised in connection with the dispute, to the full extent permitted by law.  In all cases in which applicable federal law precludes a waiver of judicial remedies, the parties agree that the decision of the arbitrator shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by the Executive in connection with the dispute, and that the decision and opinion of the arbitrator may be presented in any other forum on the merits of the dispute.  If the arbitrator finds that the Executive was terminated in violation of law or this Agreement, the parties agree that the arbitrator acting hereunder shall be empowered to provide the Executive with any remedy available should the matter have been tried in a court, including equitable and/or legal remedies, compensatory damages and back pay. The arbitrator’s fees and expenses and all administrative fees and expenses associated with the filing of the arbitration shall be borne by the non-prevailing party.

Restrictive Covenants.

Executive recognizes and acknowledges that the Company, Related Entities and their subsidiaries, through the expenditure of considerable time and money, have developed and will continue to develop in the Confidential Information. In consideration of his continued employment by the Company hereunder, Executive agrees that he will not, during the Restricted Period, directly or indirectly, make any disclosure of Confidential Information now or hereafter possessed by the Company, Related Entities, and/or any of their current or future, direct or indirect subsidiaries (collectively, the "Group"), to any person, partnership, corporation or entity either during or after the term hereunder, except to employees of the Group and to others within or without the Group, as Executive may deem necessary in order to conduct the Group's business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The foregoing shall not apply to information which is in the public domain on the date hereof; which, after it is disclosed to Executive by the Group, is published or becomes part of the public domain through no fault of Executive; which is known to Executive prior to disclosure thereof to him by the Group as evidenced by his written records; or, after Executive is no longer employed by the Group, which is thereafter disclosed to Executive in good faith by a third party which is not under any obligation of confidence or secrecy to the Group with respect to such information at the time of disclosure to him. The provisions of this Section 6 shall continue in full force and effect notwithstanding termination of Executive's employment under this Agreement or otherwise.

(b)           Executive agrees that if the Company has made and is continuing to make all required payments to him upon and after termination of his employment, then during the Restricted Period, Executive shall neither directly and/or indirectly (a) solicit, hire and/or contact any prior (within twelve (12) months) or then current employee of the Company and/or Related Entities nor any of their respective direct and/or indirect subsidiaries (collectively, the "Applicable Entities"), nor (b) solicit any business with any prior (within twelve (12) months of termination) or then current customer and/or client of the Applicable Entities. In addition, Executive shall not attempt (directly and/or indirectly) to do anything either by himself or through others that he is prohibited from doing pursuant to this Section 12. Given that this Agreement is providing significant benefits to Executive, Executive hereby agrees that during the Restricted Period, without the prior written consent of the Board, he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, director, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with any business of the Applicable Entities. For purposes of this section, a business shall be deemed to be in competition with any business of the Applicable Entities if it is materially involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by any member of the Applicable Entities within the same geographic area in which such member of the Applicable Entities effects such purchases, sales or dealings or renders such services; provided, however, that for the period commencing with the termination of Executive's employment, a business shall be deemed to be in competition with any business of the Applicable Entities only if it is materially involved in the retail brokerage business. Notwithstanding the foregoing, Executive shall be allowed to make passive investments in publicly held competitive businesses as long as his ownership is less than 5% of such business.

(c)           Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in this Section 12 are a condition of his continued employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.  If Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Company, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter.  This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

Survival.  The respective rights and obligations of the parties hereunder shall survive any termination of the Executive’s employment hereunder, including without limitation, the Company’s obligations under Section 6, and the expiration of the Term of Employment, to the extent necessary to the intended preservation of such rights and obligations.

Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier or sent by registered or certified mail, return receipt requested addressed as set forth herein.  Notices personally delivered or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail.  Notice shall be sent (i) if to the Company, addressed to National Holdings Corporation, 120 Broadway, 27th Floor, New York, NY  10271, Attention: Chairman, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party shall request by notice to the other in accordance with this provision.

Benefits; Binding Effect.  This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

Right to Consult with Counsel; No Drafting Party.  The Executive acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of his own choosing, and, given this, the Executive agrees that the obligations created hereby are not unreasonable.  The Executive acknowledges that he has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.

Severability.  The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions,  section or sections or article or articles had not been inserted.  If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

Waivers.  The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

No Mitigation.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

Section Headings.  The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

No Third Party Beneficiary.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

Indemnification.

Subject to limitations imposed by law, the Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including reasonable attorneys’ fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, Executive or agent of the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The Company also shall pay any and all expenses (including reasonable attorney’s fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

The Company shall pay any expenses (including reasonable attorneys’ fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 24 in advance of the final disposition of such action, suit or proceeding.  The Company shall promptly pay the amount of such expenses to the Executive, but in no event later than 10 days following the Executive’s delivery to the Company of a written request for an advance pursuant to this Section 24, together with a reasonable accounting of such expenses.

The Executive hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 24 if and to the extent that it shall ultimately be found that the Executive is not entitled to be indemnified by the Company for such amounts.

The Company shall make the advances contemplated by this Section 24 regardless of the Executive’s financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required.  Any advances and undertakings to repay pursuant to this Section 24 shall be unsecured and interest-free.

The provisions of this Section 24 shall survive the termination of the Term of Employment or expiration of the term of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

NATIONAL HOLDINGS CORPORATION

By:________________________________
Name:______________________________
Title:_______________________________

EXECUTIVE:________________________________

EXHIBIT A

CURRENT BOARDS

None.

EXHIBIT B

FORM OF RELEASE

I, ________________, on behalf of myself and my heirs, successors and assigns, in consideration of the performance by National Holdings Corporation., a Delaware corporation (together with its Subsidiaries, the “Company”), of its material obligations under the Employment Agreement, dated as of April ___ 2009 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company, its Affiliates, each such Person’s respective successors and assigns and each of the foregoing Persons’ respective present and former directors, officers, partners, stockholders, members, managers, agents, representatives, employees (and each such Person’s respective successors and assigns) (collectively, the “Released Parties”) to the extent provided below.

1.           I understand that any payments or benefits paid or granted to me under Section 6  of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled.  I understand and agree that I will not receive the payments and benefits specified in Section 6 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2.           I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release), whether under the laws of the United States or another jurisdiction and whether known or unknown, suspected or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, have or may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under:  Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, or defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided, however, that nothing contained in this General Release shall apply to, or release the Company from, (i) any obligation of the Company contained in the Agreement to be performed after the date hereof or (ii) any vested or accrued benefits pursuant to any employee benefit plan, program or policy of the Company.

3.           I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.           I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release.  I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.           In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I covenant that I shall not directly or indirectly, commence, maintain or prosecute or sue any of the Released Persons either affirmatively or by way of cross-complaint, indemnity claim, defense or counterclaim or in any other manner or at all on any Claim covered by this General Release.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6.           I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.           I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

8.           Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission, FINRA or any other self-regulatory organization or governmental entity.

9.           Without limitation of any provision of the Agreement, I hereby expressly re-affirm my obligations under Section 12 under the Agreement.

10.           Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

“Affiliate” means, with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of  partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)           I HAVE READ IT CAREFULLY;

(b)           I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)           I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d)           I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY (VIA THE AGREEMENT AND THIS RELEASE) BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e)           I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f)           THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g)           I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EIGHTH DAY FOLLOWING EXECUTION OF THE AGREEMENT;

(h)           I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i)           I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

(j)           THIS RELEASE SHALL REMAIN IN FULL FORCE AND EFFECT SO LONG AS THE COMPANY IS IN COMPLIANCE WITH ITS OBLIGATIONS TO PAY SEVERANCE AND PROVIDE THE OTHER POST-TERMINATION BENEFITS UNDER THE AGREEMENT, SUBJECT TO THE EXECUTIVE CONTINUING TO ABIDE BY THE POST-TERMINATION OBLIGATIONS AND COVENANTS CONTAINED IN THE AGREEMENT.

DATE: ___________ __, ______                                                                                     ______________________________